Restricted Appraisal Report
File 2021-020

USDA Certified Organic Hemp Farm
Located on 824 Acres +/-
On Round Potrero Road, Potrero Valley, San Diego, CA
APN Numbers 602-170-02-00; 604-010-02-00; 604-090-01-00; 604-050-01-00



Prepared For

Green Hygienics Holding, Inc. - 13795 Blaisdale Place, Poway, CA 92064
Phone (778) 839-7373 / E mail: ron7373@gmail.com

Prepared By

Noble R. Tucker Jr. MAI, SRA AI-GRS, Certified General Appraiser
Noble William Tucker, Trainee Appraiser
Tucker Appraisal Service Corporation
Post Office Box 673, Murrieta, CA 92564-0673
Phone Number (951) 677-4888 / E mail: mmtucker@aol.com

Valuation Date
January 9, 2022 – Prospective

Inspection Date
January 9, 2021

Date Prepared
March 10, 2021

TUCKER APPRAISAL SERVICE CORPORATION
NOBLE R. TUCKER JR., MAI, SRA, AI-GRS

SOUTHERN CALIF. OFFICE - PO BOX 673, MURRIETA, CA 92564-0673 • (951)677-4888 (TEL.) • (951)677-4891 (FAX)

March 10, 2021

Green Hygienics Holding, Inc.
13795 Blaisdale Place, Poway, CA 92064
Phone (778) 839-7373
E mail: ron7373@gmail.com

Reference:	USDA Certified Organic Hemp Farm on 824 Acres +/- located on Round Potrero Road, Potrero Valley, San Diego, CA and identified by Assessor Parcel Numbers 602-170-02-00; 604-010-02-00; 604-090-01-00; & 604-050-01-00
Our Job No:	File 2021-020

Dear Client:

Pursuant to your request and authorization, I/we have conducted the investigations and analyses necessary to form an opinion of the market value of the above-referenced property. **The purpose of this Restricted Appraisal Report is to set forth the data, analyses and conclusions relative to our opinion of the Prospective Market Value of the Fee Simple Estate as of January 9, 2022 based on the Extraordinary Assumption that the 392,000 square feet of greenhouses have been completely renovated and the property is operational as an 824-acre Hemp Farm.**

The intended user and client Green Hygienics Holding, Inc. and the intended use is estimate market value for a non-federally related lender. Parties that may receive a copy of the Restricted Appraisal Report do not become intended users unless specified by the client at the time of engagement. Any unauthorized use of this report without written permission of the appraiser and any copies of the report without the written permission of the appraiser are unauthorized and the appraiser is not responsible for the use. A true and original copy of the report has the appraiser's logo in color next to his name and signature. The original reports also have a Corporate Embossed Stamp next to the appraiser's name and no copies of this report are permitted without this color emblem and an original embossed stamp.

The following Restricted Appraisal Report is intended to comply with the reporting requirements as set forth under standards rule 2-2 (b) of The 2020-2021 Uniform Standards of Professional Appraisal Practice (USPAP). It contains limited discussion of the data, reasoning, and analyses that were used to develop the opinions of value. I/we have completed one of the three classical approaches to value which is the Cost Approach. The Sales Comparison Approach was utilized to

determine the land value and is part of the Cost Approach. The Income Approach was not completed as typical market participants would not apply this approach in the valuation of a USDA Certified Organic Hemp Farm when valuing the Tangible Real Property (i.e., Real Estate Land and Buildings). The Income Approach would be utilized if valuating the entire Going Concern and valuing the Going Concern is not part of this appraisal assignment.

It is important to note that the report type requested is an Appraisal Report which is one of the two reporting options. In an Appraisal Report, an appraiser states all the data leading up to the value conclusion, which I/we have done in this case.

My/our opinion of the real property value represents cash or cash equivalent terms and addresses real property only. Based on conversations with brokers, a reasonable marketing time for this property is estimated to be 12 to 24 months based on current market conditions and presuming diligent marketing efforts. The opinion is based on information available as of January 9, 2021, which was the inspection date. Should significant changes occur, my/our opinion may be subject to change.

The valuation of the subject property is intended to be a reasonable professional estimate of value based on known data and information as of a specific date in time. It is not intended to represent a guarantee of future resale value or a guarantee of a specific cash flow. The future value of the subject property is expected to fluctuate due to varied, real estate related investment risk factors. These factors may include but are not limited to; project management, changes in competition, general area employment base changes, population changes, inflation and deflation, changes in entitlement, changes in material and labor costs and their availability, etc. This appraisal is prepared in accordance with the standards and reporting requirements of the Appraisal Institute. Furthermore, it conforms to the current Uniform Standards of Professional Appraisal Practice (USPAP) as adopted by the Appraisal Standards Board of the Appraisal Foundation.

Please note that the value conclusion is a Prospective market value is "a forecast of the value expected at a specified date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the Appraisal Report is written."[1]

This Appraisal is based on the Extraordinary Assumption that the 392,000 square feet in greenhouses have been completely renovated as of January 9, 2022. This is an Extraordinary Assumption, as these greenhouses are still in need of repairs.

It is an Extraordinary Assumption that each of the 28 greenhouses will be fully renovated.

---

7) *The Dictionary of Real Estate Appraisal*, Third Edition (Chicago: Appraisal Institute, 1993), p. 283.

An Extraordinary Assumption is defined in the 2016 Edition of the Dictionary of Real Estate Appraisal as "An assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser's opinions or conclusions. Comment: Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. (USPAP, 2016-2017 ed.) This is also called a Special Assumption."

A Special Assumption is defined in the 2016 Edition of the Dictionary of Real Estate Appraisal as "1. An assumption, directly applicable to a specific service, which, if found to be false, could alter the opinions or conclusions in an appraisal or review. (SVP) 2.An assumption that either assumes facts that differ from the actual facts existing at the valuation date or that would not be made by a typical market participant in a transaction on the valuation date. (IVS)"

Please note that in previous restricted appraisal reports I/we have completed on this project/property these were based on extraordinary assumptions that the improvements would be fully completed and they have not yet been fully completed as of the date of previous prospective dates of value.

"The global outbreak of a "novel coronavirus" known as COVID-19 was officially declared a pandemic by the World Health Organization (WHO). The reader is cautioned and reminded that the conclusions presented in this appraisal report apply only as of the effective date(s) indicated. The appraiser makes no representation as to the effect on the subject property of any unforeseen event, subsequent to the effective date of the appraisal."

Please note that the value conclusion is a Prospective market value is "a forecast of the value expected at a specified date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the Appraisal Report is written."[7]

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows:

Prospective Market Value of the Fee Simple Estate as of January 9, 2022
$ 28,070,000
Twenty Eight Million Seventy Thousand Dollars

7) *The Dictionary of Real Estate Appraisal,* Third Edition (Chicago: Appraisal Institute, 1993), p. 283.

Scope of Work and Statement of Facts

This Restricted Report sets forth only the appraiser's conclusions. Supporting documentation is retained in the appraiser's file. We have used 1 approach to value to develop the opinion of value for the subject property which is the Cost Approach with the Sales Comparison Approach utilized to value the land within the Cost Approach. The appraisers researched comparable properties and reviewed the published information. All data is taken from Costar, Datatree, MLS, Public Records, Loopnet, and land brokers in the area. This appraisal is for the client's use only. It is also important to note that this Restricted Appraisal in combination with the appraiser's work-file constitutes an Appraisal Report.

Noble R. Tucker Jr., MAI, SRA, AI-GRS and Noble William Tucker physically inspected the subject property If you have any further questions, please contact Mr. Noble R. Tucker Jr., MAI, SRA, AI-GRS at Tucker Appraisal Service Corporation (951) 677-4888.

Respectfully submitted,
TUCKER APPRAISAL SERVICE CORPORATION

Respectfully submitted,

TUCKER APPRAISAL SERVICE CORPORATION

Noble R. Tucker Jr., MAI, SRA, AI-GRS
"Certified General Real Estate Appraiser"
CA State Certification No.: AG001532 Exp 01/31/23

Noble William Tucker
"Trainee Appraiser"
CA Lic. No. 3004502 Exp 05/02/23

TABLE OF CONTENTS

Photographs of the Subject Property will look like when fully renovated 8-13
Aerial Map 14,15
USDA Certified Organic Certification – March 14, 2020 17
Certificate of Organic Registration 18
Summary of Salient Facts and Conclusions 19
Assumptions and Limiting Conditions 25
Extraordinary Assumptions & Hypothetical Conditions 28
Certification 30

INTRODUCTION
Purpose of the Report 32
Intended Use and User (s) of the Report 32
Appraisal Development and Reporting Process 32
Date of Valuation 32
Interest Appraised 33
Market Value Defined 33
Highest and Best Use Defined 34
Real Estate & Real Property 34
Legal Description 36
Ownership 37
Subject History 37
Scope of the Appraisal Assignment 37
Competency 39

SUBJECT PROPERTY
County Description 40
Area Overview 48
Hemp Market Overview 53
Cultivation Process – Green Hygienics Holding Inc. 58
Covid 19 61
Aerial Maps & Plat Maps 67
Site Description 75
Soil Conditions /Maps 78
Zoning 86
Flood Map 91
Improvements 92
Photographs of the Subject Property 95
Assessed Valuation and Taxes 102
Highest and Best Use 103

VALUATION
Valuation Methodology 109
Cost Approach 111
Land Valuation 112
Conclusion Cost Approach 135
Reconciliation 136
Valuation 137
Marketing Time / Exposure Period 139

ADDENDA
Title Report
Property Profile Reports
Projections – Income from Farm Operations
Qualifications of the Appraiser (s)
Costs to Complete Renovations on Project
Qualifications and License

PHOTOGRAPH OF COMPLETED GREENHOUSE


3

Note: This greenhouse Shed #3 photograph submitted by the owner

PHOTOGRAPH OF COMPLETED GREENHOUSE



Note: This greenhouse Shed #3 photograph submitted by the owner
The greenhouses will have concrete slabs, steel frame, and extensive electrical.

PHOTOGRAPH OF PROPERTY



Note: This photo is included to give the reader an understanding of the soil which has been turned.

PHOTOGRAPH OF COMPLETED GREENHOUSE


2

Note: This greenhouse Shed #2 photograph submitted by the owner
The greenhouses will have concrete slabs, steel frame, and extensive electrical.

PHOTOGRAPH OF COMPLETED GREENHOUSE



Note: This greenhouse photograph submitted by the owner

PHOTOGRAPHS OF SITE



MAP OF PROJECT WITH GREENHOUSES


SOL VALLEY RANCH
CULTIVATION PLAN
NORTH
GREENHOUSES
12 13 14
8 9 10 11
5 6 7
1 2 3 4
NORTH
FIELD
RESERVOIR
- THREE
NATURAL
RESERVOIR -
ONE
MAIN BARN
AND OFFICE
NEW PROCESSING
FACILITY
RESOVOIR
- TWO
SOUTH
FIELD
8 7 6 5 4 3 2 1
14 13 12 11 10 9
SOUTH
GREENHOUSES

AERIAL MAP



TOPOGRAPHICAL MAP


Wells
2400
Round Potrero
30
25
25
McAlmond Canyon
Well
Well
Round Potrero Ranch
2320
2369
Round Potrero
36
36
31

CCOF CERTIFICATION SERVICES LLC
USDA CERTIFICATION

CCOF
Certification Services, LLC

GREEN HYGIENICS HOLDINGS, INC DBA SOL VALLEY RANCH

1876 Round Potrero Road
Potrero, CA 91963 US

Certified to the USDA organic regulations, 7 CFR Part 205 for the following scope(s)/categories:

Crops (03/14/2020)

Effective Date:
March 14, 2020

Once certified, a production or handling operation's organic certification continues in effect until surrendered, suspended or revoked. Anniversary Date: Certified operations are required to submit annual updates to CCOF by January 1 of each year. Information regarding products, crops, parcels, etc., is available on the CCOF Client Profile.

Client Code: ps716

CCOF certified since: 03/14/2020

Issue Date: 03/18/2020

Certified CCOF Organic®

April Crittenden
Chief Certification Officer

Additional information and a directory of certified operations available from CCOF at www.ccof.org. Use MyCCOF: Supplier Management to track current certification status and access certificates directly. Visit www.ccof.org/myccof to sign up.

[illegible] [illegible]

2155 Delaware Avenue, Suite 150, Santa Cruz, CA 95060 · (831) 423-2263 · fax (831) 423-4528 · ccof@ccof.org · www.ccof.org

CERTIFICATE OF ORGANIC REGISTRATION



Inspection & Compliance Branch - 1220 N Street - Sacramento, California 95814
Telephone: 916.900.5030 - Fax: 916.900.5347 - www.cdfa.ca.gov

State of California
Gavin Newsom, Governor

Certificate of Organic Registration

Issued by the California Department of Food and Agriculture
State Organic Program to:

Green Hygienics Holdings Inc.
Registration #: 37-009929
PO Box 102
Potrero, CA 91963
619-779-3390

Valid until April 1, 2021

Producer, Handler

The California Department of Food and Agriculture has determined that the above has met the requirements for Organic Registration and is registered with the CDFA State Organic Program for the below information.

OPERATION TYPE: **Producer**

SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Client: Green Hygienics Holding, Inc.

Intended Users: The intended user and client Green Hygienics Holding, Inc. and the intended use is estimate market value for a non-federally related lender. Parties that may receive a copy of the Restricted Appraisal Report do not become intended users unless specified by the client at the time of engagement. Any unauthorized use of this report without written permission of the appraiser and any copies of the report without the written permission of the appraiser are unauthorized and the appraiser is not responsible for the use. A true and original copy of the report has the appraiser's logo in color next to his name and signature. The original reports also have a Corporate Embossed Stamp next to the appraiser's name and no copies of this report are permitted without this color emblem and an original embossed stamp.

Requestor of Appraisal: Ron Loudoun for Green Hygienics Holding, Inc.

Project Number: File 2021-020

Site Size: 824 Acres +/-

Zoning: A72-Agriculturre

Sale History: The subject property last sold on August 23, 2019 for $4,000,000 per document number 2019-361156. Since that time over $4,613,998 was completed on the farm. (please see spreadsheet in the addenda).

Location: The property in attachment named *Potrero Ranch Cultivation Plan (attached)* is naturally divided into two parcels by the Round Potrero Road shown as a red line which runs across the center of the property. The road provides access to the house and main barn located in the area outlined by a light blue square. The house will be used for staff residence and the main barn to store equipment and supplies.

The parcel to the North is identified as having a green circle in the approximate center of the property shown in the

Potrero Ranch Cultivation Plan. This parcel is irregular in shape but flat and approx. 385 acres in size. There are 14 storage buildings located on the east side of the property each 40 feet by 400 feet in size for a total of 224,000 square feet.

The parcel to the South is identified as having a green circle in the approximate center of the property shown in the *Potrero Ranch Cultivation Plan (attached).* This parcel is irregular in shape but flat and approx. 190 acres in size. There are 14 storage buildings located on the south side of the property each 30 feet by 400 feet in size for a total of 168,000 square feet.

All of these buildings on both parcels are steel framed on a cement slab and covered with steel. Each building once repaired will be fully enclosed and have triple phase power. As they are long and narrow in shape, they are ideal for drying large amounts of industrial hemp inside ensuring very high product quality.

The entire property itself is an ideal location for cultivation given that it is flat and usable, the soil PH is good, the altitude is perfect and in that there is an abundance of water with four good wells. Further the property is sheltered on all sides by the surrounding mountains and very isolated.

Property Estate Appraised: Fee Simple – Prospective

Flood Hazard Information: Map 06073C 2000G, Map Dated 5/16/2012 Zone D

Alquist/Priolo

Earthquake Study Zone: The subject is not located within a FAULT ZONE and an Alquist-Priolo Special Studies Zone according to the County's engineering department and the County map.

Legal & Conforming Use: Legal and conforming Use

License: Registration # 37—190022G with the license registration for industrial hemp cultivation valid from 06/11/2019 though the expiration date of 06/10/2020

Date of Value: The purpose of this Restricted Appraisal Report is to set forth

the data, analyses and conclusions relative to our opinion of the Prospective Market Value of the Fee Simple Estate as of January 9, 2022 based on the Extraordinary Assumption that the 392,000 square feet of greenhouses have been completely renovated and the property is operational as an 824-acre Hemp Farm.

Date of Appraisal Report: March 10, 2021

Marketing Period: 12-24 Months assuming diligent marketing efforts and at a market derived asking price.

Exposure Period: 12-24 Months

Information on Farm Bill: The 2014 Farm bill was superseded in part by the 2018 Farm Bill signed by President Trump in December 2018 which legalized industrial hemp cultivation at the federal level.

The California Department of Food and Agriculture established an entity called the Industrial Hemp Program, which is setting the rules and regulations for the registration of industrial hemp cultivators. Under the program applicants must contact a local county agricultural commissioner to register for the program and abide by any local restrictions. Here is a link to the official website for more information: https://www.cdfa.ca.gov/plant/industrialhemp/

At the present time there is no state registration/licensing for hemp cultivators, registration is being done at the County level in California.

On June 11, 2019 The County of San Diego Department of Agriculture, Weights and Measures issued registration # 37-190022G to Green Hygienics Holdings, Inc. as a grower for industrial hemp cultivation.

California's industrial hemp program is administered by the California Department of Food and Agriculture (the "Department").

California's industrial hemp cultivation laws can be found beginning at section 81000 of the California Food and

Agriculture Code. Particularly, section 81003 requires that growers register their cultivation sites with the "commissioner of the county in which the grower intends to engage in industrial hemp cultivation," and that the county agricultural commissioner shall issue the license if it determines that the registration requirements of the Food and Ag. Code are met. Further, section 81007 authorizes the Department to establish the hemp cultivation pilot program and licensing in accord with Section 7606 of the federal Agricultural Act of 2014 – which it has. In fact, the Department has issued, and continues to issue, regulations applicable to all California hemp cultivators concerning seed cultivars, registration fees, and laboratory testing. Therefore, it is the Department who administers the overarching hemp program and regulations, and the county agricultural commissioner's simply carry out the local administration of the program under the authority granted to them under California law.

California has set up its agricultural system which impacts how the hemp cultivation program is implemented in practice. A good summary of California's agricultural system and the hierarchy/division of duties between the Department and the respective county agricultural commissioners can be found here. You can also reference California Food and Agriculture Code sections 101-1501 with respect to state-wide administration of the agricultural program, and Food and Agriculture Code sections 2001-2344 (particularly section 2281) with regard to the local administration of the state's agricultural laws under the authority of county agricultural commissioners. The overarching principle is that the Department governs the program, and the county agricultural commissioners' implement the program under the direction of the Department.

Final Value Indicator:

Approach	Cost Approach	Reconciled Value
Prospective Market Value Conclusion as of January 9, 2022	$ 28,070,000	$ 28,070,000

REPORTING OPTIONS

	(a) Appraisal Report		(b) Restricted Appraisal Report
i.	state the identity of the client and any intended users, by name or type;	i.	state the identity of the client by name or type; and state a prominent use restriction that limits use of the report to the client and warns that the rationale for how the appraiser arrived at the opinions and conclusions set forth in the report may not be understood properly without additional information in the appraiser's workfile;
ii.	state the intended use of the appraisal;	ii.	state the intended use of the appraisal;
iii.	summarize information sufficient to identify the real estate or personal property involved in the appraisal, including the property characteristics relevant to the assignment;	iii.	state information sufficient to identify the real estate or personal property involved in the appraisal;
iv.	state the property interest appraised;	iv.	state the property interest appraised;
v.	state the type and definition of value and cite the source of the definition;	v.	state the type of value and cite the source of its definition;
vi.	state the effective date of the appraisal and the date of the report;	vi.	state the effective date of the appraisal and the date of the report;
vii.	summarize the scope of work used to develop the appraisal;	vii.	state the scope of work used to develop the appraisal;
viii.	summarize the information analyzed, the appraisal methods and techniques employed, and the reasoning that supports the analyses, opinions, and conclusions; exclusion of the sales comparison approach, cost approach, or income approach must be explained;	viii.	state the appraisal methods and techniques employed, state the value opinion(s) and conclusion(s) reached and reference the workfile; exclusion of the sales comparison approach, cost approach, or income approach must be explained;
ix.	state the use of the property existing as of the date of value and the use of the real estate or personal property reflected in the appraisal;	ix.	state the use of the property existing as of the date of value and the use of the real estate or personal property reflected in the appraisal;
x.	when an opinion of highest and best use or the appropriate market or market level was developed by the appraiser, summarize the support and rationale for that opinion;	x.	when an opinion of highest and best use or the appropriate market or market level was developed by the appraiser, state that opinion;
xi.	clearly and conspicuously state all extraordinary assumptions and hypothetical conditions; and that their use might have affected the assignment results; and	xi.	clearly and conspicuously state all extraordinary assumptions and hypothetical conditions; and that their use might have affected the assignment results; and
xii.	include a signed certification in accordance with Standards Rule 2-3 or 8-3.	xii.	include a signed certification in accordance with Standards Rule 2-3 or 8-3.

Comments have not been included in this chart

ASSUMPTIONS & LIMITING CONDITIONS

The Analyses and opinions set forth in this appraisal is subject to the following assumptions and limiting conditions:

1. No responsibility is assumed by us for matters which are legal in nature. A title report was received and is included in the addenda. No opinion of title is rendered, and the property is appraised as though free of all liens, easements, encroachments and encumbrances, and the title is assumed to be marketable. No survey of the boundaries of the property was undertaken by us. All areas and dimensions furnished are presumed to be correct.

2. An on-site inspection indicates that the subject appears to have normal utility easements.

3. We assume that there are no adverse liens, easements or encroachments or other items affecting the value of the property. None were noted at the time of inspection. Furthermore, no responsibility is assumed by us for matters which are legal in nature. No opinion of title is rendered, and the property is appraised as though free of all encumbrances, liens, encroachments, and easements and the title is assumed to be marketable. No survey of the boundaries of the property was undertaken by us. All areas and dimensions furnished to us are presumed to be correct.

4. No soils report was provided for our review. We assume that there are no soils conditions that adversely affect the value of the subject. None were observed upon inspection.

5. Information contained in this appraisal has been gathered from sources that are believed to be reliable, and, where feasible, has been verified. No responsibility is assumed for the accuracy of information supplied by others.

6. We assume no responsibility for economic or physical factors occurring subsequent to the date of value that affect the opinions stated herein.

7. We reserve the right to make such adjustments to the valuation herein reported as may be required by the consideration of additional data or more credible data that may become available.

8. Forecasts of future events that influence the valuation process are predicated on the continuation of historic and current trends in the market.

9. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

10. No engineering survey has been made. Except as specifically stated, data relative to sizes, square footage, and areas were taken from onsite measurements by the appraisers and from sources considered reliable. Should a future engineering study reveal sizes substantially different from those used herein, we reserve the right to adjust our opinion of value accordingly.

11. Maps, plats and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the appraisal. They should not be considered as surveys nor relied upon for any other purpose, nor should they be removed from, reproduced, or used apart from this report.

12. No opinion is expressed as to the value of sub-surface oil, gas, or mineral rights, or whether the property is subject to surface entry for the exploration or removal of such materials except as is expressly stated.

13. No opinion is intended to be expressed on matters which require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers.

14. Your appraisers have inspected, as far as possible, by observation the land and improvements thereon; however, it was impossible to personally inspect all of the improvements or hidden structural and mechanical components within the improvements; therefore, no representations are made as to these matters unless specifically considered in the appraisal.

15. We shall not be required, by reason of this appraisal, to give testimony or to be in attendance in court or any governmental or other hearing in reference to the subject property without prior arrangements having first been made with the appraiser relative to such additional employment.

16. The Bylaws and Regulations of the Appraisal Institute require each member and or candidate to control the use and distribution of each appraisal by such member or candidate. Therefore, except as may hereinafter be provided, the party for whom this appraisal was prepared may distribute copies of this appraisal, in its entirety, to such third parties as may be selected by the party for whom this appraisal was prepared; however, selected portions of this appraisal shall not be given to third parties without the prior written consent of the signatories of this appraisal.

17. Neither all nor any part of the contents of this report shall be conveyed to any person or entity, other than the appraisers' or firm's client, through advertising, solicitation materials, public relations, news, sales, or other media for public or private communication without the written consent and approval of the signatories of this appraisal, particularly as to valuation conclusions, the identity of the appraiser or firm with which the appraisers is connected, or

any reference to the Appraisal Institute, and the MAI or SRA, AI GRS designation. Furthermore, this report is for the sole use of our client. Further, the appraisers or firm assumes no obligation, liability, or accountability to any third party. If this report is placed in the hands of anyone but the client, client shall make such party aware of all the assumptions and limiting condition of the assignment.

18. It is assumed that there are no deed restrictions to a single use of the subject. The presence of such restrictions could adversely impact site value.

19. Consideration has been given in this appraisal to personal property (if any) located on the site; this has been separated from the real estate in our analysis. This appraisal excludes the value of any items of an historical, archaeological or biological nature.

20. This property does not appear to be in a wetlands area. If this should be found to be untrue or different at a later date, we reserve the right to change our report accordingly.

21. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Considering the subject property is vacant land we have not made a specific compliance survey and analysis of the plans to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that the compliance survey of the plans, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property. Should the subject be later found to require work to bring it in conformity with ADA, we reserve the right to adjust our estimated values stated herein for the subject property, accordingly.

22. It is assumed that there are no hidden or unapparent conditions or substances in the structure, soil or subsoil that may be hazardous or toxic, including, but not limited to, asbestos. We are not qualified to detect substances such as asbestos, P.C.B.'s, radon, ground contamination, etc. Further, we are not responsible for arranging any engineering or research studies that may be necessary to detect such conditions or substances.

23. In accordance with the Fair Housing Amendments Act, it is illegal for an appraiser(s) to discriminate against any person because of race, religion, sex, hardship, family status, or national origin. This appraisal complies with all rules and regulations prohibiting discrimination on the basis of race, color, religion, sex, nation origin, and marital status.

EXTRAORDINARY ASSUMPTIONS

This Appraisal is based on the Extraordinary Assumption that the 392,000 square feet in greenhouses have been completely renovated as of January 9, 2022. This is an Extraordinary Assumption as these greenhouses need significant repairs.

Per Gregory Stinson, formerly the Managing Director at Ketza International Limited and now the Operations and Project Manager for the Company, "The work to be conducted on the 28 steel buildings is mostly finishing and some servicing. The existing steel framed structures are all built upon a cement slab and have been inspected by an engineer. Additionally, some of the services are already to the buildings.

New greenhouses with this structure at today's cost would be very expensive as there are 28 separate structures. The total cost alone for all concrete bases. In new condition the replacement cost for these structures would be $65 to 75$ per square foot over 392,000 square feet.

Here is a concise description of what it would cost to finish them and bring them into working condition as greenhouses:

The main expenditure will be the covering or outer shells which we have calculated to be between .7 and 1.2 million dollars depending on how many wood purloins are shown to need replacing on the roof and sidewalls once we've removed the existing galvanized steel covering.
The choice of material would be the 5mm Solex Pro Panel Cover as it provides insulation while providing 70-77% diffused light. The strong shatterproof greenhouse glazing protects the plants strong winds and other harsh weather conditions. The cost per unit over 26 of the 28 units remaining will be approx. $28,000 each.

For power to each unit, we have air pressure cleared the conduit to each building and they all appear to be in good condition. Installing electricity to each unit would then involve pulling new wire to each greenhouse and installing a new panel and lighting arrangement. The cost per unit over 28 units will be approx. $16,0000 each.

Water mains are already installed to each building and there is only remedial repair work that needs to be done. The quote from Dram to install fully automated watering systems with injection pumps for automatic nutrient injection for 26 of the 28 units will be approx. $9000 each.

We estimate the total cost to complete the work adding a 20% contingency to be approx. $1.4 million dollars."

It is an extraordinary assumption that all structures not inspected are in average condition.

These extraordinary assumptions are directly related to the specific assignment, as of the effective date of the assignment results, which if found to be false, could alter the appraiser's opinions or conclusions.

HYPOTHETICAL CONDITIONS

A hypothetical condition, which is defined in the Dictionary of Real Estate Appraisal as "That which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. A hypothetical condition may be used in an assignment only if: use of the hypothetical condition is clearly required for legal purposes, for purposes of reasonable analysis, or for purposes of comparison; use of the hypothetical condition results in a credible analysis; and the appraiser complies with the disclosure requirements set forth in USPAP for hypothetical conditions.

None.

CERTIFICATION

I certify that, to the best of my knowledge and belief:

– The statements of fact contained in this report are true and correct.

– The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

– I/we have no present or prospective interest in the property that is the subject of this report and no **personal** interest with respect to the parties involved.

– I/we have performed appraisal services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment. In 2019 I/we prepared a Restricted Appraisal Report.

– I/we have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

– My/our engagement in this assignment was not contingent upon developing or reporting predetermined results.

– My/our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

– My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice.*

– Noble R. Tucker Jr., MAI, SRA, AI-GRS and Noble William Tucker made a personal inspection of the property that is the subject of this report.

– No one provided significant real property appraisal assistance to the person signing this certification.

– The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

– The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

– As of the date of this report, I, ***Noble R. Tucker jr., MAI, SRA, AI-GRS,*** have completed the continuing education program for the Appraisal Institute.
-I / we have performed appraisals any other real estate related services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment. In 2019 I/we prepared an appraisal report on the subject property.

-Client and Appraiser agree that any unresolved dispute that may arise under the provisions of this Agreement shall be submitted to arbitration in accordance with the California Code of Civil Procedure Sections 1282-1282.2. The written determination of the arbitration shall be final, binding, and conclusive on the parties.
-Client agrees to hold Appraiser harmless from any liability arising out of or relative to the appraisal produced pursuant to this Agreement in excess of the actual amount paid for such appraisal (i.e. Appraiser's liability under the terms of this Agreement and to persons relying upon the appraisal produced pursuant hereto shall by Client be limited to the actual fee paid for the appraisal provided as provided for herein above)

Appraisal Institute
MAI | SRA
AI-GRS

TUCKER APPRAISAL SERVICE CORPORATION

Noble R. Tucker Jr., MAI, SRA, AI-GRS
"Certified General Real Estate Appraiser"
Calif. State Certification No.: AG001532
Expiration Date: January 31, 2023

Noble William Tucker
"Trainee Appraiser"
California License No. 3004502
Expiration Date: May 2, 2023

INTRODUCTION

Purpose

The purpose of this Restricted Appraisal Report is to set forth the data, analyses and conclusions relative to our opinion of the Prospective Market Value of the Fee Simple Estate as of January 9, 2022 based on the Extraordinary Assumption that the 392,000 square feet of greenhouses have been completely renovated and the property is operational as an 824-acre Hemp Farm.

The intended user and client Green Hygenics Holding, Inc. and the intended use is estimate market value for a non-federally related lender. Parties that may receive a copy of the Restricted Appraisal Report do not become intended users unless specified by the client at the time of engagement. Any unauthorized use of this report without written permission of the appraiser and any copies of the report without the written permission of the appraiser are unauthorized and the appraiser is not responsible for the use. A true and original copy of the report has the appraiser's logo in color next to his name and signature. The original reports also have a Corporate Embossed Stamp next to the appraiser's name and no copies of this report are permitted without this color emblem and an original embossed stamp.

Summary of Appraisal Problem (s)

We gathered and analyzed information about the subject property that were necessary to property identify the appraisal problem to be solved. The client and intended users are stated above, the intended use is to serve as the basis of an offer to purchase the property, the definition of market value is on the forthcoming page, the effective date of value is January 9, 2022. The valuation is forthcoming.

Date of Valuation/Date of Report/Date of Inspection

The purpose of this Appraisal Report is to set forth the data, analyses and conclusions relative to our opinion of the Prospective Market value of the Fee Simple as of January 9, 2022. The date of signature is March 10, 2021 and the date of the report is March 10, 2021.

Interest Appraised

The real estate portion of this report pertains to a valuation of the Fee Simple Estate. The valuations presented are based on and explicitly assume a total transfer of these interest of the real estate described. A full transfer of these interests would not necessarily be a direct multiple in value of a fractional transfer.

Fee Simple Estate Defined

The term "Fee Simple Estate"[1] is defined as:

> Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.
>
> powers of taxation, eminent domain, police power, and escheat.

Market Value Defined

The term "market value"[3] is defined as follows:

> *The most probable price which a property should bring in a competitive and open market under all condition's requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeable, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of specified date and the passing of title from seller to buyer under conditions whereby:*
>
> *a.* *buyer and seller are typically motivated;*
>
> *b.* *both parties are well informed or well advised, and each acting in what they consider their own best interest;*
>
> *c.* *a reasonable time is allowed for exposure in the open market;*
>
> *d.* *payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and*
>
> *e.* *the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.*

The market value estimate in this appraisal is based on all cash to the seller transaction.

Prospective Market Value

Prospective market value is "a forecast of the value expected at a specified date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized

---

[1]) The Dictionary of Real Estate Appraisal 6th Edition. The Appraisal Institute, 2015

2) Office of the Comptroller of the Currency under 12 CFR Part 34, subpart C-Appraisals, 34.42 Definitions [f].

level of long-term occupancy at the time the Appraisal Report is written."[3]

Highest and Best Use Defined

Highest and Best Use"[4] is an appraisal concept which has been defined as follows:

> *"The reasonably probable and legal use of vacant land or an improved property that is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum productivity. Alternatively, the probable use of land or improved property–specific with respect to the user and timing of the use–that is adequately supported and results in the highest present value".*

Trade Fixtures & Fixtures

According to the *Dictionary of Real Estate Appraisal*, a trade fixture, also called a chattel fixture, is "an article that is owned and attached to a rented space or building by a tenant and utilized in conducting business. Trade fixtures are not real estate endowed with the rights of real property ownership. They are personal property regardless of how they are affixed. Some examples of trade fixtures are restaurant booths, gasoline station pumps, and storage tanks. A trade fixture can sometimes be removed by the tenant when the lease expires. To decide whether an item is personal property or a fixture, and therefore part of the real estate, courts often use the following criteria:

1. *Manner item is affixed. Generally, an item is considered personal property if it can be removed without serious injury to the real estate itself.*

2. *The character of the item and it's adaption to the real estate. Items that are not specifically constructed for use in a particular building or installed to carry out the purpose for which the building was erected are generally considered permanent parts of the building.*

3. *The intention of the party who attached the item. Frequently, the terms of the lease reveal whether the item is permanent or is to be removed at some future time."*

A fixture, according to the *Dictionary of Real Estate Appraisal*, "is an article that was once personal property, but has since been installed or attached to the land or building in a rather permanent nature; it is regarded in law as part of the real estate."

---

7) *The Dictionary of Real Estate Appraisal*, Third Edition (Chicago: Appraisal Institute, 1993), p. 283.
[4]Source: Appraisal Institute, The Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010).

Intangible Personal Property - Business Enterprise Value

The value contribution of the total intangible assets of a continuing business enterprise such as marketing and management skill, an assembled work force, working capital, trade names, franchises, patents, trademarks, contracts, leases, customer base, and operating agreements. Source: Appraisal Institute, the Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010). **Please note that the Intangible Personal Property was not valued in this appraisal as it is not part of the agreed upon Scope of Work.**

Market Value of the Going Concern

Market value of the Going Concern is defined in the Appraisal Institutes Course - Fundamentals of Separating Real Property, Personal Property, and Intangible Business Assets as "The Market Value of tangible and intangible assets of a business as if sold in aggregate as a going concern" This is also called the market value of the total assets of the business. **Please note that the Going Concern was not valued in this appraisal as it is not part of the agreed upon Scope of Work.**

Real Estate vs. Real Property

Real Estate is defined in the *Dictionary of Real Estate Appraisal* as "the physical land and appurtenances affixed to the land, e.g. structures." This includes land, site, trees, and structures. Real Property is defined as "all interests, benefits, and rights inherited in the ownership of physical real estate.

Legal Description

A title report is included in the addenda. This legal description was taken from that title report submitted to us.

Order Number: **RTE-5894595**
Page Number: 8

LEGAL DESCRIPTION

Real property in the unincorporated area of the County of San Diego, State of California, described as follows:

PARCEL 1: (APN: 602-170-02-00)

THE EAST HALF OF THE NORTHEAST QUARTER, AND THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, IN SECTION 36, TOWNSHIP 17 SOUTH, RANGE 3 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 2: (APN: 604-010-02-00)

THE SOUTH HALF OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THE NORTH HALF OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, AND THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER AND THE EAST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER, ALL BEING IN SECTION 19, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 3: (APN: 604-050-01-00)

THE WEST HALF OF THE NORTHEAST QUARTER, AND OF THE WEST HALF OF THE SOUTHEAST QUARTER, AND THE EAST HALF OF THE NORTHWEST QUARTER AND THE EAST HALF OF THE SOUTHWEST QUARTER AND LOT 4, ALL BEING IN SECTION 30, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 4: (APN: 604-090-01-00)

THE NORTH HALF OF THE NORTHEAST QUARTER, AND THE EAST HALF OF THE NORTHWEST QUARTER, AND LOTS 1 AND 2, ALL BEING IN SECTION 31, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

Owner of Record

According to public record and Realquest the property is to be vested in:

Green Hygienics Holdings Inc

Subject Property History

The subject property last sold on August 23, 2019 for $4,000,000 per document number 2019-361156. Since that time over $4,613,998 was completed on the farm. (please see spreadsheet in the addenda).

Scope of the Appraisal

The appraisal process is a systematic procedure employed to provide the answer to a client's question about real property value. The professional typically employs one or more of three generally accepted appraisal techniques. These approaches to value are commonly known as the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach. In undertaking the three approaches to value, the appraiser collects and carefully verifies details of comparable market data, which include land sales, building costs, rental rates, operating expenses, comparable improved sales, and supply and demand factors. Conclusions derived from the analysis are intended to reflect the perspective of a disinterested third party. The data presented in the report were collected from the following sources:

> **Land sales** from multiple listing service data, agents, Costar, the County Assessor Records and Realquest were researched for two years prior to the date of appraisal, with the most recent sales given the most weight.
>
> **Improved sales** from agents in the area, multiple listing services, County Assessor Records, and Realquest were researched for two years prior to the date of appraisal, with the most recent improved sales given the most weight.
>
> **Subject property data** from Realquest Information Services and from the Multiple Listing Service. In addition, data were provided by the client and the owner/user/tenant of the property.
>
> **General market data** were derived from the City Chamber of Commerce, the Greater Chamber of Commerce, the City Planning Departments, as well as from in-depth discussions with local commercial real estate brokers.

I/we personally confirmed all of the data used in the comparable sales presented in the following sections of this report. In those instances where we were unable to confirm the data with either the parties to the transaction (buyer, seller, or broker) we have noted this in the appraisal. In researching the market, we a minimum of three comparable sales within the local competitive area.

Noble R. Tucker Jr., MAI, SRA, AI-GRS and Noble William Tucker conducted an on-site inspection of the property. We were not able to measure the extent of the subject land and have relied on public records and data provided to us by the client in determining the overall site dimensions.

The following <u>Restricted Appraisal Report</u> is intended to comply with the reporting requirements as set forth under standards rule 2-2 (b) of The 2020-2021 Uniform Standards of Professional Appraisal Practice (USPAP). It contains limited discussion of the data, reasoning, and analyses that were used to develop the opinions of value. I/we have completed one of the three classical approaches to value which is the Cost Approach. The Sales Comparison Approach was utilized to determine the land value and is part of the Cost Approach. The Income Approach was not completed as typical market participants would not apply this approach in the valuation of a USDA Certified Organic Hemp Farm when valuing the Tangible Real Property (i.e. Real Estate Land and Buildings). The Income Approach would be utilized if valuating the entire Going Concern and valuing the Going Concern is not part of this appraisal assignment.

The forthcoming bullet points outline the steps in our appraisal process.

- Receipt of the appraisal engagement letter or authorization to proceed.
- Defined the appraisal problem - step 1
- Contacted the property owner or contact and arranged for an on-site inspection of the site.
- The site inspection was conducted, and no property representatives met us there.
- The appraiser did an inspection of the property.
- I/we took the site area from plat maps and maps from Realquest.
- I/we took photographs of the interior and exterior of the subject property.
- Obtained the data submitted by the owner and Realquest, City and County offices
- Requested and did receive a title report
- Drove the subject site and surrounding neighborhood to review development trends and new projects in the area.
- Contacted the planning department regarding the current zoning, land use, flood maps, earthquake maps, etc. and any zone changes in process. In addition, we contacted other departments at the county of San Diego.
- Researched sale and listing data in the area. Database searches included Costar, Costar Properties, Loopnet, Realquest, multiple listing services, Interflood, as well as broker interviews in the market.
- Researched the sales and listings in the subject market, pulled aerial photographs, plat maps, and then drove the comparable sales transactions.
- Pulled improved sales, rental data, sales and lease trends, and cap rate data in the area of similar product and retained full data sheets in our files.
- Documented the findings in this Appraisal Report.
- Reviewed the Restricted Appraisal Report
- Reviewed the approaches utilized and concluded the appraisal with an "opinion of value"
- Printed hard-copies of the Appraisal Report and a PDF copy of the Appraisal Report.
- The appraiser has issued a draft of the report and after it is reviewed and if necessary, any changes made, a hard copy will be issued.

Competency and Compliance Provision

I//we are aware of the compliance and competency provisions of USPAP, and within our understanding of those provisions, the author of this report complies with all mandatory requirements. Noble R. Tucker Jr. MAI, SRA AI-GRS, a Certified General Appraiser with the State of California (No. AG001532), conducted the primary research, analysis, and writing of this Appraisal Report. Noble R. Tucker Jr., MAI, SRA, AI-GRS has appraised numerous properties of this type in both Southern and Northern California and is competent to perform an assignment of this nature. Noble William Tucker is competent under the guidance of Noble R. Tucker Jr., MAI, SRA, AI-GRS.

SAN DIEGO COUNTY


Anaheim
Santa Ana
Cathedral City
Palm Desert
Indio
National Park
10
Murrieta
15
Salton Sea
Chocolate Mtn Aerial Gunnery Range
Oceanside
Escondido
Anza-Borrego Desert State Park
Cleveland National Forest
San Diego
8
UNITED STATES
Tijuana
Mexicali
2
3

This section of the report will examine the regional trends that influence value, which are manifested in the similar characteristics of properties in a region, are summarized in the forthcoming analysis. The four forces are Social, Economic, Governmental, and Environmental.

SOCIAL FORCES

Population Trends

Population trends are a major indicator of trends in real estate values. Given the fixed supply of land within any region, population changes will eventually affect demand for real estate. Between 2000 and 2005, the population ranged from 2.911 to 3.223 million, as portrayed on the forthcoming page.

San Diego, the sixth most populous city in the United States and the second most populous county in California is reported to have been the fastest growing of the twenty largest cities in the nation, with a 26.8% growth from 1980 to 1990. In contrast, the United States population grew 8.4% during the same period. During the 1980s, the San Diego SMSA was one of only four major metro areas that posted more than a 30% growth in its population base.

According to San Diego County, the 2020 population was 3,318,139 and this is expected to grow to 3,418,265 as of 2025. See the statistics below.

Demographic and Income Profile

San Diego County, CA 14
San Diego County, CA (06073)
Geography: County

Prepared by Esri

Summary	Census 2010	2020	2025
Population	3,095,313	3,318,139	3,418,265
Households	1,086,865	1,160,040	1,194,461
Families	720,480	767,680	790,121
Average Household Size	2.75	2.77	2.77
Owner Occupied Housing Units	591,025	626,019	646,247
Renter Occupied Housing Units	495,840	534,021	548,214
Median Age	34.7	36.0	37.0

Trends: 2020-2025 Annual Rate	Area	State	National
Population	0.60%	0.55%	0.72%
Households	0.59%	0.50%	0.72%
Families	0.58%	0.50%	0.64%
Owner HHs	0.64%	0.65%	0.72%
Median Household Income	1.91%	1.81%	1.60%

	2020		2025	
Households by Income	Number	Percent	Number	Percent
<$15,000	85,607	7.4%	77,998	6.5%
$15,000 - $24,999	72,534	6.3%	64,940	5.4%
$25,000 - $34,999	77,843	6.7%	70,823	5.9%
$35,000 - $49,999	118,583	10.2%	111,184	9.3%
$50,000 - $74,999	182,960	15.8%	179,160	15.0%
$75,000 - $99,999	146,250	12.6%	149,571	12.5%
$100,000 - $149,999	215,435	18.6%	231,991	19.4%
$150,000 - $199,999	122,472	10.6%	142,316	11.9%
$200,000+	138,332	11.9%	166,454	13.9%
Median Household Income	$80,917		$88,959	
Average Household Income	$110,695		$123,921	
Per Capita Income	$39,060		$43,658	

	Census 2010		2020		2025	
Population by Age	Number	Percent	Number	Percent	Number	Percent
0 - 4	203,423	6.6%	199,661	6.0%	207,547	6.1%
5 - 9	194,029	6.3%	199,680	6.0%	198,255	5.8%
10 - 14	198,716	6.4%	203,032	6.1%	200,069	5.9%
15 - 19	225,095	7.3%	208,334	6.3%	208,966	6.1%
20 - 24	270,750	8.7%	261,550	7.9%	251,050	7.3%
25 - 34	470,922	15.2%	541,085	16.3%	538,417	15.8%
35 - 44	420,563	13.6%	436,881	13.2%	492,201	14.4%
45 - 54	430,774	13.9%	396,054	11.9%	389,027	11.4%
55 - 64	329,616	10.6%	391,637	11.8%	377,199	11.0%
65 - 74	180,554	5.8%	277,038	8.3%	311,559	9.1%
75 - 84	116,911	3.8%	137,136	4.1%	174,449	5.1%
85+	53,960	1.7%	66,051	2.0%	69,526	2.0%

Education

The San Diego SMSA has a relatively well-educated population, with approximately 45% of residents 25 years of age and older having college degrees or some college education. Only 22% of adults are reported to have no high school diploma.

The California Constitution provides for a free public-school system. The schools are subject to local control through an elected School Board. There are many public-school districts in San Diego County.

Adult education is available at the University of California, San Diego, San Diego State University (Cal State System), the University of San Diego, National University, University of Phoenix, and the Cal State San Marcos campus. The subject area is also in proximity of several junior colleges including Palomar College, Miramar College, and San Diego Junior College.

Health Care

The San Diego Statistical Metropolitan Area (SMSA) enjoys an extensive network of health care facilities including nationally renowned hospitals and research facilities such as the Salk Institute, which is world renowned for its biomedical research and Nobel Prize winners. Other research facilities include the University of California San Diego School of Medicine and approximately 30 major general hospitals.

Recreational

Recreational facilities are one of the SMSA's most valuable assets. The area is renowned for its golf, water sports, and other extensive outdoor facilities as well as for its theme parks such as Sea World, Wild Animal Park, and the world-acclaimed San Diego Zoo.

Cultural

San Diego County offers many opportunities to enjoy music, drama, dance, and museums. A new conference center in the City of San Diego has provided the city with the ability to host international-class exhibitions.

ECONOMIC FORCES

Economy

The table below portrays the employed population within San Diego County for the 16 and over age group by industry. The healthcare/ social assistance industry is the leading employment sector with 13.7% followed by the professional/scientific/tech industry with 12.1%. Please see the table below for more information about the civilian labor force.

esri

Civilian Labor Force Profile

San Diego County, CA 14
San Diego County, CA (06073)
Geography: County

Prepared by Esri

2020 Labor Force						
Age Group	Population	Employed	Unemployed	Unemployment Rate	Labor Force Participation Rate	Employment-Population Ratio
16+	2,677,191	1,424,243	261,606	15.5%	63.0%	53.2%
16-24	431,309	160,008	57,637	26.5%	50.5%	37.1%
25-54	1,374,020	956,894	158,173	14.2%	81.2%	69.6%
55-64	391,637	225,980	34,484	13.2%	66.5%	57.7%
65+	480,225	81,361	11,312	12.2%	19.3%	16.9%

Industry	Employed	Percent	US Percent	Location Quotient
Total	1,424,243	100.0%	100.0%	-
Agriculture/Forestry/Fishing	11,965	0.8%	1.3%	0.62
Mining/Quarrying/Oil & Gas	521	0.0%	0.5%	0.00
Construction	98,687	6.9%	7.4%	0.93
Manufacturing	129,923	9.1%	10.6%	0.86
Wholesale Trade	35,100	2.5%	2.5%	1.00
Retail Trade	128,752	9.0%	9.7%	0.93
Transportation/Warehousing	50,263	3.5%	4.7%	0.74
Utilities	10,246	0.7%	0.9%	0.78
Information	30,115	2.1%	1.8%	1.17
Finance/Insurance	53,086	3.7%	4.9%	0.76
Real Estate/Rental/Leasing	39,801	2.8%	2.1%	1.33
Professional/Scientific/Tech	172,945	12.1%	8.2%	1.48
Management of Companies	2,279	0.2%	0.1%	2.00
Admin/Support/Waste Management	63,557	4.5%	3.9%	1.15
Educational Services	132,845	9.3%	9.7%	0.96
Health Care/Social Assistance	194,809	13.7%	15.1%	0.91
Arts/Entertainment/Recreation	32,217	2.3%	1.6%	1.44
Accommodation/Food Services	90,620	6.4%	5.6%	1.14
Other Services (Excluding Public)	69,317	4.9%	4.6%	1.07
Public Administration	77,105	5.4%	4.8%	1.12

Occupation	Employed	Percent	US Percent	Location Quotient
Total	1,424,243	100.0%	100.0%	-
White Collar	935,385	65.7%	61.8%	1.06
Management	164,790	11.6%	10.2%	1.14
Business/Financial	79,502	5.6%	5.1%	1.10
Computer/Mathematical	53,183	3.7%	3.0%	1.23
Architecture/Engineering	44,747	3.1%	2.0%	1.55
Life/Physical/Social Sciences	24,740	1.7%	0.9%	1.89
Community/Social Service	23,876	1.7%	1.8%	0.94
Legal	23,594	1.7%	1.2%	1.42
Education/Training/Library	83,499	5.9%	6.4%	0.92
Arts/Design/Entertainment	33,824	2.4%	1.8%	1.33
Healthcare Practitioner	83,744	5.9%	6.3%	0.94
Sales and Sales Related	146,160	10.3%	9.7%	1.06
Office/Administrative Support	173,726	12.2%	13.3%	0.92
Blue Collar	233,164	16.4%	21.4%	0.77
Farming/Fishing/Forestry	9,809	0.7%	0.8%	0.88
Construction/Extraction	70,239	4.9%	5.4%	0.91
Installation/Maintenance/Repair	36,914	2.6%	3.1%	0.84
Production	55,496	3.9%	5.9%	0.66
Transportation/Material Moving	60,706	4.3%	6.1%	0.70
Services	255,694	18.0%	16.8%	1.08
Healthcare Support	28,322	2.0%	2.7%	0.74
Protective Service	30,629	2.2%	2.2%	1.00
Food Preparation/Serving	66,406	4.7%	4.4%	1.07
Building Maintenance	63,501	4.5%	3.9%	1.15
Personal Care/Service	66,836	4.7%	3.6%	1.31

Data Note: Location Quotients compare the industry/occupation share of a local area's employment relative to that same share nationally. A value lower/greater than 1 indicates that the local area is less/more specialized in that industry or occupation category than the US as a whole.

Explore the Esri Labor Force Learn Lesson for more information on how to use and interpret the estimates in this report.

Source: Esri forecasts for 2020 and 2025.

February 15, 2021

Historical Housing Trends

San Diego County has 1,233,344 housing units with a median home value of $606,508 and an average home value of $704,558 as of 2020. There are 50.8% owner occupied units, 43.3% renter occupied housing units, and 5.9% vacant units. Please see the table below.

esri

Housing Profile

San Diego County, CA 14
San Diego County, CA (06073)
Geography: County

Prepared by Esri

Population		Households	
2010 Total Population	3,095,313	2020 Median Household Income	$80,917
2020 Total Population	3,318,139	2025 Median Household Income	$88,959
2025 Total Population	3,418,265	2020-2025 Annual Rate	1.91%
2020-2025 Annual Rate	0.60%		

	Census 2010		2020		2025	
Housing Units by Occupancy Status and Tenure	Number	Percent	Number	Percent	Number	Percent
Total Housing Units	1,164,786	100.0%	1,233,344	100.0%	1,269,559	100.0%
Occupied	1,086,865	93.3%	1,160,040	94.1%	1,194,461	94.1%
Owner	591,025	50.7%	626,019	50.8%	646,247	50.9%
Renter	495,840	42.6%	534,021	43.3%	548,214	43.2%
Vacant	77,921	6.7%	73,304	5.9%	75,098	5.9%

	2020		2025	
Owner Occupied Housing Units by Value	Number	Percent	Number	Percent
Total	625,964	100.0%	646,191	100.0%
<$50,000	11,414	1.8%	7,293	1.1%
$50,000-$99,999	5,548	0.9%	3,216	0.5%
$100,000-$149,999	3,142	0.5%	1,579	0.2%
$150,000-$199,999	4,677	0.7%	2,693	0.4%
$200,000-$249,999	9,440	1.5%	6,030	0.9%
$250,000-$299,999	15,871	2.5%	10,745	1.7%
$300,000-$399,999	66,267	10.6%	42,713	6.6%
$400,000-$499,999	106,044	16.9%	91,026	14.1%
$500,000-$749,999	212,611	34.0%	232,124	35.9%
$750,000-$999,999	100,149	16.0%	134,424	20.8%
$1,000,000-$1,499,999	55,886	8.9%	71,694	11.1%
$1,500,000-$1,999,999	14,430	2.3%	17,303	2.7%
$2,000,000+	20,485	3.3%	25,351	3.9%
Median Value	$606,508		$669,953	
Average Value	$704,558		$775,237	

Census 2010 Housing Units	Number	Percent
Total	1,164,786	100.0%
In Urbanized Areas	1,113,523	95.6%
In Urban Clusters	10,013	0.9%
Rural Housing Units	41,250	3.5%

GOVERNMENT FORCES

Government

San Diego County is incorporated as a general law county incorporated on February 18, 1850 with the City of San Diego as the County Seat. The legislative body is a board of supervisors; each supervisor being elected by voters within his supervisorial district. In addition, special districts are under the governing power of the board of supervisors. Because much of the County lies outside the 18 incorporated cities, the County provides a wide variety of services in the form of special districts for these areas.

Other elected County officials include the Assessor, Auditor-Controller, Clerk-Recorder, Coroner-Public Administrator, District Attorney, Sheriff, Treasurer and Tax Collector, and Superintendent of Schools. Appointed posts include the County Administrative Officer and County Counsel. San Diego County administers the assessment and collection of property taxes for the various cities and special districts within its jurisdiction. This is accomplished by each city adding their tax rate to the county's basic rate and special districts rates. Real and personal property taxes and sales tax are the primary sources of revenue for San Diego County and the various cities.

PHYSICAL FORCES

San Diego County, also defined as the San Diego Metropolitan Statistical Area (SMSA), is located in the extreme southwestern corner of the United States and is bordered by the Pacific Ocean to the west; Mexico to the south; Orange and Riverside Counties to the north; and Imperial County to the east. It encompasses 4,212 square miles of land area and enjoys 70 miles of Pacific Ocean beaches. In terms of land area, the SMSA ranks as the 28th largest in the nation.

Transportation

As a result of local and federal government initiatives, the San Diego Metro area has an industrial transportation network that rivals any in the nation. It has premium road, rail, sea, and air transportation facilities.

Military Presence

During the 1950s, defense constituted about 40 percent of the local economy. The Defense sector in San Diego County continues to play a major role in the economy. Annually, San Diego receives more billions in expenditures from the U.S. Department of Defense (DOD), a rate only second to Los Angeles County in DOD expenditures and obligations. Military installations include Marine Corps Base Camp Pendleton, the Marine Corps Recruit Depot, and Marine Corps Air Station at Miramar, Naval Air Station North Island, Naval Station San Diego and the Naval Submarine Base.

Even with the cutbacks in defense revenues, the military will once again become an economic stimulant to the region's growth and income. Previous downsizes will be more than recouped as the Navy consolidates to San Diego, and operations in other areas are closed and transferred to the Navy's San Diego mega-port headquarters.

Utilities
San Diego county provides overall adequate utilities for real estate development. However, the burgeoning population has strained these services and the major utility suppliers continue to strive for new technology to keep pace with the population growth. This is not anticipated to adversely affect the value of the subject.

ENVIRONMENTAL FORCES

Climate
The San Diego Metropolitan Area is reputed to have the mildest climate within the continental United States. According to the National Weather Bureau, it is sunny approximately 70 percent of the year. The range in high and low daily temperatures averages approximately 10 degrees in summer and 16 degrees in winter. Rainfall over a ten-year period averages 10 inches annually, with the mean temperature at 63.2 degrees.

Elevations range from sea level to 6,500 feet in the mountains on the SMSA's eastern border. The terrain varies and includes sandy beaches along the coast, rising to rolling hills and coastal valleys and plains, and to rugged mountains and mostly level desert areas in the far eastern portions of the County. The mountains to the east restrict easterly expansion leaving expansion to the north, in the direction of Riverside and Orange Counties, as the path for future growth. The Pacific Ocean on the western side is also a major environmental factor affecting real property values in the area.

Man-made Environmental Influences
The area has excellent road, rail, and air transportation systems, as well as extensive highway communications both to the north, along the Pacific Coast, to the east, through Arizona, and to the south to Mexico, which is important in light of the recent passage by congress of the North American Free Trade Agreement (NAFTA). The current lack of a substantial international airport in the metro area is widely viewed as a significant impediment to economic growth in the area. The Port of San Diego, is one of the 10 natural harbors of the world, has container cranes and bulk loading machinery that can accommodate ocean-going ships.

Road Access
The three primary transportation corridors for the region are Interstate 5, which serves the entire western seaboard of the United States, Interstate 8 which connects San Diego County to Imperial County and Arizona, and Interstate 15, which provides northerly access to the central part of the country as well as access to Interstates 10 and 40 which connect to the central and eastern states. Public transportation includes a local bus service provided by the Metropolitan Transit System and a trolley line, which runs from downtown San Diego to the international border with Mexico. Other trolley lines with access to the outlying eastern cities of Lemon Grove, La Mesa, El Cajon, and Santee were recently completed. There is also the North County Transit District, which provides both local bus service and commuter rail to points north. Small local bus routes exist in outlying areas, and

privately-operated bus and taxi services, as well as Intra-state and transcontinental bus services are also available.

SUMMARY

As of 2020, San Diego County was experiencing a relatively rapid expansion of its population and economic base precipitated by affordable housing and direct access to major employment centers via the area's network of freeways. The growth of the local housing market was due to the area's relatively abundant supply of affordable land and direct access to employment. New commercial and industrial businesses were also attracted to the area by an available labor pool, relatively close proximity to major metropolitan areas and lower land costs. Economic expansion, growth, and demand in the residential market, multi-family market, retail, office, and industrial markets spurred growth significantly during this period with increasing price trends seen until approximately early 2020. In summary, this combination of social, governmental, environmental, and economic forces continued to generate demand for real estate during this era.

AREA OVERVIEW - POTRERO


Mason
Wildlife
Refuge
Potrero
Park
Campo Rd
Potrero
94
Campo Rd

Potrero is a census-designated place in the Mountain Empire area of southeastern San Diego County, California. State Route 94 connects Potrero by road west to San Diego and east to Campo. Potrero is Spanish for 'pasture land'. Its closest neighbor is Tecate, in Mexico. According to the United States Census Bureau, the CDP covers an area of 3.1 square miles (8.2 km²), all of it land.

Demographic and Income Profile

Potrero CDP, CA 2
Potrero CDP, CA (0658478)
Geography: Place

Prepared by Esri

Summary		Census 2010		2020		2025
Population		656		689		705
Households		189		197		201
Families		125		147		150
Average Household Size		3.47		3.48		3.49
Owner Occupied Housing Units		113		123		128
Renter Occupied Housing Units		76		74		73
Median Age		32.0		39.6		42.3
Trends: 2020-2025 Annual Rate		**Area**		**State**		**National**
Population		0.46%		0.55%		0.72%
Households		0.40%		0.50%		0.72%
Families		0.40%		0.50%		0.64%
Owner HHs		0.80%		0.65%		0.72%
Median Household Income		2.28%		1.81%		1.60%
				2020		**2025**
Households by Income			Number	Percent	Number	Percent
<$15,000			25	12.7%	20	10.0%
$15,000 - $24,999			18	9.1%	15	7.5%
$25,000 - $34,999			40	20.3%	38	19.0%
$35,000 - $49,999			17	8.6%	18	9.0%
$50,000 - $74,999			33	16.8%	39	19.5%
$75,000 - $99,999			8	4.1%	9	4.5%
$100,000 - $149,999			13	6.6%	17	8.5%
$150,000 - $199,999			14	7.1%	18	9.0%
$200,000+			29	14.7%	26	13.0%
Median Household Income			$48,334		$54,105	
Average Household Income			$98,392		$103,745	
Per Capita Income			$29,784		$31,158	
	Census 2010		**2020**		**2025**	
Population by Age	Number	Percent	Number	Percent	Number	Percent
0 - 4	45	6.9%	39	5.6%	38	5.4%
5 - 9	62	9.5%	42	6.1%	40	5.7%
10 - 14	61	9.3%	39	5.6%	43	6.1%
15 - 19	68	10.4%	41	5.9%	41	5.8%
20 - 24	41	6.2%	43	6.2%	36	5.1%
25 - 34	75	11.4%	105	15.2%	86	12.2%
35 - 44	80	12.2%	81	11.7%	91	12.9%
45 - 54	86	13.1%	87	12.6%	86	12.2%
55 - 64	70	10.7%	92	13.3%	101	14.3%
65 - 74	42	6.4%	81	11.7%	83	11.8%
75 - 84	15	2.3%	34	4.9%	49	7.0%
85+	11	1.7%	9	1.3%	11	1.6%

Population consists of 689 people in 2020 & is expected to grow to 705 by the year 2025. There are 197 households with the average household size being 3.48 persons. The median household income is $48,334 & average household income is $98,392. Please see table above for more demographic & income information.

Housing Profile

Potrero CDP, CA 2
Potrero CDP, CA (0658478)
Geography: Place

Prepared by Esri

Population		Households	
2010 Total Population	656	2020 Median Household Income	$48,334
2020 Total Population	689	2025 Median Household Income	$54,105
2025 Total Population	705	2020-2025 Annual Rate	2.28%
2020-2025 Annual Rate	0.46%		

	Census 2010		2020		2025	
Housing Units by Occupancy Status and Tenure	Number	Percent	Number	Percent	Number	Percent
Total Housing Units	208	100.0%	212	100.0%	215	100.0%
Occupied	189	90.9%	197	92.9%	201	93.5%
Owner	113	54.3%	123	58.0%	128	59.5%
Renter	76	36.5%	74	34.9%	73	34.0%
Vacant	19	9.1%	15	7.1%	14	6.5%

	2020		2025	
Owner Occupied Housing Units by Value	Number	Percent	Number	Percent
Total	122	100.0%	128	100.0%
<$50,000	11	9.0%	6	4.7%
$50,000-$99,999	7	5.7%	4	3.1%
$100,000-$149,999	5	4.1%	2	1.6%
$150,000-$199,999	3	2.5%	2	1.6%
$200,000-$249,999	24	19.7%	14	10.9%
$250,000-$299,999	23	18.9%	17	13.3%
$300,000-$399,999	22	18.0%	19	14.8%
$400,000-$499,999	0	0.0%	0	0.0%
$500,000-$749,999	27	22.1%	62	48.4%
$750,000-$999,999	0	0.0%	1	0.8%
$1,000,000-$1,499,999	0	0.0%	1	0.8%
$1,500,000-$1,999,999	0	0.0%	0	0.0%
$2,000,000+	0	0.0%	0	0.0%
Median Value	$273,913		$450,000	
Average Value	$313,525		$440,625	

Census 2010 Housing Units	Number	Percent
Total	208	100.0%
In Urbanized Areas	0	0.0%
In Urban Clusters	0	0.0%
Rural Housing Units	208	100.0%

There is 212 total housing units with 197 being occupied, 123 are owner occupied, 74 renter occupied, & 15 vacant. The median home value is $273,913 & average home value $313,525. Please see table above & below for more information on housing.

Housing Profile

Potrero CDP, CA 2
Potrero CDP, CA (0658478)
Geography: Place

Prepared by Esri

Census 2010 Owner Occupied Housing Units by Mortgage Status	Number	Percent
Total	113	100.0%
Owned with a Mortgage/Loan	46	40.7%
Owned Free and Clear	67	59.3%

Census 2010 Vacant Housing Units by Status	Number	Percent
Total	19	100.0%
For Rent	1	5.3%
Rented- Not Occupied	0	0.0%
For Sale Only	6	31.6%
Sold - Not Occupied	0	0.0%
Seasonal/Recreational/Occasional Use	6	31.6%
For Migrant Workers	0	0.0%
Other Vacant	6	31.6%

Census 2010 Occupied Housing Units by Age of Householder and Home Ownership		Owner Occupied Units	
	Occupied Units	Number	% of Occupied
Total	189	113	59.8%
15-24	5	0	0.0%
25-34	21	11	52.4%
35-44	39	21	53.8%
45-54	43	26	60.5%
55-64	40	25	62.5%
65-74	24	16	66.7%
75-84	11	10	90.9%
85+	6	4	66.7%

The subject neighborhood is characterized as being in the stability stage of the life cycle. It is located in a rural portion of San Diego County & there is a minimal amount of structures in the area.

MARKET OVERVIEW - HEMP

The global industrial hemp market size was estimated at USD 4.71 billion in 2019 and is expected to register a revenue-based CAGR of 15.8% over the forecast period. The market is driven by the growing demand for hemp oil and fibers in the automotive, construction, food and beverage, personal care, and textile industries; especially in emerging regions such as the Asia Pacific. Rising demand for oil paints, varnishes, printing inks, fuel, solvents, chain-saw lubricants, putty, and coatings is expected to further propel the product demand. In addition, growth in the investment for the production of hemp-based products is expected to drive the market growth.

Low prices of hemp as a crop encourage farmers to diversify their crop options, which has increased the number of producers. In Canada, the national acreage of industrial hemp has witnessed about 25% annually in Canada. In addition, the retail value of these products sold in the U.S. saw a significant rise in 2018. The major market players focus on the full utilization of the crop to gain greater market share


U.S. industrial hemp market size, by product, 2016 - 2027 (USD Million)
672.5
820.3
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Seeds
Fiber
Shives
Source: www.grandviewresearch.com

.

Rising awareness regarding the dietary advantages of its oil, coupled with the growing demand from the cosmetics and personal care industries is expected to drive the market growth. The introduction of conducive regulation pertaining to the cultivation and use of hemp-based products in the U.S. is expected to drive the market over the forecast period.

Industrial hemp is a highly regulated crop across the world and licenses from a different country and state authorities are required to grow, process, distribute, and use these products. On account of the liberalization in regulations, the countries are producing and consuming a significant amount of this

product which is expected to drive the growth of the industrial hemp market over the next eight years.

Enforcement of regulations such as the 2018 Farm Bill, which removes the requirement for Drug Enforcement Administration (DEA) registration for growing and/or manufacturing certain kinds of cannabis is expected to provide the impetus for the market growth. In addition, the recent approval of the United States Department of Agriculture (USDA) hemp rules by the White House is also expected to positively influence the product demand.

MARKET OVERVIEW – POST HARVEST PROCESSING

Post-harvest processing is the immediate agricultural processing of wet and dried herbal material needed to prepare the hemp for processing for industrial, food or medical use. Because the hemp industry is still young and growing, many new operators lack suitable equipment, infrastructure and systems to deliver a quality product. High CBD Medical Hemp is a type of Industrial Hemp specially selected to produce large amounts of high CBD, low THC resin for use in CBD (Cannabidiol) manufacture for the production of medicines.

High CBD Hemp grown for medical use is best grown using purpose-bred genetics following suitable husbandry practices. Unlike true industrial hemp, which has been selected for fibre and seed production, high CBD medical hemp should produce maximal flower and resin production. This requires resin rich, drug-type genetics – albeit low in THC.

Plants are harvested when flower heads are fully mature and beginning to ripen and dry. Tests for THC and CBD levels in leaves and flower head moisture levels also guide plant harvest schedules. High CBD medical hemp is typically harvested by hand. High CBD hemp is typically harvested by hand to ensure the flower heads are kept clean and intact and that the resin-rich trichomes aren't dislodged by rough handling.

Drying hemp post-harvest is the most important step as it determines the ultimate product quality. If hemp is dried quickly, cleanly and with minimal damage or loss of the product it maximizes the quality of food, medicine or fibre products from the harvest. In contrast, hemp that is harvested too wet, or dried too slowly, or with inadequate ventilation, or gets dirty or contaminated by fungi or bacteria during harvest and drying may become spoiled, unsaleable and totally unsuitable for food or medical processing.

Farmers wanting to enter the hemp industry often fail to adequately plan and prepare their drying facilities. Drying typically occurs inside large ventilated barns or specialized drying chambers or equipment, such as seed or tobacco drying units. Hemp plants are typically hung upside down as whole plants or large branches before the large stems are removed from the plants for further

processing. At this stage, depending on the preferred extraction methods, the material may be ground and extracted (including small branches and leaves) or may be trimmed to a greater or lesser extent.

Most large-scale processors work with the entire plant material (often of lower quality hemp). Other processors prefer to process trimmed buds separately to produce a premium oil or distillate product. Other processors take a middle ground and prefer to process untrimmed buds including sugar leaves but no stem or fan leaves.

Hemp for use in food or medicine manufacture should be stored in appropriate facilities that allow control of temperature, humidity, light and hygiene to ensure potency, purity, and cleanliness of the product and packaging can be ensured. Storage and distribution facilities should incorporate areas for quarantine, storage and release pending testing, buyer approval and shipping orders. Each individual batch must be properly labelled and located to prevent mixing of batches.

During loading, transit and distribution the product should be stored under comparable conditions to ensure the quality and integrity of the product is maintained.

As the hemp industry matures and becomes better regulated, manufacturing and quality assurance standards from other industries help inform best practice. International quality systems such as GAP (Good Agricultural Practice), GMP (Good Manufacturing Practice) and GDP (Good Distribution Practice) should be adhered to when developing new facilities and processes. Food grade and other agricultural standards such as organic certification may also be relevant.

THE EXTRACTION PROCESS & HOW CBD OIL IS MADE

After hemp has been harvested, dried and prepared it is ready to send to a CBD processing facility or to extract the CBD rich hemp oil from the flower or biomass material for yourself.

Every extraction method has pros and cons. Each method will shine in certain applications and perform poorly in other. No method is great at everything.

- CO2 Pros
  - Selective and tunable for different molecular weights
  - No residual solvents – great for vape pens
  - **Cold extractions and separations are good for temperature sensitive extractions (i.e. terpene and full spectrum preservation)**
  - Minimal facility safety requirements/costs – just signs and CO2 monitor
  - Automation is easy and available
- CO2 Cons

- Equipment is expensive
  - Manually operated systems are complex to learn
  - Extraction rates are slow on less expensive equipment (competitive rates for more expensive equipment)
- Hydrocarbon Pros
  - Less expensive equipment than CO_2
  - Fast extraction rates
  - Great for dabbable products like shatter, honeycomb, crumble
  - High potency levels
- Hydrocarbon Cons
  - Facility is very expensive – Class 1, Division 1 requirements
  - Automation is difficult and expensive due to C1D1 requirement
  - Heavily scrutinized by local regulators and inspectors
  - Not selective or tunable
  - Scaling challenges from limits on amount of hydrocarbon that can be on site (150#)
  - Residual solvent testing required (adds additional time and expense)
- Ethanol Pros
  - Very inexpensive equipment
  - Facility is less expensive than hydrocarbons
  - Less power intensive than CO_2
  - Very fast extractions – great for distillate products
  - Easily scalable
- Ethanol Cons
  - Not selective or tunable
  - Will freely extract chlorophyll
  - Requires significant levels of secondary processing
  - Flammable – requires fume hood or equivalent

After initial extraction of the crude CBD rich hemp oil, CBD is further refined to produce CBD distillate or CBD isolate which are then sold or processed into finished CBD medicines such as oil tinctures or capsules.

To isolate the individual compounds (CBD being one of them), the extracted oil needs to be distilled after extraction. The first step is a process called Winterization, followed by Short Path Distillation.

WINTERIZATION

Winterization is the process to remove undesirable elements that were extracted from the plant, for example fats, waxes and lipids. This process is only needed when the oil was extracted at high pressure/high temperature (supercritical) because this intense extraction pulls everything from the plant, including material you don't want in the final product.

Once extracted, the mixture is combined with 200 proof alcohol and stirred vigorously until completely mixed. It's then placed in a deep freezer overnight. In the morning, the mixture looks cloudy and is ready for filtration. One way to filter out the fats, etc. is to run it through a filter paper into an extraction jar. A common piece of equipment for this is a Buchner Funnel. Once it's been filtered to satisfaction and the undesirable elements have been removed, it's time to remove the alcohol. This is done using heat. The extraction is warmed and as its warmed, the alcohol evaporates since the boiling point of alcohol is lower than the oil. The removed alcohol can then be reused on a different batch of crude oil.

SHORT PATH DISTILLATION

To further refine the extract, and to isolate the CBD, the oil goes through Short Path Distillation. This works in much the same way as Winterization in that the extract is heated and each compound is then separated because each one has a different boiling point. In this way, each compound is isolated and can be used by itself.

There are many different companies and a multitude kind of equipment in the market. Each have varying attributes, but a more important consideration is choosing equipment with the end result in mind. When delivering product for your own line you want the best and therefore would be willing to pay more to ensure consistent quality. When delivering in bulk or white labeling for delivery to a wholesale customer the choice of equipment would be different.

CULTIVIATION PROCESS

Green Hygienics Holdings Inc.
Phase 1: Cultivating Hemp for CBD

Hemp prefers a mild climate, humid atmosphere, and a rainfall of at least 25-30 inches per year. Good soil moisture is required for seed germination and until the young plants are well established. Weed Control: Industrial hemp is an extremely efficient weed suppressor. The soil quality should lean on the alkaline side. A pH level above 6 is necessary, but a reading between 7 to 7.5 is ideal. A sandy loam is ideal for most strains.

Planting typically falls between the third week of May and into the first week of June. Hemp clones are provided by an in-state processor and transplanted into 40" rows on flat ground. Some people buy their own genetics and find a buyer at the end, but most people are connected with a specific processor.

Seeding is more cost effective and a no-till box drill on 6" rows works great and provides accurate seeding depth. Other methods may crack the seeds. Tighter 6" rows are effective, particularly on a crop without herbicide options. The close rows make it canopy so much faster and avoid weed issues. Planting population is 6 to 12 plants in a square foot–dense. That is really thick when you've got a 7' crop a few inches apart. Planting population varies between 1,500-4,000 plants per acre, contingent on the variety.

Hemp seed is problematic for storage. You can store at 9%, but 6-7% is even better. A grain dryer is definitely an investment to consider if you go with significant hemp acreage.

Hemp seed prices have subsided. Seed brought $1 in 2016, 50 cents in 2017; 40 cents early in 2018, and so on. Seed yields averaged 1,500-1,600 lb. per acre.

Canadians are getting 1,800-2,000 lb. per acre with a relatively small (5'-7') Canadian variety, Hemp Genetics International CRS-1. There is no blow over in the wind even with some 80 mph gusts. The stalks are seriously strong, kind of like flax on steroids.

After planting, you must make sure the hemp has adequate moisture to set roots. Drip irrigation is effective. Hemp needs enough water to continue its life cycle, but you can't push water to it as you would with other crops. When pod-building in beans or finishing corn, moisture in soil is good, but that's not the case with hemp. We only add water if the dirt really gets depleted. Hemp likes sunny, hot weather.

You can add nutrients and micronutrients to the soil.

Hemp responds to better soils like any crop. Once hemp starts, grower options are severely limited—no herbicides, insecticides or fungicides allowed. Weeding requires vigilance, with either row cultivation or hoes. You have to get things right from the beginning, because there are no chemicals allowed.

In general, the plants grow at an incredibly fast rate for the first 60 days. By the beginning of August, the varieties show distinct phenotype differences from short and squat (3' wide x 3' tall), to tall and fat (6' tall x 5' wide). Chopping crews combat weed presence. From pillar to post, hemp for CBD requires considerable labor. Across an entire season, this is incredibly labor intensive.

When the hemp reaches sexual maturity, vigilance is required to check fields for male plants. CBD production is strictly a no-males-allowed proposition. Even a few males in a hemp field can pollinate an entire crop, triggering seed production in females, diminished flower set, and a reduction in CBD concentration. You have to make sure there are no males with pollen sacs. Pull them up immediately and get them out of the field.

After 100-120 days, hope for a field of female plants heavy with CBD content stored in flowers and biomass, yet below the .03 psychoactive THC (tetrahydrocannabinol) level to remain clear of regulatory violations. There are many different opinions about when to harvest according to maturity.

The department of agriculture or the grower can pull tissue tests to make sure the hemp is below .03, and then it can be harvested.

By hand, harvest crews need roughly five weeks to bring in 200 acres. Estimate one man for every five acres. By necessity, harvest is haphazard and a constant learning process without standards. At the point of harvest, nobody is doing it the same. We're all trying to figure out the best way regarding labor and logistics. There are new techniques and equipment on the market to assist with automating this process, but labor crews' hand-cut plants at ground-level ensures a cleaner yield for processing.

Cutting is best at 18-20% moisture. Lower moisture carries the risk of plants dropping seed. You can use the same equipment used for small grains: a draper head and a standard combine or a haybine to cut biomass for baling, storage A shredder and vertical tillage can be used to take care of post-harvest biomass.

The plants are dragged down the rows to wagons or trailers and hauled indoors for drying. At the drying point, variation between operations is even more diverse: Warehouse floors, dehumidifiers, fans, tobacco barns, sheds, greenhouse heat, racks, direct to processor, and mechanical dryers. Mechanical drying will ultimately prevail as the method of choice.

When weather cooperates and provides strong heat, plants are dried on racks in roughly two weeks. After drying, plants are stripped of all green material and run through a hammer mill. Most

processors want 10%-plus raw CBD oil. If you introduce the whole plant, then your CBD percent drops.

The size and variety of the plants makes yield a tricky proposition. A lot of people hope the entire plant weighs in excess of 1 lb. Plants may be big and look great, but it doesn't really matter. Processors pay by CBD content, plant material, whole plant, or pounds of oil, it's different everywhere.

The 2018 farm bill opened the door for crop insurance, but the details are yet to surface. Your biggest consideration is finding someone reliable to work with on the processing end. If you're the kind of farmer that can grow high-quality crops and actively manage labor, then you can get a leg up on hemp.
Some GRYN strategic advantages:

- *Experience. The normal yield per acreage is 12-1500 pounds per acre. We average 18-2200 pounds per acre. The effect on the bottom line with a 50% improvement in yield over a large crop is very significant.*

- *10% is the normal CBD yield. We reach as high as 17-18% from our strains. Again, the effect on the bottom line with a 70% improvement in yield over a large crop is very significant.*

- *Having a large indoor area to dry is a huge advantage to produce higher quality and eliminate the risk of leaving crop outside to dry. The Potrero property is a dream situation with over 290,000 sq. ft. of long narrow outbuildings ideal for drying.*

- *Having a large acreage can allow you to grow your own hemp for seed. A cost reduction for next year's crop and a potential ancillary revenue stream. You can also grow hemp for fibre far easier as an in between crop.*

- *All of our properties are **USDA Certified Organic** as it is a barrier to competition. Grown in the USA and Organic will sustain its price point as the influx of cheap feedstock arrives. Also, it is a way to preserve market share and maintain a strategic marketing advantage by labeling and branding the end product as USDA Certified Organic. As proven with the pharmaceutical industry medicine derived from trusted sources is preferred by the majority of consumers. The market will become increasingly educated and aware as the industry matures.*

MARKET ANALYSIS
COVID-19: JANUARY 11, 2021

According to Costar, Eight months into recovery, the labor market is slowing again. As we hinted might be possible, job growth turned negative in December as 140,000 jobs were lost. As we close out 2020, there remains over 9 million fewer workers employed than a year ago. The pace of gains had been steadily declining in recent months (in red below), and the decline in the hiring diffusion index (in blue) indicates that fewer and fewer industries were hiring. It's only our second week of 2021 and already we're having problems with charts. Note how hard it is to see if the 140,000 job loss is actually negative (and that's a pretty big number!).


Labor Market Goes in Reverse to Close 2020
10M
5M
0M
(5M)
(10M)
(15M)
(20M)
(25M)
Net Employment Change
80
70
60
50
40
30
20
10
0
>50=More Sectors Net Increasing Employment
Jan-19
May-19
Sep-19
Jan-20
May-20
Sep-20
Change in Nonfarm Payrolls, ex-Census
Hiring Diffusion Index (right-scale)
CoStar

A double-dip back into negative territory isn't that uncommon during an economic recovery. For comparison's sake, job gains in 2010 after the Great Recession were commonly followed by negative prints before eventually stabilizing to 113 straight months of positive hiring.

But it's impossible to find a true precedent for the current downturn. It's no mystery why conditions slowed: COVID cases surged as the year came to a close. Last week was the deadliest on record, with records also being set for the number of people hospitalized. The virus is still the most significant factor in the economy, and not even close.

The hardest-hit sectors of the labor market are those jobs that cannot be done from home. Jobs in the leisure and hospitality, food and beverage, and entertainment sectors were hardest hit by losses in December. Breaking out job losses by industry based on the percentage of jobs that can be done at home, the split by work-from-home capability was clear in December. The least capable sector, accommodation and food services, saw a 400,000 drop in the single month. While the in-person work sectors have clearly rolled over, the more insulated sectors have been steady in recent months. In particular, goods-producing industries and the business sector continued to add jobs at a healthy clip in December.


Covid-Sensitive Sectors Suffer Again
Total Change in Employment Since Recession Start
0M
-2M
-4M
-6M
-8M
-10M
-12M
-14M
-16M
-18M
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
-1.0M
-2.8M
-6.1M
Source: BLS, Haver, Dingel and Neiman 2020
As of Jan-21
High-WFH
Medium-WFH
Low-WFH
CoStar

While this is good news for jobs where people can work from home, there remains a 4% gap from peak employment in both of those sectors. But the fact that these sectors continued to gain even as new virus cases eclipsed all-time highs in the U.S. is encouraging. Remember back in March and April, during the initial COVID surge, when jobs were being lost across nearly every industry. We have also noted over the last several months the continued rise in permanent job loss even when the headlines were showing huge job gains. That trend reversed in December as well, with permanent job loss declining even as total nonfarm payrolls fell.

The main difference seems to be our response to the virus. In the second quarter of 2020, huge swaths of the economy were completely shut down. That isn't happening this time around, at least not to the same degree. The Institute for Supply Management's reports on business showed

manufacturing production growing at the fastest clip since January 2011, and service-sector activity increasing faster than its historical average.


Companies Still Active in Spite of COVID Surge
>50 = Positive Growth
80
70
60
50
40
30
20
10
0
00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20
—Manufacturing: Production Index
—Services: Business Activity Index
CoStar

Perhaps no better sign of this was the Federal Reserve's upgrade of its economic forecasts at the Dec. 15-16 meeting. In spite of the lack of virus containment at the time, the Fed was focused on the future, namely the vaccine rollout.

"The positive vaccine news was seen as reducing downside risks over the medium term, and a number of participants saw risks to economic activity as more balanced than earlier," wrote the Federal Open Market Committee in its minutes released last week. The biggest risk, committee members noted, that of no additional fiscal support, has also since been mostly resolved with the December stimulus agreement and "Blue Wave" of Democratic control of the White House, House and Senate, meaning less political entrenchment.

After spending 2020 tracking the spread of the virus for CoStar Economy readers, we are delighted to show you a new chart. As of this writing, 6 million people in the U.S. have been vaccinated against COVID-19, which, though not without missteps, is hugely important for keeping sentiment afloat. Look for regular updates of vaccination data throughout the year via the chart below. As you can see, the vaccine rollout couldn't come soon enough.


Vaccinations Couldn't Come Soon Enough
7M
6M
5M
4M
3M
2M
1M
0M
1/1/2020
2/1/2020
3/1/2020
4/1/2020
5/1/2020
6/1/2020
7/1/2020
8/1/2020
9/1/2020
10/1/2020
11/1/2020
12/1/2020
1/1/2021
Vaccinations
New Cases, 30-Day Total
CoStar

The higher those red bars go, the more optimistic we become.

As you can tell, if you've made it this far, there are many crosscurrents in the December labor market data. It's good news that certain sectors have remained healthy despite the current, near-rampant spread of COVID. While it could have been worse, December's slowing labor market in the worst-hit sectors is something policymakers and analysts should not gloss over. The number of workers who have been unemployed for over half a year, or else have given up looking for work completely, rose again in December and now stands at over 6 million people. This measure of "shadow slack" in the labor market will only rise in the coming months.


Growing Number of Critically Impacted
10M
9M
8M
7M
6M
5M
4M
3M
2M
1M
0M
00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20
Source: BLS
As of Jan-21
Not in Labor Force But Want Job & Available
Unemployed 27+ Weeks
CoStar

Your authors have spent a lot of time talking about this metric. First, we should also be mindful not to ignore the enormous human and social costs of continued prolonged unemployment. The numbers on the axis in the chart above represent people. Full stop.

What does rising shadow slack mean? On the one hand, it is not predictive of future economic and job growth. When shadow slack was hitting its peak in 2010, the economy was already in the early stage of a record-long economic expansion.

However, this metric matters a great deal for monetary policy and interest rates. Despite years of strong job gains and a long list of indicators, such as the traditional Taylor Rule, suggesting that the Fed should have started hiking rates as early as 2013, the committee didn't raise rates until the last days of 2015 and then went on hold for another full year. That's 25 basis points of interest rate hikes in nearly eight years of expansion. Expect even more patience this time around.

The Week Ahead ...

The data deluge continues this week, punctuated by December retail sales data released on Friday in conjunction with early 2021 consumer sentiment numbers from the University of Michigan. The virus surge to close the year likely meant less spending than usual for the holidays, but should consumer sentiment remain intact following new stimulus, that could imply better days ahead.

Additionally, consumer price index data for December is set to be released on Wednesday, likely to continue to show divergences between items that can be purchased online versus in a store. The Fed will remain active, publishing its business contact anecdotes for December via a new Beige Book release, also on Wednesday, and again with a variety of Fed speeches planned throughout the week.

CoStar Economy is produced weekly by Robert Calhoun, *managing director and senior economist, and* Matt Powers, *associate director of CoStar Market Analytics in New York City.*

AERIAL MAP: 602-170-02-00


Round Potrero Rd
Round Potrero Rd
Round Potrero Rd
Round Potrero Rd
Round Potrero Rd
S

PARCEL MAP: 602-170-02-00


AGRICULTURAL PRESERVE
602 - 17
1"=800'
N
AG PR (C) = AGRICULTURAL PRESERVE (CONTRACT)
11
170
PUBLIC DOMAIN
16
604
9
APPROX LOC HORIZON VIEW DR
POSSIBLE OVERLAP
ELY. BDY. SEC. 35 PER R.O.S. 7684
APPROX
LOC
R3E
R4E
651
6
SHT 1
651
16
SHT 1
651
16
SHT 2
CHANGES
BLK
OLD
NEW
YR
CUT
THIS MAP WAS PREPARED FOR ASSESSMENT PURPOSES ONLY. NO LIABILITY IS ASSUMED FOR THE ACCURACY OF THE DATA SHOWN. ASSESSOR'S PARCELS MAY NOT COMPLY WITH LOCAL SUBDIVISION OR BUILDING ORDINANCES.
SEC 36 - T17S - R3E
ROS 20641

AERAL MAP: 604-010-02-00


S

PARCEL MAP: 604-010-02-00


AGRICULTURAL PRESERVE
604 - 01
CHANGES
CLEVELAND
NATIONAL
FOREST
010
C.N.F.
AG PR (C) = AGRICULTURAL PRESERVE (CONTRACT)
SAN DIEGO COUNTY
ASSESSOR'S MAP
THIS MAP WAS PREPARED FOR ASSESSMENT PURPOSES ONLY. NO LIABILITY IS ASSUMED FOR THE ACCURACY OF THE DATA SHOWN. ASSESSOR'S PARCELS MAY NOT COMPLY WITH LOCAL SUBDIVISION OR BUILDING ORDINANCES
SEC 19 - T17S - R4E
ROS 20641

AERIAL MAP: 604-090-01-00


S

PARCEL MAP: 604-090-01-00


604–09
CHANGES
PUBLIC
DOMAIN
THIS MAP WAS PREPARED FOR ASSESSMENT PURPOSES ONLY. NO LIABILITY IS ASSUMED FOR THE ACCURACY OF THE DATA SHOWN. ASSESSOR'S PARCELS MAY NOT COMPLY WITH LOCAL SUBDIVISION OR BUILDING ORDINANCES
SEC 31 - T17S - R4E
ROS 19187, 20641

AERIAL MAP: 604-050-01-00


S

PARCEL MAP: 604-050-01-00


AGRICULTURAL PRESERVE
604 - 05
CHANGES
PUBLIC
2
DOMAIN
PUBLIC
DOMAIN
3
4
050
602
11
15
1
9
THIS MAP WAS PREPARED FOR ASSESSMENT PURPOSES ONLY. NO LIABILITY IS ASSUMED FOR THE ACCURACY OF THE DATA SHOWN. ASSESSOR'S PARCELS MAY NOT COMPLY WITH LOCAL SUBDIVISION OR BUILDING ORDINANCES
SEC 30 - T17S - R4E
ROS 20641

SUBJECT SITE DESCRIPTION

Property Type and Location

The property in attachment named *Potrero Ranch Cultivation Plan (attached)* is naturally divided into two parcels by the Round Potrero Road shown as a red line which runs across the center of the property. The road provides access to the house and main barn located in the area outlined by a light blue square. The house will be used for staff residence and the main barn to store equipment and supplies.

The parcel to the North is identified as having a green circle in the approximate center of the property shown in the *Potrero Ranch Cultivation Plan.* This parcel is irregular in shape but flat and approx. 385 acres in size. There are 14 storage buildings located on the east side of the property each 40 feet by 400 feet in size for a total of 224,000 square feet.

The parcel to the South is identified as having a green circle in the approximate center of the property shown in the *Potrero Ranch Cultivation Plan (attached).* This parcel is irregular in shape but flat and approx. 190 acres in size. There are 14 storage buildings located on the south side of the property each 30 feet by 400 feet in size for a total of 168,000 square feet.

All of these buildings on both parcels are steel framed on a cement slab and covered with steel. Each building once repaired will be fully enclosed and have triple phase power. As they are long and narrow in shape, they are ideal for drying large amounts of industrial hemp inside ensuring very high product quality.

The entire property itself is an ideal location for cultivation given that it is flat and usable, the soil PH is good, the altitude is perfect and in that there is an abundance of water with four good wells. Further the property is sheltered on all sides by the surrounding mountains and very isolated.

SUBJECT PROPERTY SITE DESCRIPTION					
Item	**Ex**	**Gd**	**Av**	**Fr**	**Pr**
Access		X			
Street Frontage		X			
Shape		X			
Functional Utility		X			
Visibility		X			
Landscaping		X			
Drainage		X			
Adequacy of Utilities		X			
Lot Utility		X			
Ingress/Egress		X			
Availability of Water	X				
Soil Conditions for Farming	X				
Wind Protection	X				
On-site Traffic Pattern		X			

Lot Size

The subject 4 parcels **602-170-02-00; 604-010-02-00; 604-090-01-00; 604-050-01-00,** combine for a total of 824.40 acres or 35,910,864 square feet.

Topography and Drainage
The site is mostly level topography with approximately 600 level acres and some rolling topography. The property does not appear to have any drainage issue upon inspection of the site.

Utilities
There are no curbs, gutters, and streetlights to the street. The subject site is on well, septic, & has public electricity to the site. There is currently no gas to the site.

Easements and Restrictions
A current title report was requested from the client and was received and is portrayed in the addenda of the report. I/we assume that there are no easements, liens, encroachments, encumbrances or other property restrictions, which would adversely affect the value of the subject property as estimated herein. No survey of the boundaries of the property was undertaken by us. All areas and dimensions furnished are presumed to be correct.

Earthquake Hazard
The client is advised to obtain a soil report to determine if fault zones, liquefaction, or soil subsidence affects the site.

Soils Report and conditions
Please see pictures of the forthcoming graphs.

SOIL CONDITIONS

604-010-02-00 90 acres

USDA Soils Estimate


Google
Imagery ©2013, Cnes/Spot Image, DigitalGlobe, U.S. Geological Survey, USDA Farm Service Agency

Symbol	Name	Slope Grad Comp.	Irr. Cap. Class	Non-Irr. Cap. Class	Storie Index	Acres	Parcel %
AcG	Acid igneous rock land	45		8	0	2.998	3.43%
GrC	Greenfield sandy loam, 5 to 9 percent slopes	7	3	4	77	.340	.39%
LcE	La Posta rocky loamy coarse sand, 5 to 30 percent slope s	18		6	15	16.563	18.95%
LcF2	La Posta rocky loamy coarse sand, 30 to 50 percent slop es, eroded	40		7	6	35.168	40.24%
MvC	Mottsville loamy coarse sand, 2 to 9 percent slopes	6		4	45	32.323	36.99%

Total Acres: 87.392

This page includes data supplied by sources other than the County Assessor.
All the data shown here is deemed reliable, but is not guaranteed.

SOIL CONDITIONS

USDA Soils Estimate


Google
Imagery ©2013 , Cnes/Spot Image, DigitalGlobe, U.S. Geological Survey, USDA Farm Service Agency

Symbol	Name	Slope Grad Comp.	Irr. Cap. Class	Non-Irr. Cap. Class	Storie Index	Acres	Parcel %
AcG	Acid igneous rock land	45		8	0	40.912	34.90%
ChB	Chino fine sandy loam, 2 to 5 percent slopes	4	2	3	80	.989	.84%
CmE2	Cieneba rocky coarse sandy loam, 9 to 30 percent slopes , eroded	20		7	10	6.874	5.86%
CmrG	Cieneba very rocky coarse sandy loam, 30 to 75 percent slopes	53		8	5	14.461	12.33%
RaD2	Ramona sandy loam, 9 to 15 percent slopes, eroded	12	4	4	48	12.387	10.57%
VaB	Visalia sandy loam, 2 to 5 percent slopes	4	2	2	81	41.615	35.50%

Total Acres: 117.238

SOIL CONDITIONS


Google
Imagery ©2013, Cnes/Spot Image, DigitalGlobe, U.S. Geological Survey, USDA Farm Service Agency

Symbol	Name	Slope Grad Comp.	Irr. Cap. Class	Non-Irr. Cap. Class	Storie Index	Acres	Parcel %
AcG	Acid igneous rock land	45		8	0	39.482	16.62%
ChB	Chino fine sandy loam, 2 to 5 percent slopes	4	2	3	80	14.076	5.92%
CmrG	Cieneba very rocky coarse sandy loam, 30 to 75 percent slopes	53		8	5	12.309	5.18%
CnE2	Cieneba-Fallbrook rocky sandy loams, 9 to 30 percent sl opes, eroded	20	6	6	18	2.323	.98%
LcE	La Posta rocky loamy coarse sand, 5 to 30 percent slope s	18		6	15	1.375	.58%
RaD2	Ramona sandy loam, 9 to 15 percent slopes, eroded	12	4	4	48	23.925	10.07%
VaB	Visalia sandy loam, 2 to 5 percent slopes	4	2	2	81	119.908	50.47%
VaC	Visalia sandy loam, 5 to 9	7	2	3	73	24.207	10.19%

SOIL CONDITIONS

604-050-01-00 365.5 acres


Google

Symbol	Name	Slope Grad Comp.	Irr. Cap. Class	Non-Irr. Cap. Class	Storie Index	Acres	Parcel %
AcG	Acid igneous rock land	45		8	0	28.526	8.01%
ChB	Chino fine sandy loam, 2 to 5 percent slopes	4	2	3	80	96.293	27.03%
GrC	Greenfield sandy loam, 5 to 9 percent slopes	7	3	4	77	22.978	6.45%
LcF2	La Posta rocky loamy coarse sand, 30 to 50 percent slop es, eroded	40		7	6	3.148	.88%
MvC	Mottsville loamy coarse sand, 2 to 9 percent slopes	6		4	45	1.276	.36%
VaB	Visalia sandy loam, 2 to 5 percent slopes	4	2	2	81	100.597	28.23%
VaC	Visalia sandy loam, 5 to 9 percent slopes	7	2	3	73	100.164	28.11%
VsD	Vista coarse sandy loam, 9 to 15 percent slopes	12	4	4	43	2.802	.79%
VsE2	Vista coarse sandy loam, 15 to 30 percent slopes, erode d	23	6	6	33	.513	.14%

Total Acres: 356.297

Endangered Species and Habitat

The subject property is located in an area that is very rural & has minimal developments. Over the last decade, significant mixed-use development has occurred in the expanded areas around San Diego County. As such, the subject property would not be considered as a likely candidate for further study relative to rare, threatened or endangered species (plants and/or animals) prior to future development. The subject property is located in an agricultural zoned development and the parcel report in the addenda would denote any habitat areas that would impair, restrict or prohibit future use of the subject parcel. However, payment of applicable habitat mitigation fees may apply if and when ever the subject property is developed. Information pertaining to rare, threatened or endangered species common within vicinity of the subject property (as may or may not be applicable) should be secured from the appropriate governmental agency.

Ingress and Egress

Ingress and Egress to the subject site is from Round Potrero Road, which is a non-traffic street dirt road.

Streets and Access

Street access is located from Round Potrero Road and the Frontage Road.

Natural, Cultural, recreational, and Scientific Resources

Natural water available to the site as the property may have previously been a lakebed with a plentiful supply of ground water.

Restrictions on use and Development

No restrictions other than those imposed by the zoning ordinances.

Covenants, Conditions, and Restrictions

No CC&Rs are present.

Functional Adequacy and Conclusion

Adequate.

Historical Land Uses

Prior land uses relative to the subject property is not fully known. However, based upon review of aerial photographs of the local area, the subject property was most likely utilized in the distant past for agricultural. Prehistory land uses relative to the subject property is not fully known.

Hydrology

Portions of the property may be located in a Flood Zone

Visual Elements

According to the Noise Impact Analysis the subject property. The report indicates the noise impact are less than significant levels in regard to exposure to persons in excess of the standards. In regard to excess exposure to ground vibration the report indicates the impact is less than significant. The result of permanent ambient noise levels is less than significant.

Environmental Impact

A phase 1 environmental report has not been reviewed by the appraiser.

Climate & Air Quality

The combination of pollutants affecting the area is determined by such factors as traffic patterns, land uses, wind direction, inversions, sunlight, etc. The composition of air pollution varies, but in Southern California the most significant ingredients would include carbon monoxide, oxides of nitrogen and hydrocarbons. These photochemical oxidants are very active and potentially damaging. Due to their relatively slow reaction time, secondary pollutants are a greater problem in areas downwind from the source of primary pollutants. This condition, which is aggravated by inversions and the surrounding mountain ranges, slows the horizontal dispersal of air pollutants. According to the AQMD, air quality throughout most of Southern California has improved dramatically over the last several decades. This stems from vehicles with greater fuel efficiency, more restrictive controls.

Relative to particulate emissions, use of reformulated and oxygenated fuels, installation of vapor recovery systems in gasoline dispensing, etc. The subject property poses no apparent or unusual factors relative to air quality compliance, particulate emissions or special permitting.

Nuisances and Hazards

No significant changes will occur once the project is completed according to the noise report.

Photographs

Photographs of the subject property were taken on the date of the appraisal inspection. Please see the photographs on the pages forthcoming.

Traffic Map


Round Potrero Rd
0 0.035 0.07
Miles
Average Daily Traffic Volume
Up to 6,000 vehicles per day
6,001 - 15,000
15,001 - 30,000
30,001 - 50,000
50,001 - 100,000
More than 100,000 per day
Source: ©2019 Kalibrate Technologies (Q1 2019).
July 15, 2019

Traffic Count Profile

Traffic Count Profile

91963, Potrero, California 2
91963, Potrero, California
Rings: 1, 3, 5 mile radii

Prepared by Esri
Latitude: 32.65540
Longitude: -116.61915

Distance:	Street:	Closest Cross-street:	Year of Count:	Count:
2.36	Potrero Valley Rd	Round Potrero Rd (0.1 miles N)	2012	1,000
3.44	Hwy 94	Potrero Valley Rd (0.17 miles E)	2016	1,950
3.60	94	(0.0 miles)	2018	1,450
3.72	Hwy 94	Potrero Valley Rd (0.54000002 miles W)	2016	1,350
3.85	Hwy 94	Emery Rd (0.17 miles W)	2013	2,000
4.12	188	Tecate Rd (0.11 miles S)	2018	7,300
4.46	Tecate Rd	Airport Rd (0.16 miles SE)	2016	6,700
4.47	Hwy 94	Tecate Rd (0.44999999 miles E)	2016	6,700

Zoning and Land Use -Current

A72 – General Agriculture. Intended for crop or animal agriculture. Number of animals allowed are specified by neighborhood regulations

Zoning Designation: A72

Jurisdiction: County of San Diego

The provisions of Section 2720 through Section 2729, inclusive, shall be known as the A72 General Agricultural Use Regulations. The A72 Use Regulations are intended to create and preserve areas for the raising of crops and animals. Processing of products produced or raised on the premises would be permitted as would certain commercial activities associated with crop and animal raising. Typically, the A72 Use Regulations would be applied to areas distant from large urban centers where the dust, odor, and noise of agricultural operations would not interfere with urban uses, and where urban development would not encroach on agricultural uses.

ZONING MAP

County of San Diego - PDS - Zoning & Property Information - Simplified


Zoning-Property Information
Assessor Parcels
Zoning
Agriculture
Commerical and Office
Industrial
Multi-Family Residential
Residential Mobile Home
Rural Residential
Residential - Single
Residential - Urban
Residential - Variable
Fallbrook Revitalization Area
Open Space
Extractive Use
Transportation and Utility
Limited Control
Specific Plan
Holding Area
General Rural
City of San Diego/No
HAUSER CANYON
A72
esri

Provides Zoning and General Plan information for parcels in the unincorporated County of San Diego - This map is easy to use

0.3mi

Esri, HERE | SanGIS, Bureau of Land Management, Esri, HERE, Garmin, INCREMENT P, USGS, METI/NASA, EPA, USDA

ZONING MAP

County of San Diego - PDS - Zoning & Property Information - Simplified


Zoning-Property Information
Assessor Parcels
Zoning
Agriculture
Commerical and Office
Industrial
Multi-Family Residential
Residential Mobile Home
Rural Residential
Residential - Single
Residential - Urban
Residential - Variable
Fallbrook Revitalization Area
Open Space
Extractive Use
Transportation and Utility
Limited Control
Specific Plan
Holding Area
General Rural
City of San Diego/No
A72
Round Potrero
esri
0.3mi

Provides Zoning and General Plan information for parcels in the unincorporated County of San Diego - This map is easy to use

Esri, HERE | SanGIS, Bureau of Land Management, Esri, HERE, Garmin, INCREMENT P, USGS, METI/NASA, EPA, USDA

ZONING MAP

County of San Diego - PDS - Zoning & Property Information - Simplified


Zoning-Property Information
Assessor Parcels
Zoning
Agriculture
Commerical and Office
Industrial
Multi-Family Residential
Residential Mobile Home
Rural Residential
Residential - Single
Residential - Urban
Residential - Variable
Fallbrook Revitalization Area
Open Space
Extractive Use
Transportation and Utility
Limited Control
Specific Plan
Holding Area
General Rural
City of San Diego/No
esri
0.3mi

Provides Zoning and General Plan information for parcels in the unincorporated County of San Diego - This map is easy to use

Esri, HERE | SanGIS, Bureau of Land Management, Esri, HERE, Garmin, INCREMENT P, USGS, METI/NASA, EPA, USDA

ZONING MAP

County of San Diego - PDS - Zoning & Property Information - Simplified


Zoning-Property Information
Assessor Parcels
Zoning
Agriculture
Commerical and Office
Industrial
Multi-Family Residential
Residential Mobile Home
Rural Residential
Residential - Single
Residential - Urban
Residential - Variable
Fallbrook Revitalization Area
Open Space
Extractive Use
Transportation and Utility
Limited Control
Specific Plan
Holding Area
General Rural
City of San Diego/No
Round Potrero
472
592
esri
0.3mi

Provides Zoning and General Plan information for parcels in the unincorporated County of San Diego - This map is easy to use

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Flood Hazard Information

The map number is 06073C and the panel number is 2000G. The maps were dated on 5/16/2012. According to the county flood map and the flood maps I reviewed the subject is within a Flood Zone D & Flood Insurance would be mandatory. The area is a moderate flood zone risk. Because detailed hydraulic analyses have not been performed, no Base Flood Elevations (BFEs) or flood depths are shown.

FLOOD MAP

RiskMeter

ROUND POTRERO RD POTRERO, CA 91963

LOCATION ACCURACY: User-defined location

Flood Zone Determination Report

Flood Zone Determination: **OUT**

PANEL DATE		MAP NUMBER	N/A


X500 or B Zone
A Zone
V Zone
D Zone
Floodway
CBRA
Google

IMPROVEMENTS

Improvements

The parcel to the North is identified as having a green circle in the approximate center of the property shown in the *Potrero Ranch Cultivation Plan.* This parcel is irregular in shape but flat and approx. 385 acres in size. There are 14 storage buildings located on the east side of the property each 40 feet by 400 feet in size for a total of 224,000 square feet.

The parcel to the South is identified as having a green circle in the approximate center of the property shown in the *Potrero Ranch Cultivation Plan (attached).* This parcel is irregular in shape but flat and approx. 190 acres in size. There are 14 storage buildings located on the south side of the property each 30 feet by 400 feet in size for a total of 168,000 square feet.

All of these buildings on both parcels are steel framed on a cement slab and covered with steel. Each building once repaired will be fully enclosed and have triple phase power. As they are long and narrow in shape, they are ideal for drying large amounts of industrial hemp inside ensuring very high product quality There is a wood framed barn, outbuildings, a single-family residence which is currently being remodeled, a manufactured home currently being remodeled, two retention basins, wood fencing, chain link fencing, covered canopies, covered patios, irrigation system.

Per Gregory Stinson, formerly the Managing Director at Ketza International Limited and now the Operations and Project Manager for the Company, "The work to be conducted on the 28 steel buildings is mostly finishing and some servicing. The existing steel framed structures are all built upon a cement slab and have been inspected by an engineer. Additionally, some of the services are already to the buildings.

New greenhouses with this structure at today's cost would be very expensive as there are 28 separate structures. The total cost alone for all concrete bases. In new condition the replacement cost for these structures would be $65 to 75$ per square foot over 392,000 square feet.

Here is a concise description of what it would cost to finish them and bring them into working condition as greenhouses:

The main expenditure will be the covering or outer shells which we have calculated to be between .7 and 1.2 million dollars depending on how many wood purloins are shown to need replacing on the roof and sidewalls once we've removed the existing galvanized steel covering.

The choice of material would be the 5mm Solex Pro Panel Cover as it provides insulation while providing 70-77% diffused light. The strong shatterproof greenhouse glazing protects the plants strong winds and other harsh weather conditions. The cost per unit over 26 of the 28 units remaining will be approx. $28,000 each.

For power to each unit, we have air pressure cleared the conduit to each building and they all appear to be in good condition. Installing electricity to each unit would then involve pulling new wire to each greenhouse and installing a new panel and lighting arrangement. The cost per unit over 28 units will be approx. $16,0000 each.

Water mains are already installed to each building and there is only remedial repair work that needs to be done. The quote from Dram to install fully automated watering systems with injection pumps for automatic nutrient injection for 26 of the 28 units will be approx. $9000 each.

We estimate the total cost to complete the work adding a 20% contingency to be approx. $1.4 million dollars."

It is an extraordinary assumption that all structures not inspected are in average condition.

The Smart System also monitors water to each portion of the field so that the watering system can determine which sections of the field need watering.

Two water retention pond were added with lined retention in plastic. These retention ponds will allow the ranch to store water and cut down on the water bills.

The barns, single-family residence, and manufactured home have had significant amount of work since the last inspection.

The ranch has also purchased personal property including two 18-wheelers for transportation purposes and equipment.

All four wells have been re-wired with underground conduits and communication lines all fed back to central location for data collection and automated watering controls.

Pumps - all four wells have been set up with new three phase power pumps variable speed drives and flowmeters in all new intake pipes all wells have been connected into one underground pipe and connected to new water filtration plant installed in the middle of the field which can handle 2500 gallons per minute going into the main irrigation lines.

Electrical all four wells have been rewired with underground conduits and communication lines all fed back to central location for data collection and automated watering controls.

Irrigation Lines - phase one of the $1,000,000 irrigation system has been installed in operational in the farm has the capacity to irrigate 150 acres phase two is under construction now with completion operational in four weeks.

Sensors - field sensors for the irrigated system in 40 are planned.

Electrical - the main power to the farm building recently a new 400 amp three phase powered to the main buildings in the barn farm improvements all greenhouse demolition in all scrap has been removed there are eight greenhouse labs and all structures retrofitted and ready for greenhouse skins to be installed the rest of the buildings are in various stages of completion the fields have been broken in worked and several acres of the farmland has been reclaimed on the North property which has added approximately 10 acres to the overall cultivation of 585 acres.

Security system will include a drone security system new equipment includes limpkin Reuben 9 three generators 80 K V8 with three backup power generators utilized greenhouse supplies include one 5 and 25 gallon pots shade-cloth and screening the Ppromix organic soils there are two 6500 gallon tanks inorganic nutrient bulk tanks or 1000 gallon mixing tank which comes complete with its own power plant and pumps a used 6155 JDD tractor from cardio equipment with 3600 hours complete with auto track and RTK GPS system

Gated & Fencing - the farm has installed new gates and decorative fencing in the yard and fenced the South field

The subject's improvements have an effective age approximately of 5 years as some of the slabs are older and an economic life expectancy of 20 years (15 years remaining) as of the date of value. This indicated a depreciation of 25% by the effective age-life method.

PHOTOGRAPHS OF SITE



PHOTOGRAPHS OF SITE & GREENHOUSES


SOLVALLEYRANCH

PHOTOGRAPHS OF PROPERTY & GREENHOUSES



PHOTOGRAPHS OF SITE AND BARN



PHOTOGRAPHS OF INTERIOR OF GREENHOUSE



PHOTOGRAPHS OF GREENHOUSE



MAP OF PROJECT WITH GREENHOUSES


SOL VALLEY RANCH CULTIVATION PLAN
NORTH GREENHOUSES
12 13 14
8 9 10 11
5 6 7
1 2 3 4
NORTH FIELD
RESERVOIR - THREE
NATURAL RESERVOIR - ONE
MAIN BARN AND OFFICE
NEW PROCESSING FACILITY
RESOVOIR - TWO
SOUTH FIELD
14 13 12 11 10 9
8 7 6 5 4 3 2 1
SOUTH GREENHOUSES

ASSESSED VALUATION AND TAXES

Real property taxes in California are limited to one percent of market value of the property, as of a specified base year plus bonded indebtedness/special assessment. The base year valuation is the 1975 Assessor's market value estimate, or market value indicated by a sale, or market value based upon reassessment of the property which is triggered by new construction or leasing of the property on a long-term basis. To provide for inflation, if there is no sale, lease, or new construction, there is a maximum two percent per year increase allowed in the assessed values assigned to land and improvements.

Assessed Value 2020

I/we were not provided with a copy of the 2020 tax year tax bills (current). The client is advised to check with the title company for the exact status of the property taxes. According to the Tax Collector's office, if the subject property is sold, taxes will be based upon the market value of the property at the time of transfer. The taxes will increase based upon the new market value of the property reflecting the reassessed value of the improvements and land. After a purchase by an individual owner, the taxes would be based on market value of the site.

APN	602-170-02-00
Total	$ 240,000
Land	$ 240,000
Improvements	$0
Taxes	$ 2,683.04
Source	Datatree

APN	604-010-02-00
Total	$ 180,000
Land	$ 180,000
Improvements	$0
Taxes	$ 2,012.86
Source	Datatree

APN	604-090-01-00
Total	$ 1,380,000
Land	$ 880,000
Improvements	$ 500,000
Taxes	$ 15,409.06
Source	Datatree

APN	604-050-01-00
Total	$ 2,200,000
Land	$ 1,300,000
Improvements	$900,000
Taxes	$ 24,712.54
Source	Datatree

HIGHEST AND BEST USE

According to the Dictionary of Real Estate Appraisal a publication of The Appraisal Institute, highest and best use is defined as:

1. The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal;

2. The reasonably probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that result in the highest present land value; and

3. The most profitable use.

I/we have evaluated the site's highest and best use as if vacant. In each case the use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

"AS IF" VACANT

Highest and Best Use of Property - As if Vacant is described as "Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements."[5]

Legally Permissible

The A72 Use Regulations are intended to create and preserve areas for the raising of crops and animals. Processing of products produced or raised on the premises would be permitted as would certain commercial activities associated with crop and animal raising. Typically, the A72 Use Regulations would be applied to areas distant from large urban centers where the dust, odor, and noise of agricultural operations would not interfere with urban uses, and where urban development would not encroach on agricultural uses.

The 2014 Farm bill was superseded in part by the 2018 Farm Bill signed by President Trump in December 2018 which legalized industrial hemp cultivation at the federal level.

The California Department of Food and Agriculture established an entity called the Industrial Hemp Program, which is setting the rules and regulations for the registration of industrial hemp cultivators. Under the program applicants must contact a local county agricultural commissioner to register for the program and abide by any local restrictions. Here is a link to the official website for more

[5] The Dictionary of Real Estate Appraisal, Third Edition (1993), p. 171.

information: https://www.cdfa.ca.gov/plant/industrialhemp/

At the present time there is no state registration/licensing for hemp cultivators, registration is being done at the County level in California.

On June 11, 2019 The County of San Diego Department of Agriculture, Weights and Measures issued registration # 37-190022G to Green Hygienics Holdings, Inc. as a grower for industrial hemp cultivation.

California's industrial hemp program is administered by the California Department of Food and Agriculture (the "Department").

California's industrial hemp cultivation laws can be found beginning at section 81000 of the California Food and Agriculture Code. Particularly, section 81003 requires that growers register their cultivation sites with the "commissioner of the county in which the grower intends to engage in industrial hemp cultivation," and that the county agricultural commissioner shall issue the license if it determines that the registration requirements of the Food and Ag. Code are met. Further, section 81007 authorizes the Department to establish the hemp cultivation pilot program and licensing in accord with Section 7606 of the federal Agricultural Act of 2014 – which it has. In fact, the Department has issued, and continues to issue, regulations applicable to all California hemp cultivators concerning seed cultivars, registration fees, and laboratory testing. Therefore, it is the Department who administers the overarching hemp program and regulations, and the county agricultural commissioner's simply carry out the local administration of the program under the authority granted to them under California law.

California has set up its agricultural system which impacts how the hemp cultivation program is implemented in practice. A good summary of California's agricultural system and the hierarchy/division of duties between the Department and the respective county agricultural commissioners can be found here. You can also reference California Food and Agriculture Code sections 101-1501 with respect to state-wide administration of the agricultural program, and Food and Agriculture Code sections 2001-2344 (particularly section 2281) with regard to the local administration of the state's agricultural laws under the authority of county agricultural commissioners. The overarching principle is that the Department governs the program, and the county agricultural commissioners' implement the program under the direction of the Department.

Physically Possible

The pertinent physical factors affecting the highest and best use of the subject property fall under two categories: site characteristics and location characteristics. Site characteristics include: size, dimensions, topography, soil conditions, and the availability of adequate utilities. Location characteristics include access to transportation modes, availability of labor and materials, proximity to markets, and the impact of the surrounding neighborhood.

The subject site will be generally level and if vacant could accommodate nearly most commercial uses. The subject has adequate frontage, good ingress and egress, adequate coverage ratio, and adequate parking capabilities.

The site has good accessibility, facilitating the availability of the diverse labor pool from other areas, materials and products to and from the location. These features are beneficial for most agricultural uses and enhance the desirability of the subject property for such uses.

Extensive water is at the site as water tests have been completed, adequate wells are present with new wells being drilled, and electrical is at the site.

As discussed in the area analysis section, the subject is located in an area comprised of agricultural uses and this enhances the value of the site for this use. The positive influences of the subject's physical site characteristics and desirable agricultural development location would support the development of the subject parcel with an agricultural property.

Financially Feasible

The third test is what uses are financially feasible. That is, will the use return a value to the land which is above the cost of development of the site.

Green Hygienics Holdings, Inc. submitted the following information for the subject site.

Hemp prefers a mild climate, humid atmosphere, and a rainfall of at least 25-30 inches per year. Good soil moisture is required for seed germination and until the young plants are well established. Weed Control: Industrial hemp is an extremely efficient weed suppressor. The soil quality should lean on the alkaline side. A pH level above 6 is necessary, but a reading between 7 to 7.5 is ideal. A sandy loam is ideal for most strains.

Planting typically falls between the third week of May and into the first week of June. Hemp clones are provided by an in-state processor and transplanted into 40" rows on flat ground. Some people buy their own genetics and find a buyer at the end, but most people are connected with a specific processor.

Seeding is more cost effective and a no-till box drill on 6" rows works great and provides accurate seeding depth. Other methods may crack the seeds. Tighter 6" rows are effective, particularly on a crop without herbicide options. The close rows make it canopy so much faster and avoid weed issues. Planting population is 6 to 12 plants in a square foot–dense. That is really thick when you've got a 7' crop a few inches apart. Planting population varies between 1,500-4,000 plants per acre, contingent on the variety.

Hemp seed is problematic for storage. You can store at 9%, but 6-7% is even better. A grain dryer is definitely an investment to consider if you go with significant hemp acreage.

Hemp seed prices have subsided. Seed brought $1 in 2016, 50 cents in 2017; 40 cents early in 2018, and so on. Seed yields averaged 1,500-1,600 lb. per acre.

Canadians are getting 1,800-2,000 lb. per acre with a relatively small (5'-7') Canadian variety, Hemp Genetics International CRS-1. There is no blow over in the wind even with some 80 mph gusts. The stalks are seriously strong, kind of like flax on steroids.

After planting, you must make sure the hemp has adequate moisture to set roots. Drip irrigation is effective. Hemp needs enough water to continue its life cycle, but you can't push water to it as you would with other crops. When pod-building in beans or finishing corn, moisture in soil is good, but that's not the case with hemp. We only add water if the dirt really gets depleted. Hemp likes sunny, hot weather.

You can add nutrients and micronutrients to the soil.

Hemp responds to better soils like any crop. Once hemp starts, grower options are severely limited–no herbicides, insecticides or fungicides allowed. Weeding requires vigilance, with either row cultivation or hoes. You have to get things right from the beginning, because there are no chemicals allowed.

In general, the plants grow at an incredibly fast rate for the first 60 days. By the beginning of August, the varieties show distinct phenotype differences from short and squat (3' wide x 3' tall), to tall and fat (6' tall x 5' wide). Chopping crews combat weed presence. From pillar to post, hemp for CBD requires considerable labor. Across an entire season, this is incredibly labor intensive.

When the hemp reaches sexual maturity, vigilance is required to check fields for male plants. CBD production is strictly a no-males-allowed proposition. Even a few males in a hemp field can pollinate an entire crop, triggering seed production in females, diminished flower set, and a reduction in CBD concentration. You have to make sure there are no males with pollen sacs. Pull them up immediately and get them out of the field.

After 100-120 days, hope for a field of female plants heavy with CBD content stored in flowers and biomass, yet below the .03 psychoactive THC (tetrahydrocannabinol) level to remain clear of regulatory violations. There are many different opinions about when to harvest according to maturity.

The department of agriculture or the grower can pull tissue tests to make sure the hemp is below .03, and then it can be harvested.

By hand, harvest crews need roughly five weeks to bring in 200 acres. Estimate one man for every five acres. By necessity, harvest is haphazard and a constant learning process without standards. At the point of harvest, nobody is doing it the same. We're all trying to figure out the best way regarding

labor and logistics. There are new techniques and equipment on the market to assist with automating this process, but labor crews' hand-cut plants at ground-level ensures a cleaner yield for processing.

Cutting is best at 18-20% moisture. Lower moisture carries the risk of plants dropping seed. You can use the same equipment used for small grains: a draper head and a standard combine or a haybine to cut biomass for baling, storage A shredder and vertical tillage can be used to take care of post-harvest biomass.

The plants are dragged down the rows to wagons or trailers, and hauled indoors for drying. At the drying point, variation between operations is even more diverse: Warehouse floors, dehumidifiers, fans, tobacco barns, sheds, greenhouse heat, racks, direct to processor, and mechanical dryers. Mechanical drying will ultimately prevail as the method of choice.

When weather cooperates and provides strong heat, plants are dried on racks in roughly two weeks. After drying, plants are stripped of all green material and run through a hammer mill. Most processors want 10%-plus raw CBD oil. If you introduce the whole plant then your CBD percent drops.

The size and variety of the plants makes yield a tricky proposition. A lot of people hope the entire plant weighs in excess of 1 lb. Plants may be big and look great, but it doesn't really matter. Processors pay by CBD content, plant material, whole plant, or pounds of oil, it's different everywhere.

The 2018 farm bill opened the door for crop insurance, but the details are yet to surface. Your biggest consideration is finding someone reliable to work with on the processing end. If you're the kind of farmer that can grow high-quality crops and actively manage labor, then you can get a leg up on hemp.

Some GRYN strategic advantages:

Experience. The normal yield per acreage is 12-1500 pounds per acre. We average 18-2200 pounds per acre. The effect on the bottom line with a 50% improvement in yield over a large crop is very significant.

10% is the normal CBD yield. We reach as high as 17-18% from our strains. Again, the effect on the bottom line with a 70% improvement in yield over a large crop is very significant.

Having a large indoor area to dry is a huge advantage to produce higher quality and eliminate the risk of leaving crop outside to dry. The Potrero property is a dream situation with over 392,000 sq. ft. of long narrow outbuildings ideal for drying. Further as the plant takes approx. 100 days to maturity the first 30 days can be started indoors. This allows the grower to sex the plants and remove all of the males before putting them into the fields where otherwise they would have to inspect the fields and pull the males at a later date reducing the crop yield in the field by 15-20%. A huge difference in the overall ROI!

Having a large acreage can allow you to grow your own hemp for seed. A cost reduction for next years crop and a potential ancillary revenue stream. You can also grow hemp for fibre far easier as an in between crop.

All of our properties will be USDA Certified Organic as it is a barrier to competition. Grown in the USA and Organic will sustain its price point as the influx of cheap feedstock arrives. Also, it is a way to preserve market share and maintain a strategic marketing advantage by labeling and branding the end product as USDA Certified Organic. As proven with the pharmaceutical industry medicine derived from trusted sources is preferred by the majority of consumers. The market will become increasingly educated and aware as the industry matures."

It is an assumption of the appraisal that the greenhouses total 392,000 square feet per the offering memorandum. Based on the above information submitted, the use as a Hemp Farm is financially feasible.

Maximally Productive

The fourth and final test is what use will produce the highest net return. This analysis has indicated that a Hemp Farm would be financially feasible for the subject site if it were vacant as of the date of value, once the rent levels have returned to the levels required to support new development.

Conclusion of Highest and Best Use - As Vacant

Zoning regulations dictate that the most probable use of the site is some type of residential development. Based on preliminary analysis of land values and costs, a residential development on the subject site will not currently return a profit to the land. It is my/our opinion that as of the date of value the most feasible use of the land, if it were vacant, development with a USDA Certified Organic Hemp Farm.

VALUATION METHODOLOGY

In earlier sections of this report, we defined the valuation problem and characteristics of the subject property. I/we analyzed information regarding the social, economic, governmental and environmental influences as they affect the property and established the highest and best use of the subject. The following sections of this report analyze the general and specific data that I gathered using the three traditional approaches to value – the Cost Approach, the Sales Comparison Approach and the Income Approach. The value indications derived from these approaches are then reconciled into a final indication of value for the subject.

The Cost Approach is founded on two basic principles, substitution and contribution. The principle of substitution uses the premise that an informed and rational purchaser (investor) will pay no more for an existing improved income property than the cost to him of producing a substitute property with the same utility. Contribution holds that the present worth of the improvements, as of the valuation date, is a measure of their contribution to total property value – in addition to the independently estimated value of the site. The Cost Approach treats the property as a physical entity, separable for valuation purposes into a site and improvements, and adds both site value and the present worth (contribution) of the improvements to derive an indication of value for the property. The site is valued as if vacant and available to be put to its Highest and Best Use as of the valuation date.

The Sales Comparison Approach is based primarily on the principle of substitution and is premised on the idea that an informed and prudent rational purchaser (investor) would pay no more than the cost to him of acquiring a similar, competitive property with the same utility. This approach assumes there is an active market for properties similar to the subject and that the prices paid for similar competitive properties, which represent bone-fide arm's-length transactions, are indicative of the most probable sale price for the subject, as of the valuation date. In this approach, salient characteristics of the subject property are identified and compared with recent sales of properties similar to it. Differences between the comparable sales and the subject are adjusted to the subject, based on market evidence, and the adjusted sales prices are correlated into an indication of value, as of the valuation date. This approach was not utilized as typical market participants would not utilize it.

The Income Approach to value is based on the principle of anticipation and the premise that the value of a property is the present worth of future benefits. This approach involves the analysis of potential income to the subject, taking into account existing leases (if applicable) and market rents. The costs of ownership, which must be incurred to generate that income, are also analyzed and an appropriate capitalization technique is then formulated to derive an indication of value for the subject at the valuation date. This approach was not utilized as typical market participants would not utilize it in the valuation of the Real Property.

The following Restricted Appraisal Report is intended to comply with the reporting requirements as

set forth under standards rule 2-2 (b) of The 2020-2021 Uniform Standards of Professional Appraisal Practice (USPAP). It contains limited discussion of the data, reasoning, and analyses that were used to develop the opinions of value. I/we have completed one of the three classical approaches to value which is the Cost Approach. The Sales Comparison Approach was utilized to determine the land value and is part of the Cost Approach. The Income Approach was not completed as typical market participants would not apply this approach in the valuation of a USDA Certified Organic Hemp Farm when valuing the Tangible Real Property (i.e., Real Estate Land and Buildings). The Income Approach would be utilized if valuating the entire Going Concern and valuing the Going Concern is not part of this appraisal assignment.

COST APPROACH

General

The Cost Approach to value is one of the three methods used in the valuation process. Its basic premise is that the value of the land, as if vacant, plus the depreciated cost of the improvements, represents the estimated cost (not value) of the property. The addition of an entrepreneurial profit, or margin of return for undertaking the development project, is necessary to equate the estimated cost to an indication of value. The Cost Approach involves these steps:

1. Valuation of the land as if vacant.

2. Estimating the current replacement cost new of the improvements.

3. Estimating the entrepreneurial profit.

4. Estimating the amount of accrued depreciation.

5. The land value is added to the depreciated replacement cost of all improvements plus any entrepreneurial profit.

In estimating the construction costs of the subject improvements, I have relied on various construction cost parameters provided by the Marshall Valuation Service and on data from our files on similar properties.

I consulted Marshall Valuation Service in arriving at an estimated total physical life.

LAND VALUATION

Depending on a specific appraisal assignment, any of the following six methods may be used to value land or a site.

The First is the Sales Comparison Approach section of a report. It is a process of analyzing sales of similar, recently sold sites in order to derive an indication of the most probable sales price (or Value) of the property being appraised. The reliability of this approach is dependent upon, 1) the availability of comparable sales data, 2) the verification of the sales data, 3) the degree of comparability or extent of adjustment necessary for differences, and 4) the absence of non-typical conditions affecting sales price.

Second, the Land Residual Technique of the Income Approach is a valuation technique used to estimate land value when sales data on similar parcels of vacant land are not available. The land residual technique can be used to estimate land value when 1) building value is known or can be accurately estimated, 2) stabilized, annual net operating income to the property is known or can be estimated, 3) both building and land capitalization rates can be extracted from the market. Building value can be estimated for new or proposed buildings that represent the highest and best use of the property and have not yet incurred physical deterioration or functional obsolescence. To apply the land residual technique, an appraiser first determines what actual or hypothetical improvements represent the highest and best use of the site. Then the stabilized, annual net operating income to the property is estimated from market rents and operating expenses as of the date of the appraisal. Next, the appraiser calculates how much of the income is attributable to the building and subtracts this amount from the total net operating income. The remainder is the residual income to the land. There are several variations of the land residual technique. In one variation, the property is valued as improved and the cost of the improvements and any profit are deducted. The sum remaining is the residual value of the land.

The Third procedure, the Subdivision Development Method or Developmental Analysis, is used to value land when subdivision and development represent the highest and best use of the appraised parcel. Subdivision development analysis may involve industrial, commercial, residential, or recreational land. The subdivision of land is the normal pattern of real estate development. A planned subdivision can create a higher, better, and more intense property use when zoning, available utilities, community conditions, access, and other influential elements are favorably combined. Traditionally subdivision developers divide large tracts into smaller plots and create roads, drainage systems, public utilities, and other improvements that are required by local law and zoning ordinances. An appraiser begins to analyze a subdivision development by determining the number and size of the lots that can be created from the appraised land physically, legally, and economically. A sales comparison analysis of finished lots/buildings is then undertaken. After adjusting the comparable sales for differences, the appraiser estimates the most likely retail sale prices of the lots/buildings, the probable development period, and the absorption rate. All direct and indirect costs associated with development and marketing the lots/buildings must be deducted

from the sum of their projected sale prices. Carrying costs such as taxes, insurance premiums, and, overhead expenses must be considered along with marketing costs for sales commissions and advertising. Further deductions must be made to provide an appropriate return on the total investment during the development period and an entrepreneurial profit of the developer Development and marketing costs and entrepreneurial profit are deducted from the projected gross sale price to arrive at the net sales proceeds. The periodic net sales proceeds are then discounted to present value at an appropriate yield rate over the estimated period required for project development and market absorption. The result is an indication of the value of the raw land or finished lot value.

The fourth procedure is known as Abstraction. Allocation by abstraction is defined in the Dictionary of Real Estate Appraisal as "A method of separating a whole property value into land and improvement components. The appraiser estimates replacement cost, subtracts an appropriate amount for depreciation, and subtracts the remainder from the whole property value to estimate the land value. (IAAO)."

The fifth procedure is known as Extraction. Extraction is defined in the Dictionary of Real Estate Appraisal as "A method of estimating land value in which the depreciated cost of the improvements on the improved property is estimated and deducted from the total sale price to arrive at an estimated sale price for the land; most effective when the improvements contribute little to the total sale price of the property."

The sixth procedure is ground rent capitalization which is a method of estimating land value; applied by capitalizing ground rent at a market-derived rate. This method is useful when comparable rents, rates, and factors can be developed from an analysis of sales of leased land or other market sources. Source: Appraisal Institute, *the Dictionary of Real Estate Appraisal,* 5th ed. (Chicago: Appraisal Institute, 2010).

In this appraisal, I have first utilized the Direct Sales Comparison Approach to value the land.

LAND SALE MAP


Comp 8
25850 Rice Rd
Blythe, CA
Sale: $
106.73 miles
NE
Comp 9
34245 Sage Rd
Hemet, CA
Sale: $
70.57 miles N
Comp 5
9708 Pala Rd
Pala, CA
Sale: $
56.52 miles
NW
Comp 1
40550 De Luz Murrieta Rd
Fallbrook, CA
Sale: $
68.89 miles NW
Comp 3
25228 Mesa Grande Rd
San Ysabel, CA
Sale: $
36.96 miles N
Comp 4
Bell Royale
Mecca, CA
Sale: $
72.19 miles
NE
Comp 10
0 De La Vista Hermosa
Pauma Valley, CA
Sale: $
51.12 miles NW
Comp 2
16155 Poway Rd
Poway, CA
Sale: $
31.21 miles NW
Subject
Round Portrero Road
Portrero Valley, CA 91963
APN:
Comp 7
E Ralph Rd & Studer Rd
Imperial, CA
Sale: $
66.87 miles E
Comp 6
0 Potrero Valley Rd
Portrero Valley, CA
Sale: $
0.10 miles E
Lancaster
Palmdale
Victorville
Twentynine Palms Marine Corps Base
Glendale
Fontana
San Bernardino
Pomona
Fullerton
Corona
Garden Grove
Orange
Santa Ana
Chocolate Mountain
Colorado
Escondido
Carlsbad
Chula Vista
Tijuana
San Luis
Alberto Oviedo Mota
Ensenada

LAND DATA SALE NUMBER ONE

Location:	40550 De Luz Murrieta Rd - Peaceful Oaks Ranch
City:	Fallbrook
County:	San Diego
Site Size:	346 AC (15,071,760 SF)
Sale Date:	8/26/2019
Sale Price	$3,775,000
Price/AC Land Gross:	$10,910.40/AC ($0.25/SF)
Document Number:	2019- 0364086
Grantee/Buyer:	Jeremy Concannon
Grantor/Seller:	Metroline Surfaces, Inc.
Financing Terms:	Cash Equivalent
Frontage:	On De Luz Murrieta Rd
Topography:	Level, rolling, steep
Utilities:	Cable, Electricity, Gas, Irrigation, Telephone, Water
Site Status:	Raw Land
Zoning:	A-70, RL-40
Highest and Best Use:	Agribusiness
Assessor Parcel Number:	101-210-74, 101-210-75, 101-271-25, 101-272-06, 101-272-07, 101-571-01, 101-272-08, 101-272-05
Verification:	Costar, Broker Pacific Sotheby's International Realty Mark Marquez (619) 933-0050 Scott Baggett (858) 922-2843

Comments:

A group of Vancouver, Washington based investors purchased Peaceful Oaks Ranch for $3.77 million. According to the seller's, the asset is 346 acres that includes 10 acres of planted wine grapes with over 8,000 vines. We reached out to the buyers to confirm their plans for the ranch but to no avail. Of the 340 acres, 100 acres can still be utilized for agricultural purposes. The sale included a renovated residence, caretaker's cottage, out buildings, 10,000 gallon water tank, and other winery related equipment.

LAND DATA SALE NUMBER TWO

Location:	16155 Poway Rd - The Poway Ranch
City:	Poway
County:	San Diego
Site Size:	400 AC (17,424,000 SF)
Sale Date:	8/25/2020 closed sale
Sale Price	$3,100,000
Price/AC Land Gross:	$7,750.00/AC ($0.18/SF)
Document Number:	2020- 0482428
Grantee/Buyer:	Maclaurin Living Trust
Grantor/Seller:	Hilsabeck Family Trust
Financing Terms:	Down payment of $3,100,000.00 (100.0%)
Frontage:	On Poway rd
Topography:	Rolling
Utilities:	Electricity, Telephone, Water
Site Status:	RawLand
Zoning:	RR-A
]Highest and Best Use:	Hold for Development/Hold for Investment/Open Space/Public Park/Single Family Development/Winery/Vineyard
Assessor Parcel Number:	321-160-22, 321-111-03, 321-272-03, 321-272-04, 321-160-23, 321-360-01, 321-100-04
Verification:	Costar, Broker, Datatree J Cameron Realty Group James Cameron (714) 875-1857

Comments:

This is the sale of 7 individual parcels that total 400 acres of land in Poway, CA. The listing broker represented the buyer as well, and said that the new owner will build a employee retreat on the land, made up in part of camp sites and structures that support the retreat experience. The buyer is also planning to build a home on the site. The land is zoned RR-A. This property has a convenient turn out at the entrance of the ingress and offers panoramic city lights, valley, mountain and distant ocean views.

LAND DATA SALE NUMBER THREE

Location:	25228 Mesa Grande Rd - 160 Acre Mesa Grande Ranch
City:	San Ysabel
County:	San Diego
Site Size:	160 AC (6,969,600 SF)
Sale Date:	10/10/2019
Sale Price	$1,995,000
Price/AC Land Gross:	$12,468.75/AC ($0.29/SF)
Document Number:	2019- 0452661
Grantee/Buyer:	BLICKENSTAFF TRUST
Grantor/Seller:	Amdb7 Llc
Financing Terms:	Cash Equivalent
Frontage:	Mesa Grande
Topography:	Level, Rolling, Steep
Utilities:	Cable, Electricity, Telephone, Water
Site Status:	Raw land
Zoning:	A72
Highest and Best Use:	Agricultural
Assessor Parcel Number:	245-020-09
Verification:	Costar, Broker, Datatree, No Listing Broker on Deal
Comments:	None

LAND DATA SALE NUMBER FOUR

Location:	7 Mi SE Of Mecca Ca Along H - 158.18 Acs. Bell Royale Ranch
City:	Mecca
County:	Riverside
Site Size:	158.18 AC (6,890,321 SF)
Sale Date:	4/15/2019
Sale Price	$3,480,000
Price/AC Land Gross:	$ $22,000.25/AC ($0.51/SF)
Document Number:	2019- 0126506
Grantee/Buyer:	Ahst 74 Llc
Grantor/Seller:	Grapeman Big Royale Ranch Lp
Financing Terms:	Cash Equivalent
Frontage:	See Address
Topography:	Leve
Utilities:	At site perimeter
Site Status:	Raw land
Zoning:	Not Disclosed
Highest and Best Use:	Pasture/Ranch
Assessor Parcel Number:	725-110-004, 725-110-005
Verification:	Costar, Broker No Listing broker on deal
Comments:	None

LAND DATA SALE NUMBER FIVE

Location:	9708 Pala Rd
City:	Pala
County:	San Diego
Site Size:	1,100 AC (47,916,000 SF)
Sale Date:	4/28/2020
Sale Price	$4,050,000
Price/AC Land Gross:	$3,681.82/AC ($0.08/SF)
Document Number:	2020- 0213954
Grantee/Buyer:	Save Gregory Canyon Hills LLC
Grantor/Seller:	GCL LLC
Financing Terms:	Down payment of $4,050,000.00 (100.0%)
Frontage:	Pala Rd
Topography:	Rolling/steep
Utilities:	At site
Site Status:	Raw Land
Zoning:	SWF
Highest and Best Use:	Commercial
Assessor Parcel Number:	110-362-08, 110-072-03, 110-072-04, 110-150-24, 110-150-26, 110-150-43, 110-150-44, 110-150-45, 110-150-46, 110-361-16, 110-362-09, 128-020-02, 128-020-49, 128-020-50, 128-020-06, 128-470-05-01, 128-470-05-02, 128- 470-08, 128-470-09, 128-470-15, 128-470-16, 128-470-18, 128-470-19, 128-470-20
Verification:	Costar, Broker, Datatree Chaparral Land Company Graham Weiss (619) 507-0025

Comments: Subject property is 1,100 +/- acres of vacant land along Pala Rd in Pala, CA. Originally the site was comprised of 1,700 acres that was zoned for a landfill. A 600 acre portion of the site was purchased by the Indian tribe and this 1,100 acres is what was not taken by them. This site was being marketed by a broker for a period of time and then was sold at auction. The buyers will likely hold for awhile and then develop the site for use as single family home sites. Out of the total of 1,100 acres—about 250 +/- acres is usable land. The terrain is rolling and steep, with rocks and water flowing through. At this time we could not find information about the buyer party.

LAND DATA SALE NUMBER SIX – SUBJECT PROPERTY

Location:	0 Potrero Valley Rd
City:	Portero
County:	San Diego
Site Size:	824 AC (35,893,440 SF)
Sale Date:	8/23/2019
Sale Price	$4,000,000
Price/AC Land Gross:	$4,854.37/AC ($0.11/SF)
Document Number:	2019- 0361156
Grantee/Buyer:	Green Hygienics Holdings, Inc.
Grantor/Seller:	Kreutzkamp Spouse's Trust
Financing Terms:	Cash Equivalent
Frontage:	Potrero Valley Rd
Topography:	Level, rolling steep
Utilities:	Cable, Curb/Gutter/Sidewalk, Electricity, Gas, Irrigation, Sewer, Streets, Telephone, Water
Site Status:	Raw land
Zoning:	AG
Highest and Best Use:	Commercial
Assessor Parcel Number:	602-170-02-00, 604-010-02-00, 604-050-01-00, 604-090-01-00
Verification:	Costar, Broker, Datatree Team One Realty, Carol Snyder(619) 851-0433

Comments:
Green Hygienics Holdings, Inc. (OTCQB: GRYN), a premium cannabis cultivation and branding enterprise, purchased an 824-acre agricultural land in Potrero Valley in Eastern San Diego County for $4.0 million. Green Hygienics plans to use the land to grow hemp for CBD cultivation. The transaction included over 400,000 square feet of outbuildings that Green Hygienics will transform into greenhouses. Earlier in the year, Green Hygienics announced that they had signed a deal to supply U.S. Tobacco De Mexico. US Tobbaco De Mexico sells 20 different brands of CBD hemp cigarettes.

LAND DATA SALE NUMBER SEVEN

Location:	E Ralph Rd & Studer Rd - Rose Lateral 4, Gate 5
City:	El Centro, CA
County:	Imperial
Site Size:	159.91 AC (6,965,680 SF)
Sale Date:	2/21/2019
Sale Price	$1,050,000
Price/AC Land Gross:	$6,566.19/AC ($0.15/SF)
Document Number:	2019- 000000003197
Grantee/Buyer:	Eugene & Marian Gabrych
Grantor/Seller:	1984 Kromydas Family Lv Trust
Financing Terms:	Down payment of $1,050,000.00 (100.0%)
Frontage:	E Ralph Rd & Studer Rd
Topography:	Level
Utilities:	Cable, Curb/Gutter/Sidewalk, Electricity, Gas, Irrigation, Sewer, Streets, Telephone, Wate
Site Status:	Raw land
Zoning:	Not Disclosed
Highest and Best Use:	Agricultural
Assessor Parcel Number:	044-040-004-000
Verification:	Costar, Broker, Datatree Colliers International Savvas Marinos (858) 677-5364

Comments: On 02/21/2019, 155.2 acres sold on R Ralph Rd in Imperial, CA. The property was under contract for approximately 90 days. At the time ofsale, the property was being used as agricultural land used to feed livestock

LAND DATA SALE NUMBER EIGHT

Location:	25850 Rice Rd
City:	Blythe
County:	Riverside
Site Size:	278.44 AC (12,128,846 SF)
Sale Date:	2/13/2020
Sale Price	$3,500,000
Price/AC Land Gross:	$12,570.03/AC ($0.29/SF)
Document Number:	2020- 0067979
Grantee/Buyer:	Ip Backlog Land Holdings Llc
Grantor/Seller:	Garg Om P
Financing Terms:	Cash Equivalent
Frontage:	Rice Rd
Topography:	Level/Rolling
Utilities:	Not Disclosed
Site Status:	Raw land
Zoning:	Not Disclosed
Highest and Best Use:	Agricultural
Assessor Parcel Number:	811-260-013
Verification:	Costar, Broker, Datatree,
Comments:	None

LAND DATA SALE NUMBER NINE

Location:	34245 Sage Rd - Hidden Valley Ranch
City:	Hemet
County:	Riverside
Site Size:	326 AC (14,200,560 SF)
Sale Date:	5/17/2019
Sale Price	$ 1,900,000
Price/AC Land Gross:	$5,828.22/AC ($0.13/SF)
Document Number:	2019- 0174610
Grantee/Buyer:	Joel Nicholas Arellano
Grantor/Seller:	Hill V & D Living Trust
Financing Terms:	Cash Equivalent
Frontage:	300 feet on Sage Road
Topography:	Sloping
Utilities:	Water
Site Status:	Raw land
Zoning:	RR
Highest and Best Use:	Hospitality, Hold for Development, Hold for Investment, Open Space, Religious Facility, Single Family Development, Unknown
Assessor Parcel Number:	470-190-039, 470-190-040, 470-190-032, 470-190-028, 470-180-060, 470-180-059, 470-110-005, 470-110-004, 470-090-058, 470-090-016, 470-090-015, 470-090-010
Verification:	Costar, Broker, Datatree Realty Experts.net Joe Cobb (858) 967-8801

Comments: On May 17th 2019, 326 Acres of vacant land sold for $1,900,000. The buyer plans on living on the property as an Indian Reservation. Redevelopment may be a possibility in the future. The seller was Hill V & D Living Trust and was represented by Joe Cobb of Realty Experts.net. Camaray L Davalos and Joel Arellsno purchased the property. Details verified with Listing Agent. Buyers could not be contacted at this time.

LAND DATA SALE NUMBER TEN

Location:	0 De La Vista Hermosa
City:	Pauma Valley
County:	San Diego
Site Size:	457.37 AC (19,923,037 SF)
Sale Date:	Listing
Sale Price	$9,500,000
Price/AC Land Gross:	$20,770.93/AC ($0.48/SF)
Document Number:	Not Applicable
Grantee/Buyer:	Not Applicable
Grantor/Seller:	Owner
Financing Terms:	Cash Equivalent
Frontage:	On De La Vista Hermos
Topography:	Level, rolling, steep
Utilities:	Not disclosed
Site Status:	Raw Land
Zoning:	Agricultural
Highest and Best Use:	Agribusiness
Assessor Parcel Number:	132-150-31, 33, 34, 35, 132-160-15, 17
Verification:	Costar, Broker Matt Marschall (858) 404-7202

Comments:

CBRE, Inc. on behalf of Perricone California Properties is pleased to present Pauma Valley Ranch, a ±457 acre production avocado grove in the heart of San Diego County's prime tree crop growing area. This property offers a unique opportunity to acquire one of the last remaining large production groves. With three legal access points and multiple 40 acre parcels, the lots could be sold separately with reciprocal easements for ingress and egress. Grove manager estimates roughly 2 million pounds of crop on the trees, ready for harvest and available as part of the sale (price to be negotiated). North of Highway 76, across from Lazy H. Main access point from Sam's Mountain Road.

Land Sales Summary

Land Data No	Area	County	Sale Price	Acres	Price Per Acre	Sale Date	Status
1	Fallbrook	San Diego	$3,775,000	346	$10,910	08/26/2019	Closed Sale
2	Poway	San Diego	$7,750,000	400	$7,750	08/25/2020	Closed Sale
3	Santa Ysabel	San Diego	$1,995,000	160	$12,469	10//10/2019	Closed Sale
4	Mecca	Riverside	$3,480,000	158.18	$22,000	04/15/2019	Closed Sale
5	Pala	San Diego	$4,050,000	1100	$3,682	04/28/2020	Closed Sale
6-SUBJECT	Portero	San Diego	$4,000,000	824	$4,854	08/23/2019	Closed Sale
7	El Centro	Imperial	$1,050,000	159.91	$6,566	02-21-2019	Closed Sale
8	Blythe	Riverside	$3,500,000	278.44	$12,570	02/13/2010	Closed Sale
9	Hemet	Riverside	$1,900,000	326	$5,828	05/17/2019	Closed Sale
10	Pauma Valley	San Diego	$9,500,000	457.37	$20,771	01/2021	Listing
Subject	*Potrero*	*San Diego*	*$4,000,000*	*824*	*$4,854*	04/06/2020	*Closed Sale*

Land Sale Analysis

In my/our analysis I/we utilized a relative comparison analysis which is "A qualitative technique for analyzing comparable sales; used to determine whether the characteristics of a comparable property are inferior, superior, or similar to those of the subject property."Source: Appraisal Institute, *The Dictionary of Real Estate Appraisal*, 5th ed. (Chicago: Appraisal Institute, 2010).

We rated the sales 1 to 5 with 5 being the best and 1 being the worst.

Real property rights conveyed -An element of comparison in the sales comparison approach; comparable properties can be adjusted for differences in the real property rights involved in a transaction.

Financing terms an element of comparison in the sales comparison approach; comparable properties can be adjusted for differences in the financing terms of a transaction. Also called cash equivalency adjustment.

Conditions of sale -an element of comparison in the sales comparison approach; comparable properties can be adjusted for differences in the motivations of either the buyer or a seller in a transaction, e.g., when the comparable transaction is not an arm's-length sale.

Expenditures made immediately after purchase- an element of comparison in the sales comparison approach; comparable properties can be adjusted for any additional, atypical investment (e.g., curing deferred maintenance) required to make a property salable. No adjustments were necessary.

Market conditions- an element of comparison in the sales comparison approach; comparable properties can be adjusted for differences in the points in the real estate cycle at which the transactions occur. Also called a time adjustment because the differences in dates of sale are often

compared. There was no adjustment for time in the appraisal. The market in the area has stabilized and adjustment was necessary.

We also considered other adjustments which are summarized on the Relative Comparison Grid.

Value Conclusion Farmland – 600 Acres Estimated Area

The entire property itself is an ideal location for cultivation given that it is flat and usable, the soil PH is good, the altitude is perfect and in that there is an abundance of water with four good wells. Further the property is sheltered on all sides by the surrounding mountains and very isolated.

Sales 1 to 10 represent farmland and the necessity to expand the parameters was necessary to find good level farmland in California.

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows: 600 Acres Farmland x $12,500 Acre = $7,500,000.

Item	Data 1	Data 2	Data 3	Data 4	Data 5	Data 7	Data 8	Data 9	Data 10
Sale Price Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
Property Rights Adjustment	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted Price/Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
Financing Adjustment	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted Price/Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
Conditions of Sale	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted Price/Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
ExpendituresImmediatelyAfterSale	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted Price/Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
Market Conditions	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted Price/Acre	$10,910	$7,750	$12,469	$22,000	$3,682	$6,566	$12,570	$5,828	$20,771
Location	Similar	Superior	Similar	Similar	Similar	Inferior	Similar	Inferior	Similar
Size	Smaller	Smaller	Smaller	Smaller	Larger	Smaller	Smaller	Smaller	Smaller
Topography	Similar	Similar	Similar	Superior	Inferior	Inferior	Similar	Inferior	Similar
Availability of Utilites	Similar	Similar	Similar	Similar	Inferior	Similar	Similar	Inferior	Similar
Soil Conditions	Similar	Superior	Similar	Similar	Inferior	Inferior	Similar	Inferior	Superior
Ingress & Egress	Similar	Superior	Similar	Similar	Inferior	Similar	Similar	Similar	Similar
Other/Miscellaneous	Similar	Superior	Superior	Similar	Inferior	Inferior	Similar	Inferior	Inferior
Overall Comparison	Inferior	Superior	Similar	Superior	Inferior	Inferior	Similar	Inferior	Superior

Value Conclusion Hillside – 224 Acres Estimated Area

The entire property is sheltered on all sides by the surrounding mountains and very isolated. This area is estimated at 224 acres.

Some sales in the area of land which is rolling, and steep included the sale of 707 Bell Valley Road in Potrero which sold for $2,500,000 or $2,325 per acre after being listed at $2,500,000. This transaction closed on 04/28/2018. Some of the property has fencing, there is a well, native vegetation, and serene views. This land is contiguous to the International Border and there is a well with electricity. APN# is 654-080-17-00 per MLS. Please note that the MLS sale price of $12,000,000 was incorrect.

The 722.88-acre site located on Moreno Drive in Campo, San Diego County is listed at $2,450,000 or $3,389 per acre. It is identified by multiple Assessor Parcel Numbers but is located near Lake Morena Drive and Buckman Springs Drive. APNs607-100-30-00,607-090-14-00,607-090-15-00,607-100-27-00,607-021-02-00.-350-05 & 15.

12110 Keys Creek Road (Keys Creek Ranch) sold 12/22/2017 for $1,765,000 or $8,587 per acre. Document Number 2017-0603202. This property is identified by Assessor Parcel Number 128-390-18 & 21 and 128.

25228 Mesa Grande Road in Santa Ysabel, CA is a 160-acre parcel which sold for $1,995,000 or $12,469 per acre on 10/10/2019 per document number 2019-0452661.

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows: 224 Acres Hillside x $3,700 per Acre = $828,800.

<u>**Conclusion – Land Value by Sales Comparison Approach**</u>

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows: 824 Acres comprised of approximately 600 level acres and 224 hillside acres = $5,660,000

Market Value of the Fee Simple Estate Land Value as of January 9, 2021
$ 8,330,000
Eight Million Three Hundred Thirty Thousand Dollars

Please note that land values are forecasted to remain stable until the Prospective Date of Value which is January 9, 2022.

Replacement Cost Valuation

In the Cost Approach to value, the value of the land, as if unimproved, is added to the depreciated replacement cost of the improvements to arrive at a total property value estimate. The replacement cost is the cost of constructing an improvement with utility equivalent to the subject using modern materials and according to current standards. The use of the replacement cost presumably eliminates most functional obsolescence, and the remaining depreciation to be measured is physical deterioration and additional functional and external obsolescence. The Cost Approach Summary, tabulated at the end of this section, is discussed in the impending analysis.

Direct Costs

In order to estimate a replacement cost for the subject improvements, we have relied on our previous experience with similar properties and on data from a cost estimating service available from Marshall Valuation Services, a nationally recognized construction estimating firm that provides cost estimating information for all types of property improvements. Their cost data is updated monthly and adjustment factors are provided that permit adjustments for local cost variations and to bring the data current. Direct construction costs include base building, auxiliary buildings and all site improvements. We have also utilized Craftsman Book Company and retained segregated costs of construction on school buildings in other portions of California in our files. We also interviewed construction specialists from the area.

Comment on Cost Approach Figures

In my/our analysis we were submitted with several cost letters regarding the cost to construct the subject project. These cost figures seemed high and some of the cost estimates were based on moderately different project size (i.e., 400,000 square feet vs. the actual of 392,000 square feet).

Per Gregory K. Stinson, the Managing Director of Ketza International Limited, "the work to be conducted on the 28 steel outbuildings at Potrero Ranch. The structure of the buildings is all structurally sound and we have calculated what is would cost to bring them into working condition as greenhouses would be approximately $16,000,000 or more. The estimate in the report that I/we have completed is $16,563,826 which is reasonable.

I/we also consulted various general contractors in the business as well as cost books including Marshall Valuation Services and I/we felt the cost was probably lower than the $16 million cost. The cost we estimated was approximately $12.7 million. We did request a segregated cost breakdown several times and was not provided with one we were just provided with letters.

Base Building Cost

The Marshall & Swift estimates contain all direct costs plus the following indirect costs:

1. Plans, specifications and building permits.
2. The cost of interim money during normal periods of construction, but not discount points.
3. Sales taxes on materials.
4. Contractor's overhead and profit, including workmen's compensation, fire and liability insurance, unemployment insurance, etc.

Base Cost Section 17, Page 22		
Excellent Quality		$33.75
Hemp Structures / Greenhouses		
Western US Multiplier Sec 99 Page 3	1.110	
Local Multiplier Sec 99, Page 6	1.220	
Perimeter Multiplier	0.590	
Story Height Multiplier	1.000	
Number of Floors	1.000	
Electrical Upgrade Cost	1.500	
Cost Utilized		$36.44
Base Cost Section 17, Page 30		
Average Quality Class D		$25.50
Barn		
Western US Multiplier Sec 99 Page 3	1.110	
Local Multiplier Sec 99, Page 6	1.220	
Perimeter Multiplier	1.000	
Story Height Multiplier	1.000	
Number of Floors	1.000	
Cost Utilized		$31.11
Base Cost Section 17, Page 32		
Average Quality Class D		$17.55
Feeder Barn		
Western US Multiplier Sec 99 Page 3	1.110	
Local Multiplier Sec 99, Page 6	1.220	
Perimeter Multiplier	1.000	
Story Height Multiplier	1.000	
Number of Floors	1.000	
Cost Utilized		$21.41

Other Site Costs

See List Below:

Farm Updates/Improvements			
		Costs Spent	Cost When Completed
Electrical	All four wells have been rewired with underground conduits and communication lines all fed back	$ 200,000.00	$ 200,000.00
	to central location for data collection and automated watering controls		
Pumps	All four wells have been set up with new 3 phase power pumps c/w variable speed drives and		
	flow meters and all new intake pipes. All wells have been connected into one underground pipe		
	and connected to new water filtration plant installed in middle of field which can handle 2500 gals		
	per minute going into the main irrigation lines	$ 85,000.00	$ 85,000.00
Irrigation Lines	Phase one of the million dollar irrigation system has been installed and operational	$ 225,000.00	$ 1,400,000.00
	we have the capacity to irrigate 150 acres		
	Phase two is under construction now with completion operational in 4 weeks	$ 150,000.00	$ 150,000.00
Sensors	Field Sensors for Irrigation System - 40 planned		$ 100,000.00
Main power to Farm Build	we have installed a new 400 amp 3 phase power to the main bldgs. in the barn	$ 27,000.00	$ 27,000.00
Farm Improvements	All greenhouse demolition and all scrap has been removed. We have 8 green house slabs and		
	structures retrofitted and ready for green house skins to be installed. The rest of the bldgs. are in		
	various stages of completion.		
	The fields have been broken and worked and several acres of farm land has been reclaimed on the		
	north property which has added approximately 10 acres to our overall cultivation of 585 acres	$ 180,000.00	$ 180,000.00
	We have installed new gates and decorative fencing in the yard and fenced the south field	$ 38,000.00	$ 38,000.00
Security	Drone Security System	$ 25,000.00	$ 25,000.00
New Equipment			
Lemkin Rubin 9	Field finishing disker and harrow	$ 27,000.00	$ 27,000.00
3 - Generators 80 KVA	Three back up power generators used	$ 75,000.00	$ 75,000.00
Green House Supplies	1, 5, and 25 gallon pots	$ 55,000.00	$ 55,000.00
	shade cloth and screening	$ 22,000.00	$ 22,000.00
Promix Organic soils	organic soils	$ 30,000.00	$ 30,000.00
2- 6500 gallon tanks	Organic nutrient bulk tanks	$ 13,000.00	$ 13,000.00
1,000- gallon mixing tank	comes complete with own power plant and pumps	$ 5,800.00	$ 5,800.00
used 6155 JD tractor	Used reconditioned 6155from RDO Equipment 3600 hours c/w auto track and RTK GPS system	$ 82,000.00	$ 82,000.00
Primordia Acquisition	we have purchased all assets of Primordia		
	A full Lab- HPLC system		
	3.6 million lbs of bailed hemp and organic biomass		
	isolates		
	seed		
	refined oil		
	dryer lab, equipment	$ 2,877,859.00	$ 2,877,859.00
	m Update		
		$ 4,117,659.00	$ 5,392,659.00

Indirect Costs

In the calculator cost method, which we have utilized in the preceding analysis, architect and engineer's fees are included in the base cost. Items such as plan check, building permit fees, surveys are also included. These are included in the base cost. These are estimated at ***12.5%***

Entrepreneurial (Developer's) Profit

"Entrepreneurial profit is a market-derived figure that represents the amount an entrepreneur expects to receive in addition to costs; the difference between total cost and market value."[1]

The replacement cost estimates above do not include the developer's profit. This cost is the return required by the developer for assuming the risks involved in a development such as the subject. Developers typically target for a 5 to 15 percent profit, varying with the type and nature of the development to be undertaken and with the conditions prevailing in the construction industry in general and in the developer's company in particular.

Given the subject's type of product, its location and size, we believe a 15% developer's profit is appropriate.

Depreciation

Depreciation can be defined as a loss in value from any source. It includes deterioration and obsolescence of any kind such as structural aging, functional or external (economic) obsolescence, wear and tear, effects of the elements, and disintegration. Physical depreciation can include curable and incurable items. Curable items are those repairs or modifications to the property that add as much or more value to the property as they cost. Incurable items are those that do not add as much value as they cost. The source of the following definitions of depreciation is "The Appraisal of Real Estate", Tenth Edition, Appraisal Institute. Depreciation for each value premise is calculated separately and portrayed on the forthcoming summaries.

The subject's improvements have an effective age approximately of 5 years as some of the slabs are older and an economic life expectancy of 20 years (15 years remaining) as of the date of value. This indicated a depreciation of 25% by the effective age-life method.

Physical Depreciation - Curable

To estimate the physical depreciation curable requires an estimate of deferred maintenance or items now requiring correction. This includes all items of rehabilitation if, by their completion, the structure would be brought to optimum condition.

Functional Obsolescence

Functional obsolescence has been defined as a loss of value due to characteristics inherent to the structure itself. It results in a decreased capacity of the improvement to perform the function for which it is intended. Functional obsolescence consists of curable and incurable items.

---

[1] *The Dictionary of Real Estate Appraisal, Third Edition, Appraisal Institute. Page 118*

Functional obsolescence - curable, may be the result of either a deficiency or an excess. The measure of a deficiency is the excess cost to cure, whereas the measure of an excess is the reproduction cost of the super-adequacy, less physical deterioration already charged, plus the cost to cure. In order for an item to be considered curable, the necessary cost to cure must not exceed the anticipated increase in value due to the cured obsolescence.

Functional obsolescence - incurable, is defined as an item caused either by a deficiency or an excess, which if cured, would not warrant the expenditure. In other words, the owner/purchaser would not be justified in replacing, adding or removing the item due to the cost to cure exceeding the anticipated increase in value. If caused by a deficiency, the measure of obsolescence is the capitalized value of the rent loss due to the condition. An excess is measured by the reproduction cost of the item, less physical deterioration already charged, plus the present worth of the added cost of ownership due to the presence of the condition. No functional incurable obsolescence was noted.

External Obsolescence

External Obsolescence is caused by factors which are not directly associated with the subject property. These factors include changes in zoning, changes in neighborhood characteristics, and general economic conditions which can cause market rents and values to decline.

Rental Advantage or Disadvantage

No rental advantage or disadvantage was noted.

Conclusion Cost Approach

Please note that the value conclusion is a Prospective market value is "a forecast of the value expected at a specified date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the Appraisal Report is written."[7]

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows:

Prospective Market Value of the Fee Simple Estate as of January 9, 2022
$ 28,070,000
Twenty Eight Million Seventy Thousand Dollars

7) *The Dictionary of Real Estate Appraisal,* Third Edition (Chicago: Appraisal Institute, 1993), p. 283.

COST APPROACH SUMMARY

Improvement Cost Estimate:					
Hemp Structures		$36.44 /SqFt X	392,000 SqFt	$14,284,431	
Barn		$31.11 /SqFt X	10,210 SqFt	$317,633	
Feeder Barn		$21.41 /SqFt X	1,800 SqFt	$38,540	
Miscellanesous Structures Older Home & Man Home				$315,000	
Site Costs, Smart Ag System, Irrigation, Security				$5,392,659	
Retention Ponds, Fencing, See List					
TOTAL DIRECT COST					$20,348,263
Indirect Costs / Contingency			12.50%		$2,543,533
TOTAL DIRECT AND INDIRECT COSTS					$22,891,796
ENTREPRENUER PROFIT			15.00%		$3,433,769.36
TOTAL REPLACEMENT COST NEW					$26,325,565
LESS ACCRUED DEPRECIATION					
Effective Age	5 Years				
Remaining Economic Life	15 Years				
Economic Life	20 Years				
Depreciation on Building and Site		25.00%			
LESS PHYSICAL CURABLE DEPRECIATION					$0
Curable (Deferred Maintenance)					$0
Incurable (Short Lived)					-$6,581,391
Incurable (Long Lived)					
LESS OBSOLESCENCE					
External Obsolescence					$0
Functional Obsolescence					$0
Phyical Obsoloscence					
DEPRECIATED VALUE OF THE IMPROVEMENTS					$19,744,174
ADD ESTIMATED SITE VALUE -STEEPER SLOOPE		224 Acres	$3,700.00 Acre	$828,800	$830,000
ADD ESTIMATED SITE VALUE -LEVEL/FARMLAND		600 Acres	$12,500.00 Acre	$7,500,000	$7,500,000
		824 Total Ac			
PROSPECTIVE MARKET VALUE OF THE FEE SIMPLE ESTATE					$28,074,174
PROSPECTIVE MARKET VALUE OF THE FEE SIMPLE ESTATE UPON COMPLETION					$28,070,000

RECONCILIATION

Approach	Cost Approach	Reconciled Value
Prospective Market Value Conclusion as of January 9, 2022	$ 28,070,000	$ 28,070,000

The following Restricted Appraisal Report is intended to comply with the reporting requirements as set forth under standards rule 2-2 (b) of The 2020-2021 Uniform Standards of Professional Appraisal Practice (USPAP). It contains limited discussion of the data, reasoning, and analyses that were used to develop the opinions of value. I/we have completed one of the three classical approaches to value which is the Cost Approach. The Sales Comparison Approach was utilized to determine the land value and is part of the Cost Approach. The Income Approach was not completed as typical market participants would not apply this approach in the valuation of a USDA Certified Organic Hemp Farm when valuing the Tangible Real Property (i.e., Real Estate Land and Buildings). The Income Approach would be utilized if valuating the entire Going Concern and valuing the Going Concern is not part of this appraisal assignment.

The Cost Approach is founded on two basic principles, substitution and contribution. The principle of substitution uses the premise that an informed and rational purchaser (investor) will pay no more for an existing improved income property than the cost to him of producing a substitute property with the same utility. Contribution holds that the present worth of the improvements, as of the valuation date, is a measure of their contribution to total property value – in addition to the independently estimated value of the site. The Cost Approach treats the property as a physical entity, separable for valuation purposes into a site and improvements, and adds both site value and the present worth (contribution) of the improvements to derive an indication of value for the property. The site is valued as if vacant and available to be put to its Highest and Best Use as of the valuation date. In the valuation of special purpose properties, the Cost Approach is the most suitable approach.

VALUATION

Please note that the value conclusion is a Prospective market value is "a forecast of the value expected at a specified date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the Appraisal Report is written."[7]

Based on the research contained in the forthcoming report, I have conducted the investigations and analyses necessary to form an opinion of the Market Value of the subject property as follows:

Prospective Market Value of the Fee Simple Estate as of January 9, 2022
$ 28,070,000
Twenty Eight Million Seventy Thousand Dollars

This Appraisal is based on the Extraordinary Assumption that the 392,000 square feet in greenhouses have been completely renovated as of January 9, 2022. This is an Extraordinary Assumption, as these greenhouses are still in need of repairs.

It is an Extraordinary Assumption that each of the 28 greenhouses will be fully renovated.

An **Extraordinary Assumption** is defined in the 2016 Edition of the Dictionary of Real Estate Appraisal as "An assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser's opinions or conclusions. Comment: Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. (USPAP, 2016-2017 ed.) This is also called a Special Assumption."

A Special Assumption is defined in the 2016 Edition of the Dictionary of Real Estate Appraisal as "1. An assumption, directly applicable to a specific service, which, if found to be false, could alter the opinions or conclusions in an appraisal or review. (SVP) 2.An assumption that either assumes facts that differ from the actual facts existing at the valuation date or that would not be made by a typical market participant in a transaction on the valuation date. (IVS)"

---

7) *The Dictionary of Real Estate Appraisal,* Third Edition (Chicago: Appraisal Institute, 1993), p. 283.

Please note that in previous restricted appraisal reports I/we have completed on this project/property these were based on extraordinary assumptions that the improvements would be fully completed and they have not yet been fully completed as of the date of previous prospective dates of value.

MARKETING TIME EXPOSURE PERIOD

Marketing time -An opinion of the amount of time it might take to sell a real or personal property interest at the concluded market value level during the period immediately after the effective date of an appraisal. Marketing time differs from exposure time, which is always presumed to precede the effective date of an appraisal. (Advisory Opinion 7 of the Appraisal Standards Board of The Appraisal Foundation and Statement on Appraisal Standards No. 6, "Reasonable Exposure Time in Real Property and Personal Property Market Value Opinions" address the determination of reasonable exposure and marketing time.) Source: Appraisal Institute, *the Dictionary of Real Estate Appraisal,* 5th ed. (Chicago: Appraisal Institute, 2010).

Exposure time-1. The time a property remains on the market. 2. The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based on an analysis of past events assuming a competitive and open market. Source: Appraisal Institute, *the Dictionary of Real Estate Appraisal,* 5th ed. (Chicago: Appraisal Institute, 2010).

Marketing Period: 12-24 Months assuming diligent marketing efforts and at a market derived asking price.

Exposure Period: 12-24 Months

ADDENDA

WORK COMPLETED ON PROJECT

See List Below:

Farm Updates/Improvements		Costs Spent	Cost When Completed
Electrical	All four wells have been rewired with underground conduits and communication lines all fed back	$ 200,000.00	$ 200,000.00
	to central location for data collection and automated watering controls		
Pumps	All four wells have been set up with new 3 phase power pumps c/w variable speed drives and		
	flow meters and all new intake pipes. All wells have been connected into one underground pipe		
	and connected to new water filtration plant installed in middle of field which can handle 2500 gals		
	per minute going into the main irrigation lines	$ 85,000.00	$ 85,000.00
Irrigation Lines	Phase one of the million dollar irrigation system has been installed and operational	$ 225,000.00	$ 1,400,000.00
	we have the capacity to irrigate 150 acres		
	Phase two is under construction now with completion operational in 4 weeks	$ 150,000.00	$ 150,000.00
Sensors	Field Sensors for Irrigation System - 40 planned		$ 100,000.00
Main power to Farm Build	we have installed a new 400 amp 3 phase power to the main bldgs. in the barn	$ 27,000.00	$ 27,000.00
Farm Improvements	All greenhouse demolition and all scrap has been removed. We have 8 green house slabs and		
	structures retrofitted and ready for green house skins to be installed. The rest of the bldgs. are in		
	various stages of completion.		
	The fields have been broken and worked and several acres of farm land has been reclaimed on the		
	north property which has added approximately 10 acres to our overall cultivation of 585 acres	$ 180,000.00	$ 180,000.00
	We have installed new gates and decorative fencing in the yard and fenced the south field	$ 38,000.00	$ 38,000.00
Security	Drone Security System	$ 25,000.00	$ 25,000.00
New Equipment			
Lemkin Rubin 9	Field finishing disker and harrow	$ 27,000.00	$ 27,000.00
3 - Generators 80 KVA	Three back up power generators used	$ 75,000.00	$ 75,000.00
Green House Supplies	1, 5, and 25 gallon pots	$ 55,000.00	$ 55,000.00
	shade cloth and screening	$ 22,000.00	$ 22,000.00
Promix Organic soils	organic soils	$ 30,000.00	$ 30,000.00
2- 6500 gallon tanks	Organic nutrient bulk tanks	$ 13,000.00	$ 13,000.00
1,000- gallon mixing tank	comes complete with own power plant and pumps	$ 5,800.00	$ 5,800.00
used 6155 JD tractor	Used reconditioned 6155from RDO Equipment 3600 hours c/w auto track and RTK GPS system	$ 82,000.00	$ 82,000.00
Primordia Acquisition	we have purchased all assets of Primordia		
	A full Lab- HPLC system		
	3.6 million lbs of bailed hemp and organic biomass		
	isolates		
	seed		
	refined oil		
	dryer lab, equipment	$ 2,877,859.00	$ 2,877,859.00
	m Update		
		$ 4,117,659.00	$ 5,392,659.00

PROPERTY PROFILE REPORTS

Property Detail Report

Round Potrero Rd, Potrero, CA 91963

APN: 602-170-02-00

San Diego County Data as of: 02/08/2021

Owner Information

Owner Name:	Green Hygienics Holdings Inc		
Vesting:			
Mailing Address:	13795 Blaisdell Pl #202, Poway, CA 92064-8896	Occupancy:	Absentee Owner

Location Information

Legal Description:	E 1/2 Of Ne 1/4 & Sw 1/4 Of Ne 1/4 Sec 36-17-3E			County:	San Diego, CA
APN:	602-170-02-00	Alternate APN:		Census Tract / Block:	021100 / 1167
Munic / Twnshp:		Twnshp-Rng-Sec:	17-03E-36	Legal Lot / Block:	
Subdivision:		Tract #:		Legal Book / Page:	602 / 17
Neighborhood:		School District:	Mountain Empire Unified School District		
Elementary School:	Potrero Elementary...	Middle School:	Camp Lockett Middl...	High School:	Mountain Empire Hi...
Latitude:	32.6499	Longitude:	-116.62762		

Last Transfer / Conveyance - Current Owner

Transfer / Rec Date:	08/19/2019 / 08/23/2019	Price:	$4,000,000	Transfer Doc #:	2019.361156
Buyer Name:	Green Hygienics Holdings Inc	Seller Name:	Spouses Kreutzkamp Trust	Deed Type:	Grant Deed

Last Market Sale

Sale / Rec Date:	08/19/2019 / 08/23/2019	Sale Price / Type:	$4,000,000 / Full Value	Deed Type:	Grant Deed
Multi / Split Sale:	Y	Price / Sq. Ft.:		New Construction:	
1st Mtg Amt / Type:	$2,750,000 /	1st Mtg Rate / Type:	/ Unknown	1st Mtg Doc #:	2019.361157
2nd Mtg Amt / Type:	$1,760,000 /	2nd Mtg Rate / Type:	/ Unknown	Sale Doc #:	2019.361156
Seller Name:	Spouses Kreutzkamp Trust				
Lender:	Spouses Kreutzkamp Trust			Title Company:	First American Tit...

Prior Sale Information

Sale / Rec Date:	10/04/1999 / 11/01/1999	Sale Price / Type:	$2,235,000 / Full Value	Prior Deed Type:	
1st Mtg Amt / Type:	$400,000 / Conventional	1st Mtg Rate / Type:	/ Fix	Prior Sale Doc #:	1999.730888
Prior Lender:	Seller				

Property Characteristics

Gross Living Area:		Total Rooms:	0	Year Built / Eff:	
Living Area:		Bedrooms:		Stories:	
Total Adj. Area:		Baths (F / H):		Parking Type:	
Above Grade:		Pool:		Garage #:	
Basement Area:		Fireplace:		Garage Area:	
Style:		Cooling:		Porch Type:	
Foundation:		Heating:		Patio Type:	
Quality:		Exterior Wall:		Roof Type:	
Condition:		Construction Type:		Roof Material:	

Site Information

Land Use:	Agricultural Land	Lot Area:	5,227,200 Sq. Ft.	Zoning:	AGRICULTUR
State Use:		Lot Width / Depth:		# of Buildings:	
County Use:	63 - 41-160 Acres	Usable Lot:		Res / Comm Units:	1 /
Site Influence:		Acres:	120.0	Water / Sewer Type:	
Flood Zone Code:	X	Flood Map #:	06073C2000G	Flood Map Date:	05/16/2012
Community Name:	San Diego County	Flood Panel #:	2000G	Inside SFHA:	False

Tax Information

Assessed Year:	2020	Assessed Value:	$240,000	Market Total Value:	
Tax Year:	2020	Land Value:	$240,000	Market Land Value:	
Tax Area:	91-066	Improvement Value:		Market Imprv Value:	
Property Tax:	$2,683.04	Improved %:		Market Imprv %:	
Exemption:		Delinquent Year:			

DataTree

Property Detail Report

Round Potrero Rd, Potrero, CA 91963

APN: 604-010-02-00

San Diego County Data as of: 02/08/2021

Owner Information

Owner Name:	Green Hygienics Holdings Inc				
Vesting:	Corporation				
Mailing Address:	13795 Blaisdell Pl #202, Poway, CA 92064-8896			Occupancy:	Unknown

Location Information

Legal Description:	Por Sec 19-17-4E			County:	San Diego, CA
APN:	604-010-02-00	Alternate APN:		Census Tract / Block:	021100 / 1167
Munic / Twnshp:		Twnshp-Rng-Sec:	17-04E-19	Legal Lot / Block:	
Subdivision:		Tract #:		Legal Book / Page:	604 / 01
Neighborhood:		School District:	Mountain Empire Unified School District		
Elementary School:	Potrero Elementary...	Middle School:	Camp Lockett Middl...	High School:	Mountain Empire Hi...
Latitude:	32.67031	Longitude:	-116.6139		

Last Transfer / Conveyance - Current Owner

Transfer / Rec Date:	12/17/2015 / 12/23/2015	Price:		Transfer Doc #:	2015.654611
Buyer Name:	Kreutzkamp Spouses Trust	Seller Name:	Kreutzkamp Family Trust	Deed Type:	Grant Deed

Last Market Sale

Sale / Rec Date:	10/04/1999 / 11/01/1999	Sale Price / Type:	$2,235,000 / Full Value	Deed Type:	
Multi / Split Sale:	Y	Price / Sq. Ft.:		New Construction:	
1st Mtg Amt / Type:	$400,000 / Conventional	1st Mtg Rate / Type:	/ Fixed	1st Mtg Doc #:	1999.730889
2nd Mtg Amt / Type:		2nd Mtg Rate / Type:		Sale Doc #:	1999.730888
Seller Name:	Security Trust Company Ttee				
Lender:	Seller			Title Company:	Fidelity National...

Prior Sale Information

Sale / Rec Date:		Sale Price / Type:		Prior Deed Type:	
1st Mtg Amt / Type:		1st Mtg Rate / Type:		Prior Sale Doc #:	N/A
Prior Lender:					

Property Characteristics

Gross Living Area:		Total Rooms:	0	Year Built / Eff:	
Living Area:		Bedrooms:		Stories:	
Total Adj. Area:		Baths (F / H):		Parking Type:	
Above Grade:		Pool:		Garage #:	
Basement Area:		Fireplace:		Garage Area:	
Style:		Cooling:		Porch Type:	
Foundation:		Heating:		Patio Type:	
Quality:		Exterior Wall:		Roof Type:	
Condition:		Construction Type:		Roof Material:	

Site Information

Land Use:	Agricultural Land	Lot Area:	3,920,400 Sq. Ft.	Zoning:	AGRICULTUR
State Use:		Lot Width / Depth:		# of Buildings:	
County Use:	63 - 41-160 Acres	Usable Lot:		Res / Comm Units:	1 /
Site Influence:		Acres:	90.0	Water / Sewer Type:	
Flood Zone Code:	D	Flood Map #:	06073C2025F	Flood Map Date:	05/16/2012
Community Name:	San Diego County	Flood Panel #:	2025F	Inside SFHA:	False

Tax Information

Assessed Year:	2020	Assessed Value:	$180,000	Market Total Value:	
Tax Year:	2020	Land Value:	$180,000	Market Land Value:	
Tax Area:	91-045	Improvement Value:		Market Imprv Value:	
Property Tax:	$2,012.86	Improved %:		Market Imprv %:	
Exemption:		Delinquent Year:			

DataTree

Property Detail Report

Round Potrero Rd, Potrero, CA 91963

APN: 604-090-01-00

San Diego County Data as of: 02/08/2021

Owner Information

Owner Name:	Green Hygienics Holdings Inc				
Vesting:					
Mailing Address:	13795 Blaisdell Pl #202, Poway, CA 92064-8896			Occupancy:	Absentee Owner

Location Information

Legal Description:	Nw 1/4 Incl Lots 1 & 2 & N 1/2 Of Ne 1/4 Sec 31-17-4E			County:	San Diego, CA
APN:	604-090-01-00	Alternate APN:		Census Tract / Block:	021100 / 1167
Munic / Twnshp:		Twnshp-Rng-Sec:	17-04E-31	Legal Lot / Block:	1, 2 /
Subdivision:		Tract #:		Legal Book / Page:	604 / 09
Neighborhood:		School District:	Mountain Empire Unified School District		
Elementary School:	Potrero Elementary...	Middle School:	Camp Lockett Middl...	High School:	Mountain Empire Hi...
Latitude:	32.65123	Longitude:	-116.61699		

Last Transfer / Conveyance - Current Owner

Transfer / Rec Date:	08/19/2019 / 08/23/2019	Price:	$4,000,000	Transfer Doc #:	2019.361156
Buyer Name:	Green Hygienics Holdings Inc	Seller Name:	Spouses Kreutzkamp Trust	Deed Type:	Grant Deed

Last Market Sale

Sale / Rec Date:	08/19/2019 / 08/23/2019	Sale Price / Type:	$4,000,000 / Full Value	Deed Type:	Grant Deed
Multi / Split Sale:	Y	Price / Sq. Ft.:		New Construction:	
1st Mtg Amt / Type:		1st Mtg Rate / Type:		1st Mtg Doc #:	N/A
2nd Mtg Amt / Type:		2nd Mtg Rate / Type:		Sale Doc #:	2019.361156
Seller Name:	Spouses Kreutzkamp Trust				
Lender:				Title Company:	First American Tit...

Prior Sale Information

Sale / Rec Date:	10/04/1999 / 11/01/1999	Sale Price / Type:	$2,235,000 / Full Value	Prior Deed Type:	
1st Mtg Amt / Type:	$400,000 / Conventional	1st Mtg Rate / Type:	/ Fix	Prior Sale Doc #:	1999.730888
Prior Lender:	Seller				

Property Characteristics

Gross Living Area:		Total Rooms:	0	Year Built / Eff:	
Living Area:		Bedrooms:		Stories:	
Total Adj. Area:		Baths (F / H):		Parking Type:	
Above Grade:		Pool:		Garage #:	
Basement Area:		Fireplace:		Garage Area:	
Style:		Cooling:		Porch Type:	
Foundation:		Heating:		Patio Type:	
Quality:		Exterior Wall:		Roof Type:	
Condition:		Construction Type:		Roof Material:	

Site Information

Land Use:	Agricultural Land	Lot Area:	10,842,084 Sq. Ft.	Zoning:	AGRICULTUR
State Use:		Lot Width / Depth:		# of Buildings:	
County Use:	64 - 161-360 Acres	Usable Lot:		Res / Comm Units:	1 /
Site Influence:		Acres:	248.9	Water / Sewer Type:	
Flood Zone Code:	D	Flood Map #:	06073C2025F	Flood Map Date:	05/16/2012
Community Name:	San Diego County	Flood Panel #:	2025F	Inside SFHA:	False

Tax Information

Assessed Year:	2020	Assessed Value:	$1,380,000	Market Total Value:	
Tax Year:	2020	Land Value:	$880,000	Market Land Value:	
Tax Area:	91-066	Improvement Value:	$500,000	Market Imprv Value:	
Property Tax:	$15,409.06	Improved %:	36.23%	Market Imprv %:	
Exemption:		Delinquent Year:			

Property Detail Report

1876 Round Potrero Rd, Potrero, CA 91963-1011

APN: 604-050-01-00

San Diego County Data as of: 02/08/2021

Owner Information

Owner Name:	Green Hygienics Holdings Inc				
Vesting:					
Mailing Address:	13795 Blaisdell Pl #202, Poway, CA 92064-8896			Occupancy:	Absentee Owner

Location Information

Legal Description:	Por Sec 30-17-4E			County:	San Diego, CA
APN:	604-050-01-00	Alternate APN:		Census Tract / Block:	021100 / 1095
Munic / Twnshp:		Twnshp-Rng-Sec:	17-04E-30	Legal Lot / Block:	4 /
Subdivision:		Tract #:		Legal Book / Page:	604 / 05
Neighborhood:		School District:	Mountain Empire Unified School District		
Elementary School:	Potrero Elementary...	Middle School:	Camp Lockett Middl...	High School:	Mountain Empire Hi...
Latitude:	32.66081	Longitude:	-116.61638		

Last Transfer / Conveyance - Current Owner

Transfer / Rec Date:	08/19/2019 / 08/23/2019	Price:	$4,000,000	Transfer Doc #:	2019.361156
Buyer Name:	Green Hygienics Holdings Inc	Seller Name:	Spouses Kreutzkamp Trust	Deed Type:	Grant Deed

Last Market Sale

Sale / Rec Date:	08/19/2019 / 08/23/2019	Sale Price / Type:	$4,000,000 / Full Value	Deed Type:	Grant Deed
Multi / Split Sale:	Y	Price / Sq. Ft.:		New Construction:	
1st Mtg Amt / Type:		1st Mtg Rate / Type:		1st Mtg Doc #:	N/A
2nd Mtg Amt / Type:		2nd Mtg Rate / Type:		Sale Doc #:	2019.361156
Seller Name:	Spouses Kreutzkamp Trust				
Lender:				Title Company:	First American Tit...

Prior Sale Information

Sale / Rec Date:	10/04/1999 / 11/01/1999	Sale Price / Type:	$2,235,000 / Full Value	Prior Deed Type:	
1st Mtg Amt / Type:	$400,000 / Conventional	1st Mtg Rate / Type:	/ Fix	Prior Sale Doc #:	1999.730888
Prior Lender:	Seller				

Property Characteristics

Gross Living Area:		Total Rooms:	0	Year Built / Eff:	
Living Area:		Bedrooms:		Stories:	
Total Adj. Area:		Baths (F / H):		Parking Type:	
Above Grade:		Pool:		Garage #:	
Basement Area:		Fireplace:		Garage Area:	
Style:		Cooling:		Porch Type:	
Foundation:		Heating:		Patio Type:	
Quality:		Exterior Wall:		Roof Type:	
Condition:		Construction Type:		Roof Material:	

Site Information

Land Use:	Agricultural Land	Lot Area:	15,921,180 Sq. Ft.	Zoning:	AGRICULTUR
State Use:		Lot Width / Depth:		# of Buildings:	1
County Use:	65 - 360 Acres And Up	Usable Lot:		Res / Comm Units:	3 / 3
Site Influence:		Acres:	365.5	Water / Sewer Type:	
Flood Zone Code:	D	Flood Map #:	06073C2025F	Flood Map Date:	05/16/2012
Community Name:	San Diego County	Flood Panel #:	2025F	Inside SFHA:	False

Tax Information

Assessed Year:	2020	Assessed Value:	$2,200,000	Market Total Value:	
Tax Year:	2020	Land Value:	$1,300,000	Market Land Value:	
Tax Area:	91-066	Improvement Value:	$900,000	Market Imprv Value:	
Property Tax:	$24,712.54	Improved %:	40.91%	Market Imprv %:	
Exemption:		Delinquent Year:			

TITLE REPORT

First American Title

First American Title Company

3400 Central Avenue, Suite 100
Riverside, CA 92506

Order Number:	RTE-5894595 (gp)
Escrow Officer:	Debbie Fritz
Phone:	(951)296-2948
Fax No.:	(866)771-0958
E-Mail:	dfritz@firstam.com
Title Officer:	Josh Guzman/ Porscha Peterson
Phone:	(951)787-1762
Fax No.:	(866)292-6890
E-Mail:	fahq-ra-rvtitle@firstam.com
E-Mail Loan Documents to:	Lenders please contact the Escrow Officer for email address for sending loan documents.
Buyer:	Alita Capital, Inc.
Property:	Vacant Land San Diego, CA 91963

PRELIMINARY REPORT

In response to the above referenced application for a policy of title insurance, this company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage and Limitations on Covered Risks of said policy or policies are set forth in Exhibit A attached. *The policy to be issued may contain an arbitration clause. When the Amount of Insurance is less than that set forth in the arbitration clause, all arbitrable matters shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties.* Limitations on Covered Risks applicable to the CLTA and ALTA Homeowner's Policies of Title Insurance which establish a Deductible Amount and a Maximum Dollar Limit of Liability for certain coverages are also set forth in Exhibit A. Copies of the policy forms should be read. They are available from the office which issued this report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth in Exhibit A of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

Dated as of March 14, 2019 at 7:30 A.M.

The form of Policy of title insurance contemplated by this report is:

To Be Determined

A specific request should be made if another form or additional coverage is desired.

Title to said estate or interest at the date hereof is vested in:

Charles Frederick Kreutzkamp, Trustee of the Charles Frederick Kreutzkamp and Alma Jean Kreutzkamp 2000 Revocable Trust dated August 17, 2000, subject to item nos. 14, 15, 16, 22, 23 and 24

The estate or interest in the land hereinafter described or referred to covered by this Report is:

FEE

The Land referred to herein is described as follows:

(See attached Legal Description)

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in said policy form would be as follows:

1. General and special taxes and assessments for the fiscal year 2019-2020, a lien not yet due or payable.

2. The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3. An easement for TRANSMISSION AND DISTRIBUTION OF ELECTRIC CURRENT TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS and incidental purposes, recorded DECEMBER 19, 1940 as BOOK 1102, PAGE 389 of Official Records.
   In Favor of: SAN DIEGO GAS AND ELECTRIC COMPANY
   Affects: PARCELS 3 AND 4

   The location of the easement cannot be determined from record information.

4. An easement for EITHER OR BOTH POLE LINES, UNDERGROUND CONDUITS TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS and incidental purposes, recorded NOVEMBER 15, 1950 as BOOK 3861, PAGE 366 of Official Records.
   In Favor of: SAN DIEGO GAS AND ELECTRIC COMPANY
   Affects: PARCEL 3

   The location of the easement cannot be determined from record information.

5. THE FACT THAT SAID LAND, OR A PORTION THEREOF, LIES WITHIN THE BOUNDARIES OF THE BARRETT LAKE AGRICULTURAL PRESERVE NO. 13, UPON THE TERMS, CONDITIONS AND RESTRICTIONS CONTAINED IN AN INSTRUMENT RECORDED FEBRUARY 23, 1971 AS INSTRUMENT NO. 33939 AND AMENDED MARCH 2, 1972 AS INSTRUMENT NO. 51079, BOTH OF OFFICIAL RECORDS.

6. THE FACT THAT SAID LAND, OR A PORTION THEREOF, LIES WITHIN THE BOUNDARIES OF THE POTRERO AGRICULTURAL PRESERVE NO. 34, UPON THE TERMS, CONDITIONS AND RESTRICTIONS CONTAINED IN AN INSTRUMENT RECORDED MARCH 19, 1974 AS INSTRUMENT NO. 68654 OF OFFICIAL RECORDS.

7. An easement for FACILITIES, EQUIPMENT, AND APPURTENANT FIXTURES APPROPRIATE FOR THE DISTRIBUTION OF ELECTRICITY, GAS, TELEPHONE, AND CABLE TV TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS and incidental purposes, recorded AUGUST 14, 1979 as INSTRUMENT NO. 339981 of Official Records.
   In Favor of: SAN DIEGO GAS AND ELECTRIC COMPANY
   Affects: PARCELS 3 AND 4

   The location of the easement cannot be determined from record information.

8. An easement for PUBLIC UTILITIES, PIPELINE, SEWER LINES and incidental purposes, recorded DECEMBER 05, 1979 as INSTRUMENT NO. 79-510195 of Official Records.
   In Favor of: COUNTY OF SAN DIEGO
   Affects: AS DESCRIBED THEREIN

   The location of the easement cannot be determined from record information.

9. The Terms, Provisions and Easement(s) contained in the document entitled "AGREEMENT REGARDING GRANT OF EASEMENT" recorded August 07, 1986 as INSTRUMENT NO. 86-336341 OF OFFICIAL RECORDS.

   The location of the easement cannot be determined from record information.

10. The terms and provisions contained in the document entitled "NOTICE OF CONSENT TO USE OF LAND" recorded SEPTEMBER 27, 1993 as INSTRUMENT NO. 93-637141 of Official Records.

11. An easement for PUBLIC UTILITY and incidental purposes, recorded JUNE 28, 2010 as INSTRUMENT NO. 2010-0323213 of Official Records.
    In Favor of: SAN DIEGO GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION
    Affects: PARCELS 1, 3 AND 4

    Document(s) declaring modifications thereof recorded NOVEMBER 19, 2010 as INSTRUMENT NO. 2010-0639198 of Official Records.

    The location of the easement cannot be determined from record information.

12. An easement for AERIAL UTILITY FACILITIES and incidental purposes, recorded JUNE 28, 2010 as INSTRUMENT NO. 2010-0323214 of Official Records.
    In Favor of: SAN DIEGO GAS AND ELECTRIC COMPANY, A CORPORATION
    Affects: PARCEL 3

    The location of the easement cannot be determined from record information.

13. The terms and provisions contained in the document entitled "MEMORANDUM OF RIGHT OF ENTRY PERMIT" recorded JUNE 28, 2010 as INSTRUMENT NO. 2010-0323215 of Official Records.

    (Affects PARCELS 1 AND 4)

14. The effect of a deed dated August 31, 2015, executed by CHARLES FREDERICK KREUTZKAMP, TRUSTEE OF THE CHARLES FREDERICK KREUTZKAMP AND ALMA JEAN KREUTZKAMP 2000 REVOCABLE TRUST DATED AUGUST 17, 2000, as Grantor, to CHARLES F. KREUTZKAMP, TRUSTEE OF THE KREUTZKAMP FAMILY TRUST DATED AUGUST 31, 2015, as Grantee, recorded September 10, 2015, as INSTRUMENT NO. 2015-0479024 of Official Records.

    The requirement that this office be furnished with the evidence that the deed was an absolute conveyance for value, and that there are no other agreements, oral or written, regarding the ownership of the land described herein.

    NOTE: Unable to verify if the above referenced "uninsured" deed is a valid transfer.

15. The effect of a document entitled "AFFIDAVIT OF DEATH OF TRUSTEE", recorded December 23, 2015 as INSTRUMENT NO. 2015-0654607 of Official Records.

16. The effect of a deed dated December 17, 2015, executed by ERNESTINA GONZALEZ KREUTZKAMP AND ROBERT P. PIZZUTO, TRUSTEES OF THE KREUTZKAMP FAMILY TRUST DATED AUGUST 31, 2015, as Grantor, to ERNESTINA GONZALEZ KREUTZKAMP AND ROBERT P. PIZZUTO, TRUSTEES OF THE KREUTZKAMP SPOUSE'S TRUST DATED AUGUST 31, 2015, as Grantee, recorded December 23, 2015, as Instrument No. 2015-0654611 of Official Records.

    The requirement that this office be furnished with the evidence that the deed was an absolute conveyance for value, and that there are no other agreements, oral or written, regarding the ownership of the land described herein.

    NOTE: Unable to verify if the above referenced "uninsured" deed is a valid transfer.

17. The lack of a right of access to and from the land.

18. Rights of the public in and to that portion of the land lying within any Road, Street, Alley or Highway.

19. Water rights, claims or title to water, whether or not shown by the public records.

20. This transaction may be subject to a Geographic Targeting Order ("GTO") issued pursuant to the Bank Secrecy Act. Information necessary to comply with the GTO must be provided prior to the closing. This transaction will not be insured until this information is submitted, reviewed and found to be complete.

    Affects: PARCELS 3 AND 4

21. Rights of parties in possession.

Prior to the issuance of any policy of title insurance, the Company will require:

22. With respect to the trust referred to in the vesting:
    a. A certification pursuant to Section 18100.5 of the California Probate Code in a form satisfactory to the Company.
    b. Copies of those excerpts from the original trust documents and amendments thereto which designate the trustee and confer upon the trustee the power to act in the pending transaction.
    c. Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

23. With respect to THE KREUTZKAMP FAMILY TRUST DATED AUGUST 31, 2015 :
    a. A certification pursuant to Section 18100.5 of the California Probate Code in a form satisfactory to the Company.
    b. Copies of those excerpts from the original trust documents and amendments thereto which designate the trustee and confer upon the trustee the power to act in the pending transaction.
    c. Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

24. With respect to THE KREUTZKAMP SPOUSE'S TRUST DATED AUGUST 31, 2015 :
    a. A certification pursuant to Section 18100.5 of the California Probate Code in a form satisfactory to the Company.
    b. Copies of those excerpts from the original trust documents and amendments thereto which designate the trustee and confer upon the trustee the power to act in the pending transaction.
    c. Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

INFORMATIONAL NOTES

Note: The policy to be issued may contain an arbitration clause. When the Amount of Insurance is less than the certain dollar amount set forth in any applicable arbitration clause, all arbitrable matters shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties. If you desire to review the terms of the policy, including any arbitration clause that may be included, contact the office that issued this Commitment or Report to obtain a sample of the policy jacket for the policy that is to be issued in connection with your transaction.

1. General and special taxes and assessments for the fiscal year 2018-2019.

First Installment:	$527.36, PAID
Penalty:	$0.00
Second Installment:	$527.36, PAID
Penalty:	$0.00
Tax Rate Area:	91066
A. P. No.:	602-170-02-00

(Affects PARCEL 1)

2. General and special taxes and assessments for the fiscal year 2018-2019.

First Installment:	$395.80, PAID
Penalty:	$0.00
Second Installment:	$395.80, PAID
Penalty:	$0.00
Tax Rate Area:	91045
A. P. No.:	604-010-02-00

(Affects PARCEL 2)

3. General and special taxes and assessments for the fiscal year 2018-2019.

First Installment:	$8,504.04, PAID
Penalty:	$0.00
Second Installment:	$8,504.04, PAID
Penalty:	$0.00
Tax Rate Area:	91066
A. P. No.:	604-050-01-00

(Affects PARCEL 3)

4. General and special taxes and assessments for the fiscal year 2018-2019.

First Installment:	$6,963.29, PAID
Penalty:	$0.00
Second Installment:	$6,963.29, PAID
Penalty:	$0.00
Tax Rate Area:	91066
A. P. No.:	604-090-01-00

(Affects PARCEL 4)

5. The property covered by this report is vacant land.

   (Affects PARCELS 1 AND 2)

6. This report is preparatory to the issuance of an ALTA Loan Policy. We have no knowledge of any fact which would preclude the issuance of the policy with CLTA endorsement forms 100 and 116 and if applicable, 115 and 116.2 attached.

   When issued, the CLTA endorsement form 116 or 116.2, if applicable will reference a(n) Single Family Residence known as NO SITUS FOUND, SAN DIEGO , CALIFORNIA.

   (Affects PARCELS 3 AND 4)

7. According to the public records, there has been no conveyance of the land within a period of twenty-four months prior to the date of this report, except as follows:

   None

8. We find no outstanding voluntary liens of record affecting subject property. Disclosure should be made concerning the existence of any unrecorded lien or other indebtedness which could give rise to any possible security interest in the subject property.

The map attached, if any, may or may not be a survey of the land depicted hereon. First American expressly disclaims any liability for loss or damage which may result from reliance on this map except to the extent coverage for such loss or damage is expressly provided by the terms and provisions of the title insurance policy, if any, to which this map is attached.

LEGAL DESCRIPTION

Real property in the unincorporated area of the County of San Diego, State of California, described as follows:

PARCEL 1: (APN: 602-170-02-00)

THE EAST HALF OF THE NORTHEAST QUARTER, AND THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, IN SECTION 36, TOWNSHIP 17 SOUTH, RANGE 3 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 2: (APN: 604-010-02-00)

THE SOUTH HALF OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THE NORTH HALF OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, AND THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER AND THE EAST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER, ALL BEING IN SECTION 19, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 3: (APN: 604-050-01-00)

THE WEST HALF OF THE NORTHEAST QUARTER, AND OF THE WEST HALF OF THE SOUTHEAST QUARTER, AND THE EAST HALF OF THE NORTHWEST QUARTER AND THE EAST HALF OF THE SOUTHWEST QUARTER AND LOT 4, ALL BEING IN SECTION 30, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

PARCEL 4: (APN: 604-090-01-00)

THE NORTH HALF OF THE NORTHEAST QUARTER, AND THE EAST HALF OF THE NORTHWEST QUARTER, AND LOTS 1 AND 2, ALL BEING IN SECTION 31, TOWNSHIP 17 SOUTH, RANGE 4 EAST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.


604-09
CHANGES
SEC 31 - T17S - R4E
ROS 19187, 20641
AG PR (C)=AGRICULTURAL PRESERVE (CONTRACT)
PUBLIC DOMAIN
THIS MAP WAS PREPARED FOR ASSESSMENT PURPOSES ONLY. NO LIABILITY IS ASSUMED FOR THE ACCURACY OF THE DATA SHOWN. ASSESSOR'S PARCELS MAY NOT COMPLY WITH LOCAL SUBDIVISION OR BUILDING ORDINANCES.
SAN DIEGO COUNTY ASSESSOR'S MAP BOOK 604 PAGE 09

NOTICE

Section 12413.1 of the California Insurance Code, effective January 1, 1990, requires that any title insurance company, underwritten title company, or controlled escrow company handling funds in an escrow or sub-escrow capacity, wait a specified number of days after depositing funds, before recording any documents in connection with the transaction or disbursing funds. This statute allows for funds deposited by wire transfer to be disbursed the same day as deposit. In the case of cashier's checks or certified checks, funds may be disbursed the next day after deposit. In order to avoid unnecessary delays of three to seven days, or more, please use wire transfer, cashier's checks, or certified checks whenever possible.

EXHIBIT A
LIST OF PRINTED EXCEPTIONS AND EXCLUSIONS (BY POLICY TYPE)

CLTA STANDARD COVERAGE POLICY – 1990

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1. (a) Any law, ordinance or governmental regulation (including but not limited to building or zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien, or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.
   (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.
2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.
3. Defects, liens, encumbrances, adverse claims or other matters:
   (a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;
   (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;
   (c) resulting in no loss or damage to the insured claimant;
   (d) attaching or created subsequent to Date of Policy; or
   (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.
4. Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable doing business laws of the state in which the land is situated.
5. Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.
6. Any claim, which arises out of the transaction vesting in the insured the estate of interest insured by this policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors' rights laws.

EXCEPTIONS FROM COVERAGE - SCHEDULE B, PART I

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.
   Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public, records.
2. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.
3. Easements, liens or encumbrances, or claims thereof, not shown by the public records.
4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.
5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.
6. Any lien or right to a lien for services, labor or material not shown by the public records.

CLTA/ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE (12-02-13)

EXCLUSIONS

In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys' fees, and expenses resulting from:

1. Governmental police power, and the existence or violation of those portions of any law or government regulation concerning:
   a. building;
   b. zoning;
   c. land use;

d. improvements on the Land;
e. land division; and
f. environmental protection.
This Exclusion does not limit the coverage described in Covered Risk 8.a., 14, 15, 16, 18, 19, 20, 23 or 27.

2. The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not limit the coverage described in Covered Risk 14 or 15.
3. The right to take the Land by condemning it. This Exclusion does not limit the coverage described in Covered Risk 17.
4. Risks:
   a. that are created, allowed, or agreed to by You, whether or not they are recorded in the Public Records;
   b. that are Known to You at the Policy Date, but not to Us, unless they are recorded in the Public Records at the Policy Date;
   c. that result in no loss to You; or
   d. that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.e., 25, 26, 27 or 28.
5. Failure to pay value for Your Title.
6. Lack of a right:
   a. to any land outside the area specifically described and referred to in paragraph 3 of Schedule A; and
   b. in streets, alleys, or waterways that touch the Land.
   This Exclusion does not limit the coverage described in Covered Risk 11 or 21.
7. The transfer of the Title to You is invalid as a preferential transfer or as a fraudulent transfer or conveyance under federal bankruptcy, state insolvency, or similar creditors' rights laws.
8. Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.
9. Negligence by a person or an Entity exercising a right to extract or develop minerals, water, or any other substances.

LIMITATIONS ON COVERED RISKS

Your insurance for the following Covered Risks is limited on the Owner's Coverage Statement as follows:
For Covered Risk 16, 18, 19, and 21 Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.
The deductible amounts and maximum dollar limits shown on Schedule A are as follows:

	Your Deductible Amount	Our Maximum Dollar Limit of Liability
Covered Risk 16:	1% of Policy Amount Shown in Schedule A or $2,500 (whichever is less)	$10,000
Covered Risk 18:	1% of Policy Amount Shown in Schedule A or $5,000 (whichever is less)	$25,000
Covered Risk 19:	1% of Policy Amount Shown in Schedule A or $5,000 (whichever is less)	$25,000
Covered Risk 21:	1% of Policy Amount Shown in Schedule A or $2,500 (whichever is less)	$5,000

2006 ALTA LOAN POLICY (06-17-06)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

   (i) the occupancy, use, or enjoyment of the Land;
   (ii) the character, dimensions, or location of any improvement erected on the Land;
   (iii) the subdivision of land; or
   (iv) environmental protection;

   or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
   (b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters
   (a) created, suffered, assumed, or agreed to by the Insured Claimant;
   (b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;
(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 13, or 14); or
(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4. Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.
5. Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.
6. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction creating the lien of the Insured Mortgage, is
   (a) a fraudulent conveyance or fraudulent transfer, or
   (b) a preferential transfer for any reason not stated in Covered Risk 13(b) of this policy.
7. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the Insured Mortgage in the Public Records. This Exclusion does not modify or limit the coverage provided under Covered Risk 11(b).

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

EXCEPTIONS FROM COVERAGE

[Except as provided in Schedule B - Part II,[t[or T]his policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees or expenses, that arise by reason of:

[PART I

[The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1. (a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.
2. Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.
3. Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.
4. Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.
5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.
6. Any lien or right to a lien for services, labor or material not shown by the public records.

PART II

In addition to the matters set forth in Part I of this Schedule, the Title is subject to the following matters, and the Company insures against loss or damage sustained in the event that they are not subordinate to the lien of the Insured Mortgage:]

2006 ALTA OWNER'S POLICY (06-17-06)
EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

      (i) the occupancy, use, or enjoyment of the Land;
      (ii) the character, dimensions, or location of any improvement erected on the Land;
      (iii) the subdivision of land; or
      (iv) environmental protection;

   or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
   (b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters
   (a) created, suffered, assumed, or agreed to by the Insured Claimant;
   (b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;
(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 or 10); or
(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a) a fraudulent conveyance or fraudulent transfer, or
(b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees or expenses, that arise by reason of:
[The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1. (a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.
2. Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.
3. Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.
4. Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.
5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.
6. Any lien or right to a lien for services, labor or material not shown by the Public Records.
7. [Variable exceptions such as taxes, easements, CC&R's, etc. shown here.]

ALTA EXPANDED COVERAGE RESIDENTIAL LOAN POLICY (07-26-10)
EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

   (i) the occupancy, use, or enjoyment of the Land;
   (ii) the character, dimensions, or location of any improvement erected on the Land;
   (iii) the subdivision of land; or
   (iv) environmental protection;

   or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.
   (b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.
2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters
(a) created, suffered, assumed, or agreed to by the Insured Claimant;
(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;
(c) resulting in no loss or damage to the Insured Claimant;
(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27 or 28); or
(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.
4. Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.
5. Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law. This Exclusion does not modify or limit the coverage provided in Covered Risk 26.
6. Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to Advances or modifications made after the

Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11.

7. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching subsequent to Date of Policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11(b) or 25.
8. The failure of the residential structure, or any portion of it, to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This Exclusion does not modify or limit the coverage provided in Covered Risk 5 or 6.
9. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction creating the lien of the Insured Mortgage, is
   (a) a fraudulent conveyance or fraudulent transfer, or
   (b) a preferential transfer for any reason not stated in Covered Risk 27(b) of this policy.
10. Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.
11. Negligence by a person or an Entity exercising a right to extract or develop minerals, water, or any other substances.

First American Title

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

- Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
- Information about your transactions with us, our affiliated companies, or others; and
- Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American's Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates' Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation's site and its affiliates' sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American's Web sites may make use of "cookie" technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10) Page 1 of 1 Privacy Information (2001-2010 First American Financial Corporation)

SOILS INFORMATION SUBMITTED

Nutriscription Multi-Graph Soil Report

Salesman: David Drucker

NutriScription

Grower: Portero Ranch

Date	Bag ID	Field	Crop	Comment
10/07	DG04167	Compound	Hemp	
10/07	DG04166	East Bowl Chicken	Hemp	
10/07	DG04170	North Bowl	Hemp	
10/07	DG04227	Northeast Powerline	Hemp	
10/07	DG04226	East Pond	Hemp	


pH
OM%
CEC
10/07


NO3-N
Olsen PO4
Ca (exch)
Mg (exch)
K
S
10/07


Micronutrients
Boron
Copper
Iron
Manganese
Zinc
10/07

Nutriscription Multi-Graph Soil Report

Salesman: David Drucker

Grower: Portero Ranch


Base Saturation
Ca (% base sat)
Mg (% base sat)
K (% base sat)
Na (% base sat)
H (% base sat)
Ca/Mg
Salinity
ECe
SAR
Na (exch)
Cl
Ca (meq/l)
Mg (meq/l)
K (meq/l)
Na (meq/l)
B (meq/l)
Cl (meq/l)
10/07

Very Low or Problem	Low	Optimum	High	Very High

Analytical data provided by Waypoint Analytical California Inc.. Recommendations provided in this report are proprietary in nature whereby nutrient thresholds used as a reference may or may not match Waypoint Analytical California Inc. ranges for this particular crop and growth stage.

Nutriscription Multi-Graph Soil Report **Salesman: David Drucker**

NutriScription

Grower: Portero Ranch

Date	Bag ID	Field	Crop	Comment
01/07	DG04136	Pump	Hemp	
10/07	DG04229	Northwest Chicken	Hemp	
10/07	DG04228	Northwest Powerline	Hemp	
10/07	DG04139	South Chicken	Hemp	


pH
OM%
CEC
01/07
10/07
10/07
10/07


NO3-N
Olsen PO4
Ca (exch)
Mg (exch)
K
S
01/07
10/07
10/07
10/07

Micronutrients


Boron
Copper
Iron
Manganese
Zinc
01/07
10/07
10/07
10/07

Nutriscription Multi-Graph Soil Report **Salesman: David Drucker**

Grower: Portero Ranch


Base Saturation
Ca (% base sat)
Mg (% base sat)
K (% base sat)
Na (% base sat)
H (% base sat)
Ca/Mg
01/07
10/07
10/07
10/07


Salinity
ECe
SAR
Na (exch)
Cl
01/07
10/07
10/07
10/07


Ca (meq/l)
Mg (meq/l)
K (meq/l)
Na (meq/l)
B (meq/l)
Cl (meq/l)
01/07
10/07
10/07
10/07

Very Low or Problem	Low	Optimum	High	Very High

Analytical data provided by Waypoint Analytical California Inc.. Recommendations provided in this report are proprietary in nature whereby nutrient thresholds used as a reference may or may not match Waypoint Analytical California Inc. ranges for this particular crop and growth stage.

Nutriscription Multi-Graph Soil Report

Salesman: David Drucker

Grower: Portero Ranch

Date	Bag ID	Field	Crop	Comment
10/07	DG04174	Southeast Bowl	Hemp	
10/07	DG04169	West Bowl	Hemp	
10/07	DG04225	Southwest Chicken	Hemp	



pH
8
6
4
2
0
10/07 10/07 10/07
OM%
1.4
1.2
1
0.8
0.6
0.4
0.2
0
10/07
10/07 10/07
CEC
10
8
6
4
2
0
10/07
10/07 10/07



NO3-N
1.2
1
0.8
0.6
0.4
0.2
0
10/07
10/07 10/07
Olsen PO4
14
12
10
8
6
4
2
0
10/07
10/07 10/07
Ca (exch)
1200
1000
800
600
400
200
0
10/07
10/07 10/07
Mg (exch)
250
200
150
100
50
0
10/07
10/07 10/07
K
80
60
40
20
0
10/07
10/07 10/07
S
10
8
6
4
2
0
10/07
10/07 10/07

Micronutrients



Boron
0.14
0.12
0.1
0.08
0.06
0.04
0.02
0
10/07
10/07 10/07
Copper
0.6
0.4
0.2
0
10/07
10/07 10/07
Iron
20
15
10
5
0
10/07
10/07 10/07
Manganese
3.5
3
2.5
2
1.5
1
0.5
0
10/07
10/07 10/07
Zinc
0.5
0.4
0.3
0.2
0.1
0
10/07
10/07 10/07

Nutriscription Multi-Graph Soil Report **Salesman: David Drucker**

Nutri Scription

Grower: Portero Ranch


Base Saturation
Ca (% base sat)
Mg (% base sat)
K (% base sat)
Na (% base sat)
H (% base sat)
Ca/Mg
Salinity
ECe
SAR
Na (exch)
Cl
Ca (meq/l)
Mg (meq/l)
K (meq/l)
Na (meq/l)
B (meq/l)
Cl (meq/l)
10/07
Very Low or Problem
Low
Optimum
High
Very High

Analytical data provided by Waypoint Analytical California Inc.. Recommendations provided in this report are proprietary in nature whereby nutrient thresholds used as a reference may or may not match Waypoint Analytical California Inc. ranges for this particular crop and growth stage.

ADDENDUM "A"

WELL PUMP TESTS

04/3/2020

1.WELL LOCATION; NEW DRILLED WELL BY THE POND

12:00 PM STARTED PUMPING AT 160 GPM STATIC LEVEL 11 FT

2 PM CUT FLOW TO 60 GPM PUMPED 8000 GALLONS PUMPING LEVEL 79FT. WELL STARTED TO CAVITATE.

TIME	GPM	WATER LEVEL	GALLONS PUMPED
3 PM	60	79'	4600
4 PM	60	79'	3900
5 PM	60	65'	4100
6 PM	66.6	50	4000
7 PM	63.3	50	4200
8 PM	58,33	50	3500
9 PM	65	50	3900
10 PM	63.33	50	3800
11 PM	63.33	50	3800
12 AM	61.66	50	

3700		
1 AM	63.33	50
3800		
2 AM	63.33	50
3800		
3 AM	63.33	50
3800		
4 AM	63.33	50
3800		
5 AM	63.33	50
3800		
6 AM	61.33	50
3700		
7 AM	63.33	50
3800		
8 AM	63.33	50
3800		
9AM	63.33	50
3800		
10 AM	61.66	50
3700		
11 AM	63.66	50
3800		
12 AM	63.66	50
3800		

TOTAL GALLONS PUMPED IN 24 HOURS 91500

ESTIMATED GPM ON THIS DAY AFTER 24 HOURS OF PUMPING 63 GPM

2. WE TESTED STATIC WATER LEVELS IN THE NEW 10 3/4'' WELL JUST EAST OF THE PUMPING WELL. STATIC WATER WAS 15' AND NEVER DROPPED DURING PUMPING TEST.

3. WE TESTED STATIC WATER LEVEL IN THE OLD WELL 20 FEET EAST OF THE NEW 10 3/4'' WELL. STATIC LEVEL 8'. THE WATER LEVEL NEVER DROPPED DURING PUMP TESTING.

4. WE TESTED STATIC WATER LEVEL IN THE WELL THAT IS IN USE TODAY. STATIC LEVEL 15'. THE WATER LEVEL NEVER DROPPED DURING THE WELL TESTING.

INCOME PROJECTIONS FROM HEMP FARM SUBMITTED BY THE OWNER

GREEN HYGIENICS HOLDINGS INC. 2021: Hemp Cultivation Pro Forma - Potrero				
240	Number of acres			
2200	Plants per acre (4'X5' Spacing)			
0.5	Pounds per plant dry wieght			
1	Crop turns			
	Total annual yield in pounds			264,000
Gross Annual Income				
Yielded annually (Pounds)	**Product**	**Price per pound**		**Total Gross Annual Income**
198,000	75% Flower	225		$44,550,000
66,000	25% Seconds	45		$2,970,000
TOTAL				
Operating Expenses				
Position	**# of Staff/Position**	**Annual Salary/Position**		
Super	4	$120,000	$480,000	
Assistants	6	$60,000	$360,000	
Field hands	30	$50,000	$1,500,000	
Seeds			$310,000	
Power			$148,000	
Fuel			$72,000	
Insurance			$70,000	
Transportation			$48,000	
Leases			$24,000	
Consultants			$240,000	
Property taxes			$14,000	
Building maintenance			$480,000	
Miscellaneous			$480,000	
TOTAL			**$4,226,000**	
Annual Projections				
Gross income per year				$47,520,000
Total expenses				-$4,226,000
Net income per year				**$43,294,000**

HEMP LICENSE

County of San Diego

HA DANG
AGRICULTURAL COMMISSIONER/
SEALER OF WEIGHTS & MEASURES

DEPARTMENT OF AGRICULTURE, WEIGHTS AND MEASURES
9325 HAZARD WAY, STE. 100, SAN DIEGO, CA 92123-1217
(858) 694-2739
FAX (858) 467-9697
http://www.sdcawm.org

MEGAN MOORE
ASST. AGRICULTURAL COMMISSIONER/
SEALER OF WEIGHTS & MEASURES

GREEN HYGENICS HOLDINGS INC.
Registration #: 37-190022G
13795 BLAISDEL PLACE
POWAY, CA 92064

Thank you for registering to cultivate industrial hemp as a grower. Your registration for industrial hemp cultivation is valid from 6/11/2019 through 6/10/2020.

If you have any questions regarding your registration, please contact the Agricultural Standards Division at (858) 614-7786 or Agstandards.AWM@sdcounty.ca.gov.

County of San Diego
Agricultural Commissioner's Office

PROOF OF REGISTRATION FOR INDUSTRIAL HEMP CULTIVATION

GREEN HYGENICS HOLDINGS INC.
13795 BLAISDEL PLACE
POWAY, CA 92064

REGISTRATION #:
37-190022G

REGISTRATION EXPIRES:
6/10/2020

THE NOBLEST MOTIVE IS THE PUBLIC GOOD — COUNTY OF SAN DIEGO — MDCCCLI

Approving Officer's Signature	Title	Date
Bonnie Wheeler	Supervising Agricultural Standards Inspector	6/11/2019

IBIS REPORT

IBISWorld

WHERE KNOWLEDGE IS POWER

INDUSTRY REPORT OD3315

Industrial Hemp Production

Growing like wild: New regulatory measures and consumer demand have supported the industry

Jack Curran | March 2020

Contents

COVID-19 (Coronavirus) Impact Update....3

ABOUT THIS INDUSTRY....5

Industry Definition....5
Major Players....5
Main Activities....5
Supply Chain....6

INDUSTRY AT A GLANCE....7

Executive Summary....9

INDUSTRY PERFORMANCE....10

Key External Drivers....11
Current Performance....12

INDUSTRY OUTLOOK....14

Outlook....15
Industry Life Cycle....16

PRODUCTS & MARKETS....17

Supply Chain....18
Products & Services....18
Major Markets....20
International Trade....22
Business Locations....23

COMPETITIVE LANDSCAPE....24

Market Share Concentration....24
Key Success Factors....24
Cost Structure Benchmarks....24
Basis of Competition....26
Barriers to Entry....28
Industry Globalization....28

MAJOR COMPANIES....30

Other Companies....30

OPERATING CONDITIONS....31

Capital Intensity....32
Technology & Systems....32
Revenue Volatility....33
Regulation & Policy....34
Industry Assistance....34

KEY STATISTICS....35

Industry Data....35
Annual Change....35
Key Ratios....35
Industry Financial Ratios....36

ADDITIONAL RESOURCES....37

Additional Resources....38
Industry Jargon....38
Glossary....38

COVID-19 (Coronavirus) Impact Update

IBISWorld's analysts constantly monitor the industry impacts of current events in real-time – here is an update of how this industry is likely to be impacted as a result of the global COVID-19 pandemic:

· The Industrial Hemp Production industry may face a decrease in investment from banks and venture capital firms due to the COVID-19 outbreak. For more detail, please see the Current Performance chapter.

· Economic downturn brought on by the spread of COVID-19 may result in loss of demand for discretionary consumer products like CBD oil. For more detail, please see the Current Performance chapter.

· Companies may be less willing to enter into a volatile industry if the economy is not in a stable place. For more detail, please see the Revenue Volatility chapter.

Note: The content in this report is currently being updated to reflect the trends outlined above.

About IBISWorld

IBISWorld specializes in industry research with coverage on thousands of global industries. Our comprehensive data and in-depth analysis help businesses of all types gain quick and actionable insights on industries around the world. Busy professionals can spend less time researching and preparing for meetings, and more time focused on making strategic business decisions that benefit you, your company and your clients. We offer research on industries in the US, Canada, Australia, New Zealand, Germany, the UK, Ireland, China and Mexico, as well as industries that are truly global in nature.

About This Industry

Industry Definition

Companies in this industry grow and harvest cannabis plants with a tetrahyrdocannabidinol (THC) content of less than 0.3% by weight.

Major Players

There are no major players in this industry

Main Activities

The primary activities of this industry are:

Planting hemp seedlings

Growing hemp plants

Harvesting hemp

The major products and services in this industry are:

Food products

Hemp-based CBD

Supplements

Personal care products

Consumer textiles

Industrial applications

Other

Supply Chain


Key External Drivers
Aggregate private investment
Per capita disposable income
Demand from medical and recreational marijuana growing
Per capita expenditure on alcohol
1st Tier Suppliers
Tractors & Agricultural Machinery Manufacturing in the US
Fertilizer Manufacturing in the US
Pesticide Manufacturing in the US
Industrial Hemp Production
1st Tier Buyers
Consumers in the US
Retail Trade in the US
Manufacturing in the US
2nd Tier Buyers
Healthcare and Social Assistance in the US

SIMILAR INDUSTRIES

- Soybean Farming in the US — Complementor
- Oilseed Farming in the US — Complementor
- Cotton Farming in the US — Competitor
- Brand Name Pharmaceutical Manufacturing in the US — Competitor

RELATED INTERNATIONAL INDUSTRIES

- Hay and Other Crop Growing in Australia
- Tobacco Growing in China
- Cannabis Production in Canada

Industry at a Glance

Key Statistics

$568.3m
Revenue

Annual Growth 2015–2020	Annual Growth 2020–2025	Annual Growth 2015–2025
157.7%	4.3%	

$33.0m
Profit

Annual Growth 2015–2020	Annual Growth 2015–2020
164.4%	

5.8%
Profit Margin

Annual Growth 2015–2020	Annual Growth 2015–2020
0.7pp	

8,380
Businesses

Annual Growth 2015–2020	Annual Growth 2020–2025	Annual Growth 2015–2025
125.1%	-1.9%	

29,638
Employment

Annual Growth 2015–2020	Annual Growth 2020–2025	Annual Growth 2015–2025
118.5%	1.5%	

$277.3m
Wages

Annual Growth 2015–2020	Annual Growth 2020–2025	Annual Growth 2015–2025
165.5%	2.0%	

Industry Structure

POSITIVE IMPACT

Life Cycle
Growth

Technology Change
Low

Concentration
Low

MIXED IMPACT

Capital Intensity
Medium

Barriers to Entry
Medium / Steady

Industry Assistance
Medium / Steady

Industry Globalization
Medium / Increasing

NEGATIVE IMPACT

Revenue Volatility
Very High

Competition
High / Increasing

Regulation & Policy
Heavy / Steady

Key Trends

- CBD is a high-margin product because it sells for a high price and can be grown at relatively low cost
- The rapid expansion of the industry has resulted in an oversupply of hemp
- Other countries have not had the same regulatory relationship with hemp
- The Industrial Hemp Production industry is expected to settle and stabilize over the five years
- Many companies that previously entered the industry are likely to exit
- Hemp farms compete with hemp producers in other countries
- The rapid expansion of the industry has contributed to an oversupply and declining hemp prices

Products & Services Segmentation


17.0%
Food products
23.0%
Hemp-based CBD
5.0%
Supplements
22.0%
Personal care products
13.0%
Consumer textiles
18.0%
Industrial applications
Industrial Hemp Producti
Source: IBISWor

Major Players

There are no major players in this industry

SWOT

STRENGTHS

Growth Life Cycle Stage
Low Customer Class Concentration
Low Product/Service Concentration

WEAKNESSES

High Competition
Very high Volatility
Medium Imports
Low Profit vs. Sector Average
High Capital Requirements

OPPORTUNITIES

Very High Revenue Growth (2005-2020)
High Revenue Growth (2015-2020)
High Revenue Growth (2020-2025)
Per capita expenditure on alcohol

THREATS

Low Outlier Growth
Low Performance Drivers
Aggregate private investment

Executive Summary

As a nearly brand-new industry, the Industrial Hemp Production industry is currently in a period of explosive growth.

Hemp is the common name for cannabis sativa, a flowering plant used to produce marijuana. Industrial hemp, which has become synonymous with the name hemp, is a variety of cannabis that has only trace amounts of tetrahydrocannabinol (THC). With few exceptions, until 2018, hemp production was illegal in the US. However, the 2018 Farm Bill legalized hemp growing, on the grounds that the hemp grown have a THC content of less than 0.3% by weight. Upon legalization, the Industrial Hemp Production industry boomed as companies rapidly entered the industry to take advantage of the high demand for hemp-based products. As a result, over the five years to 2020, industry revenue is expected to grow at an annualized rate of 157.1% to $568.3 million.

However, the sudden surge of companies into the Industrial Hemp Production industry has illustrated some potential problems with the industry itself. For example, industry companies need to have their crops tested in a Drug Enforcement Agency approved laboratory before they can bring them to market. However, there are currently only 57 labs approved for hemp testing. As a result, it has been difficult and costly for industry growers to quickly sell their hemp, resulting in relatively subdued profit. Additionally, while demand for cannabidiol (CBD) and other hemp-based products is strong, the rapid expansion of the industry has contributed to an oversupply and declining hemp prices. Further, with relatively low profit and high regulation, investors have become less likely to jump into the industry in 2020, especially with the financial uncertainty created by the outbreak of COVID-19 (coronavirus). As a result, in 2020, industry revenue is only expected to grow 5.1% following years of triple-digit growth.

Over the five years to 2025, despite a highly volatile start to the industry, revenue is anticipated to grow steadily. After the immediate boom of the industry in over the past five years, industry companies are likely to settle into a more-stable position. Companies expecting to turn a fast profit will likely leave the industry and hemp prices will begin to stabilize. As a result, over the five years to 2025, industry revenue is projected to grow at an annualized rate of 4.3% to $700.9 million.

Industry Performance


Key External Drivers 2012–2025
400
350
300
250
200
150
100
50
0
-50
Percentage Change (%)
12
13
14
15
16
17
18
19
20
21
22
23
24
2
Year
Revenue
Aggregate private investment
Per capita disposable income
Industrial Hemp Productic
Source: IBISWor

Key External Drivers

Aggregate private investment

Aggregate private investment measures total investment by individuals and businesses. The Industrial Hemp Production industry has recently been defined by high levels of investment from downstream markets, venture capital and other companies. As investment levels rise, the industry is likely to grow. In 2020, aggregate private investment is expected to decline, posing a potential threat to the industry.

Per capita disposable income

Per capita disposable income measures the average person's ability to pay for goods and services after taxes and savings. As disposable income levels rise, people are better able to afford high priced and discretionary items, such as products made with cannabidiol (CBD). Demand for CBD is a large driving factor for industry demand. In 2020, per capita disposable income is expected to rise, presenting an opportunity for the industry.

Demand from medical and recreational marijuana growing

Over the past five years, more states have begun legalizing medical or recreational marijuana. While industrial hemp does not have the psychoactive compounds found in marijuana, the two are often associated, leading to higher regulation of hemp. However, as people become more comfortable with marijuana, regulation of industrial hemp is likely to continue falling, leading to greater demand. In 2020, demand from medical and recreational marijuana growing is expected to rise.

Per capita expenditure on alcohol

Per capita expenditure on alcohol has recently been driven by the growing trend of low-calorie beverages and studies suggesting that some alcohols may have health benefits. Many people use alcohol as a means of relaxing, especially drinks such as red wine, which may have health benefits. Demand for cannabidiol (CBD) is similar because CBD is believed to help people relax. As a result, when demand for alcohol rises, demand for hemp-based products is also likely to rise. In 2020, per capita expenditure on alcohol is expected to grow.

Industry Performance 2012-2025


700
600
500
400
300
200
100
0
-100
-200
Percentage Change (%)
12
13
14
15
16
17
18
19
20
21
22
23
24
2
Year
Revenue
IVA
Establishments

Industrial Hemp Productio
Source: IBISWorl

Current Performance

After a long history of stringent regulations, the Industrial Hemp Production industry has suddenly experienced explosive growth over the five years to 2020.

Industrial hemp, which is commonly called hemp, is a variety of the cannabis sativa plant. Cannabis contains the chemical compound tetrahydrocannabinol (THC), which is responsible for the psychoactive effects of marijuana. Industrial hemp must have a THC content of less than 0.3% by weight, while marijuana has higher concentration of THC. Industrial hemp is a versatile crop that can be used to produce fibers, foods, oils and other products. However, hemp's close association with marijuana has led to large amounts of regulation. Until 2018, with few exceptions, growing hemp was illegal in the US. However, the 2018 Farm Bill removed hemp from the list of Schedule I controlled substances and made it a standard agricultural commodity. With this decision, companies have been able to enter the industry and begin growing hemp, resulting in astronomical revenue growth. As a result, over the five years to 2020, industry revenue is expected to rise at an annualized rate of 157.1% to $568.3 million.

DOWNSTREAM DEMAND

A strong factor in the push toward hemp legalization has been the rapid growth of downstream hemp-based products.

Hemp has historically been used for producing fiber, which can be used in making clothing, rope, yarn and other everyday products. However, demand has recently skyrocketed for cannabidiol (CBD), a non-psychoactive compound found in cannabis plants. CBD does not give users a high and is responsible for many of the health benefits of medical marijuana. CBD has recently been given attention in the media as a natural health supplement. CBD is used to treat anxiety, insomnia and chronic pain, and in 2018 the Food and Drug Administration approved an antiseizure drug that uses CBD. Due to this strong demand, CBD is a high-margin product because it sells for a high price and can be grown at relatively low cost.

The opportunity to grow and sell hemp for CBD oil production has been the driving factor for many companies that have recently entered the industry. With legalization opening the doors for farms to begin growing hemp, over the past five years the number of companies in the industry is expected to grow at an annualized rate of 125.1% to 8,380. Most of these companies are small independent farms with only a few acres of hemp grown. In 2020, the average industry farm is expected to only grow 27.0 acres of hemp. While some large companies have entered the industry, its rapid growth has kept any of them from gaining a significant market share.

GROWING PAINS

While the industry has grown rapidly over the past five years, problems have quickly emerged for the Industrial Hemp Production industry.

Most significantly, while demand for hemp-based products is strong, the rapid expansion of the industry has resulted in an oversupply of hemp. As a result, hemp prices have plummeted since 2018, contributing to significantly lower profit than many new companies had expected. Historically, hemp growers have generated double-digit profit, but since supply has begun to grow, profit has fallen significantly. In 2020, profit (measured as earnings before interest and taxes) is only expected to account for 5.8% of industry revenue.

Also contributing to low profit are the industry's high initial operating costs. Hemp growing on a wide scale is still new to the US, so most farms do not have the equipment necessary to efficiently plant and harvest hemp. Additionally, even with proper equipment, hemp is a delicate plant that needs to be planted as a seedling, so hemp growing has high labor costs. Over the past five years, industry wages have grown at an annualized rate of 165.7% to $277.3 million, making wages account for 48.8% of industry revenue. Meanwhile, many growers are also struggling to bring their hemp to market efficiently because all hemp must be tested for THC content at a Drug Enforcement Agency approved laboratory. Currently there are only 57 labs approved for THC testing in the US. This requirement has created a bottleneck effect that has limited many companies' ability to move product quickly and generate income.

These hurdles are likely to deter some investors from diving into the industry in 2020. Additionally, the outbreak of COVID-19 (coronavirus) has created a high level of investor uncertainty. Aggregate investment is expected to fall in 2020, leading to more subdued revenue growth. As a result, in 2020, industry revenue is only expected to grow 5.1%, following huge gains in preceding years.

INTERNATIONAL TRADE

On the global stage, the domestic Industrial Hemp Production industry still has a long way to go.

Other countries have not had the same regulatory relationship with hemp. For example, Canada legalized hemp growing in 1998. As a result, Canada has a well-established hemp production industry and has historically been able to meet a significant portion of domestic demand for hemp. Over the past five years, the value of industry imports is expected to grow at an annualized rate of 4.5% to $106.4 million. However, while imports have increased, domestic growers have taken a much larger portion of domestic demand. In 2020, imports are expected to account for 15.8% of domestic demand, down significantly from 94.8% in 2015.

However, while domestic growers have been able to compete with imports in the United States, the same cannot be said abroad. US industry farms have not yet been able to compete with other countries with more-established hemp production industries. Over the five years to 2020, the value of industry exports is expected to grow at an annualized rate of 49.2% to $2.6 million. However, this growth is minimal compared to industry revenue. In 2020, exports are expected to account for less than 1.0% of industry revenue.

Historical Performance Data

Year	Revenue ($m)	IVA ($m)	Establishments (Units)	Enterprises (Units)	Employment (Units)	Exports ($m)	Imports ($m)	Wages ($m)	Domestic Demand ($m)	Per capita disposable income ($)
2011	1.30	0.80	33.0	32.0	132	0.10	7.20	0.50	8.40	38,780
2012	1.30	0.90	32.0	32.0	132	0.10	23.5	0.50	24.7	39,784
2013	1.50	1.00	36.0	36.0	148	0.10	41.8	0.60	43.2	39,004
2014	2.00	1.20	56.0	55.0	232	0.20	47.4	0.80	49.2	40,310
2015	5.00	2.80	146	145	595	0.30	85.4	2.10	90.1	41,670
2016	12.2	7.30	357	357	1,434	0.50	74.8	5.20	86.5	42,108
2017	32.1	20.0	952	950	3,619	3.30	71.8	13.8	101	43,056
2018	120	69.7	2,895	2,276	8,200	1.10	82.8	55.5	202	44,521
2019	541	351	10,556	8,440	28,732	0.50	90.8	268	631	45,581
2020	568	361	10,535	8,380	29,638	2.60	106	277	672	46,426

Industry Outlook

Outlook

After a period of astronomical growth, the Industrial Hemp Production industry is expected to settle and stabilize over the five years to 2025.

The hurdles affecting the hemp industry following legalization will continue to challenge industry growers and prevent massive rates. However, this will not be all bad for the industry as a whole. Companies that entered the industry hoping to turn a quick profit are likely to exit the industry, leaving just the companies that are best suited for the industry. Demand will likely continue to be strong for hemp-based products, so industry demand will remain high. As a result, over the five years to 2025, industry revenue is projected to grow at an annualized rate of 4.3% to $700.9 million.

Industry Outlook
2020–2025


8
6
4
2
0
Percentage (%)
20
21
22
23
24
25
Year

Industrial Hemp Production
Source: IBISWorld

A RETURN TO STABILITY

When hemp production was legalized under the 2018 Farm Bill, companies rushed to begin growing hemp and enter the industry.

Historically, hemp growers have generated double-digit profit due to the high selling price of hemp. However, when companies surged the industry, profit fell because they created an oversupply of hemp, resulting in falling prices and profit. Additionally, regulation requires that all hemp produced in the US must be tested for Tetrahydrocannabinol (THC) levels before it can be sold. However, with only 57 laboratories approved by the Drug Enforcement Agency to test for THC levels, many companies have struggled to efficiently bring their crops to market. This has further limited income and profit for many new companies.

Due to the industry's slightly subdued profit, many companies that entered the industry during the previous five-year period are likely to exit over the five years to 2025. Over the five years to 2025, the number of industry enterprises is anticipated to decline at an annualized rate of 1.9% to 7,621. As these companies leave, the more successful companies that have been able to establish efficient supply chains will remain. As a result, profit is likely to grow over the next five years. In 2025, for the average industry company, profit (measured as earnings before interest and taxes) is expected to account for 7.1% of revenue, up from 5.8% in 2020.

However, while the number of farms is anticipated to fall over the next five years, the industry itself is not expected to shrink. The companies that remain in the industry are likely to expand operations and increase production. As a result, demand for labor is expected to grow in the industry. Over the five years to 2025, the total number of industry employees is expected to increase at an annualized rate of 1.5% to 31,895.

COMPETITION

While the Industrial Hemp Production industry has benefited from increased public acceptance, the industry still experiences a challenging reputation.

As a variety of the cannabis plant, hemp is closely associated with marijuana, despite its minimal THC content. This can pose a threat to the industry, as many consumers are wary of products associated with illegal drugs. However, in states that have legal medical or recreational marijuana, hemp-based products, particularly cannabidiol (CBD), compete with marijuana. CBD is the ingredient in marijuana linked with many of marijuana's health benefits. CBD-based products compete with medical marijuana by offering many of the same health benefits without the high. This competition can affect industry demand because many hemp farms grow hemp specifically for CBD.

Additionally, hemp farms compete with hemp producers in other countries. Other countries such as Canada have well-established hemp production industries that are often better able to supply hemp-based product producers both domestically and abroad. While the surge of legal hemp production in the US created strong competition for imports, Canadian hemp farms are still likely to pose a threat to new domestic farms. Over the five years to 2025, the value of industry imports is expected to grow at an annualized rate of 7.4% to $152.0 million. As a result, imports are expected to account for 18.1% of domestic demand, up from 15.8% in 2020. Meanwhile, the value of industry exports is expected to continue rising as US hemp producers establish themselves in foreign markets. Over the five years to 2025, the value of exports is projected to grow at an annualized rate of 37.2% to $12.7 million. However, despite this growth, exports are only expected to account for 1.8% of industry revenue.

Performance Outlook Data

Year	Revenue ($m)	IVA ($m)	Establishments (Units)	Enterprises (Units)	Employment (Units)	Exports ($m)	Imports ($m)	Wages ($m)	Domestic Demand ($m)	Per capita disposable income ($)
2020	568	361	10,535	8,380	29,638	2.60	106	277	672	46,426
2021	602	378	10,445	8,272	30,629	3.10	120	288	719	47,218
2022	630	389	10,299	8,124	31,043	4.30	130	294	756	47,999
2023	654	398	10,121	7,954	31,298	6.00	141	298	789	48,830
2024	676	406	9,927	7,787	31,558	8.60	145	302	813	49,708
2025	701	418	9,750	7,621	31,895	12.7	152	307	840	50,665
2026	726	429	9,573	7,455	32,106	18.9	160	311	867	51,617

Industry Life Cycle

The life cycle stage of this industry is Growth

LIFE CYCLE REASONS

The industry is expected to grow faster than GDP over the 10 years to 2025

The industry just became legal on a national scale, resulting in massive growth

The number of companies in the industry is expected to skyrocket

Indicative Industry Life Cycle


Industrial Hemp Production
MATURITY
QUALITY GROWTH
Change in Share of Economy (%)
Growth In Number Of Establishments (%)
96
64
32
0
-32
-16 -12 -8 -4 0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68

Industrial Hemp Production
Source: IBISWorld

The Industrial Hemp Production industry is in the growth stage of its life cycle. In 2018, when hemp production became legal on a national scale, the industry's contribution to the economy, measured as Industry Value Added (IVA), suddenly exploded. As a result, over the 10 years to 2025, the industry's IVA is projected to grow at an annualized rate of 64.8%. Meanwhile, during the same period, GDP is projected to grow at an annualized rate of only 1.8%. IVA growing faster than GDP is indicative of an industry in its growth stage.

Meanwhile, the number of companies in the industry is also projected to skyrocket as the industry is flooded with new companies seeking to take advantage of the high demand for hemp-based products. Over the 10 years to 2025, the number of industry companies is anticipated to grow at an annualized rate of 48.6% to 7,621. However, it should be noted that this growth is entirely due to the initial surge. When many of these new companies begin to struggle, they will likely leave the industry. As a result, over the five years to 2025, the number of companies is expected to decline at an annualized rate of 1.9%. However, the industry is unlikely to shift into a mature stage in the near future because industry companies are currently investing heavily in new technology. Over the 10 years to 2025, industry technology is expected to advance, contributing to further industry growth.

Products & Markets

Supply Chain

Key Buying Industries

1st Tier

Consumers in the US

Retail Trade in the US

Manufacturing in the US

2nd Tier

Healthcare and Social Assistance in the US

Key Selling Industries

1st Tier

Tractors & Agricultural Machinery Manufacturing in the US

Fertilizer Manufacturing in the US

Pesticide Manufacturing in the US

Products & Services


Products and Services Segmentation
Food products 17.0%
Hemp-based CBD 23.0%
Supplements 5.0%
Personal care products 22.0%
Consumer textiles 13.0%
Industrial applications 18.0%
Other 2.0%
2020 INDUSTRY REVENUE
$568.3m

For the following analysis, it is important to consider the effects of the COVID-19 outbreak on all product segments.

For example, since most product performance is tied to consumer spending, the current downturn is likely to cause industry revenue to decelerate and will affect the mix of product segments. As a result, nondiscretionary purchases may supersede the discretionary nature of industry products.

FOOD PRODUCTS

The primary food product made from hemp plants is hemp seeds.

While the leaves can also be consumed, they are not typically harvested for human consumption. Hemp seeds are considered a health food and are high in fat content, which can be consumed raw or roasted, but can also be pressed into an edible oil as well as into milk. Hemp grown for food products accounts for an estimated 17.0% of industry revenue in 2020.

HEMP-BASED CBD

Cannabidiol (CBD) is an oil produced from the leaves and stalks of the hemp plant.

It has many therapeutic and health benefits, and can even be prescribed by a medical doctor for patients who may react negatively to THC, the active chemical in medical marijuana. As a variety of cannabis, until 2018 it was illegal in the United States to grow hemp for CBD production, which was made legal via the 2018 Farm Bill. Overall, this is the industry's highest-margin segment and the industry's largest contributor to revenue. Overall, since 2018 this product segment has exhibited strong year-over-year growth that is expected to continue as CBD production and demand rise. Overall, this segment accounts for 23.0% of industry revenue in 2020.

SUPPLEMENTS

Hemp-based supplements include hemp oil as well as other dietary supplements which may be marketed in combination with other products.

Dietary supplements are used to give consumers added nutrition and are typically bought by health enthusiasts as well as physically active individuals. Overall, however, this product segment is minimal, accounting for an estimated 5.0% of industry revenue in 2020.

PERSONAL CARE PRODUCTS

Personal care products made from hemp and hemp oil include soaps, conditioners, acne scrubs, lib balms, styling gels, hand creams and many more.

Overall, as the therapeutic benefits of hemp and CBD are made more widely known, it is likely this product segment will exhibit a boost. This segment accounts for the second-largest product segment in the industry, accounting for an estimated 22.0% in 2020. Overall, this product segment has seen strong growth since 2018, due to the legalization of producing hemp for CBD. This product segment is expected to continue rising in line with the CBD product segment over the next five years.

CONSUMER TEXTILES

Hemp is one of the world's most renewable and strongest, woody fibrous plants.

Consumer textiles include hemp fabric, which can be used to make clothes as well as canvas, rope, shoes and even furniture. This product segment is estimated to account for 13.0% of industry revenue in 2020 and is expected to continue growing over the next five years.

INDUSTRIAL APPLICATIONS

Industrial applications for hemp include the production of hemp paper products and sanitary items, as well as biodegradable plastics.

Overall, the versatility and fast-growing cycle of hemp has the potential to disrupt traditional paper and paper product industries that rely on wood pulp, the production of which has been tumultuous due to poor trade with China and the outbreak of COVID-19. Overall, this segment is expected to account 18.0% of industry revenue in 2020. This segment is expected to increase over the next five years, as environmentally friendly production practices are expected to rise in consumer popularity.

Major Markets


Major Market Segmentation
Processing markets
40.7%
Specialty Retailers
24.4%
Direct to consumer
15.8%
Pharmaceutical markets
12.5%
Other
6.1%
Exports
0.5%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
2020 INDUSTRY REVENUE
$568.3m

With the following analysis, it is important to consider the influence of the outbreak of COVID-19.

While the economy is expected to downturn in 2020, the effects on this industry's core markets will likely be severe, since consumer spending is the primary driver of industry market activity through all outlet channels. Overall, as consumer spending declines, it is likely that industry product performance will also decline, causing downstream retailers and processors to reduce orders of industry product, effectively weakening industry in performance in line with a weakness in core market activity. Lastly, it is important to consider the discretionary nature of industry products, understanding that downstream market performance will likely weaken as consumer spending is trimmed and only non-discretionary purchases are made.

PROCESSING MARKETS

Processing markets take raw hemp and process it into industrial and consumer products such as textiles and soaps.

Processors account for the single largest market for industry products, accounting for 40.7% of industry revenue in 2020. This market's share is largely in line with the product share of associated products. Overall, this market has experienced strong increases since 2018 due to the legalization of growing industrial hemp via the 2018 Farm Bill.

PHARMACEUTICAL MARKETS

Pharmaceutical markets account for an estimated 12.5% share of industry revenue.

Operators in these markets will take raw hemp and manufacture CBD oil for use in medications. This market appears to have a disproportionate share of industry revenue when comparing this market segment to the CBD product segment. This is due to the high margin nature of CBD oil, which gives it an outsized portion of industry revenue in the context of major markets. This market segment is expected to increase over the next five years.

SPECIALTY RETAILERS

Hemp sold to specialty retailers including smoke shops is expected to account for a combined 24.4% of industry revenue in 2020.

Hemp products sold via specialty retailers include CBD oil and products, consumer care products as well as industrial products. It should be noted that this market channel does not include legal marijuana dispensaries, which often sell hemp products as well.

DIRECT TO CONSUMER

Direct to consumer sales are expected to account for an estimated 15.8% of industry revenue in 2020.

Overall, this market segment represents the sale of industry products directly to downstream consumers, usually carried out through the internet and ecommerce. Overall, this product segment is expected to rise over the five years to 2025.

EXPORTS

Industry exports are expected to account for a slim share of industry revenue, accounting for just 0.5% of revenue in 2020.

Export market conditions are often subject to swings in currency fluctuation, but industry exports are quite low for this industry due to the legality of exporting hemp that contains greater than 0.3% THC, the active and illegal ingredient in marijuana. Due to a dearth of testing facilities, industry exports have hit a bottleneck in recent years.

OTHER

Other markets including healthcare practitioners, legal marijuana dispensaries and mass merchandizers are expected to account for the remainder of industry revenue, a combined 6.1% of industry revenue in 2020.

These smaller markets are often prone to fluctuation, and are expected to continue doing so over the next five years.

International Trade

Exports in this industry are Low and Increasing

Imports in this industry are Medium and Increasing

Trade has historically been an important part of the Industrial Hemp Production industry because until recently it has been extremely difficult for downstream markets to acquire a stable supply of hemp domestically. Before hemp production was legalized in the 2018 Farm Bill, most hemp processors had to rely on imports for their hemp needs. Other countries have not had the same strict regulation of hemp that the US has had, and therefore, these countries have been able to meet a significant portion of domestic demand. Canada legalized the cultivation of industrial hemp in 1998, and with its well-established industry, Canada accounts for more than 80.0% of imported hemp. However, since the US legalized industrial hemp production, foreign hemp producers have experienced greater competition in the United States. While strong demand for hemp-based products such as cannabidiol (CBD) has facilitated the value of imports to rise at an expected annualized rate of 4.5% over the past five years, imports have declined as a share of domestic demand. In 2020, imports are expected to account for 15.8% of domestic demand, down significantly from 94.8% in 2015.


Industry Trade Balance
40
0
-40
-80
-120
-160
Revenue ($m)
12 14 16 18 20 22 24
Year
Exports
Imports
Balance
Industrial Hemp Production
Source: IBISWorld

However, while hemp legalization has enabled the United States to meet a greater share of its own domestic demand, industry exports have stayed minimal. The US industry is not yet able to compete with other countries that have more-established hemp production industries. As a result, while the value of exports is expected to grow an annualized 49.2% over the five years to 2020, exports are only expected to account for 0.5% of industry revenue.


Exports
39.8% Other
32.9% United Kingdom
27.3% Canada
2020 EXPORTS
$2.6m
Industrial Hemp Production
Source: IBISWorld


Imports
80.8% Canada
9.2% Romania
4.7% Other
4.5% China
Lithuania
2020 IMPORTS
$106.4m
Industrial Hemp Production
Source: IBISWorld

Business Locations

Business Concentration in the United States


WA
OR
ID
MT
WY
ND
SD
NE
MN
WI
MI
IA
IL
IN
OH
PA
NY
VT
ME
NH
MA
CT
RI
NJ
MD
DC
DE
NV
UT
CO
KS
MO
KY
WV
VA
CA
AZ
NM
OK
AR
TN
NC
SC
MS
AL
GA
TX
LA
FL
AK
HI
Percentage of Acres planted (%)
0
18
36
54

Industrial Hemp Production
Source: IBISWorld

The following breakdown of Industrial Hemp Production industry business locations is based on the acres of hemp grown per state. As a general rule of thumb, hemp is considered an oil crop, but also is similar to hops. Therefore, hemp growing conditions are ideal in the Pacific North West and Rocky Mountains, with high heat during the summer months and lots of precipitation and humidity. As a result, states such as Colorado, Montana, and Oregon dominate this industry, accounting for a combined 65.8% of industry acres planted in 2020. This is roughly similar to the nation's industrial hops production, which primarily occurs in just three states, Washington, Oregon and Idaho. Moreover, this is roughly in line with oil crop production which is concentrated in Montana and the Dakotas. Surprisingly, California, the nation's agricultural powerhouse has reported zero acres of hemp planted in 2020, likely a result of the state's Department of Agriculture not yet launching a hemp program.

Other colder regions do not provide the same growing conditions and as a result, regions such as New England report very little activity, with Vermont accounting for just 0.2% if total acres planted.

Distribution of Acres Planted vs Population


Percentage
0
20
40
60
80
Great Lakes
Mid Atlantic
New England
Plains
Rocky Mountains
Acres Planted
Population

Industrial Hemp Production
Source: IBISWorld

Competitive Landscape

Market Share Concentration

Concentration in this industry is Low

The Industrial Hemp Production industry exhibits a low level of market share concentration, much like the majority of the Agriculture Sector in the United States. No major player exhibited has recorded a market share greater than 5.0% of industry revenue. This is due to the fact that since 2018, this industry has become extremely saturated, with both the number of operators and total acres planted soaring since then, which has diluted individual operators' market share. Moreover, due to such a strong increase in acreage, most major players have discussed their need to continue expanding acreage to remain competitive, which drives the unit of revenue per acre down, limiting industry player returns. This is not expected to change or shift drastically over the next five years; however, it is worth noting that the downstream CBD processing industry is highly concentrated, oftentimes with vertically integrated industry players consuming 100.0% of their own hemp production in internal operations. Revenue earned from CBD processing is not included in this industry.

Key Success Factors

IBISWorld identifies 250 Key Success Factors for a business. The most important for this industry are:

Use of high volume/low margin strategy:
Industry operators have reported a need to expand planted acres to remain price competitive.

Ability to control stock on hand:
Industry operators must exercise supply chain and inventory management, ensuring harvests do not sit in warehouses and spoil.

Effective product promotion:
Since all hemp is essentially substitutable, industry operators must work to differentiate their cultivars from those of competitors.

Must comply with government regulations:
Industry farmers must comply with federal guidelines regarding the percent content of THC, the active chemical in marijuana, in their hemp harvest. Shipments of over 0.3% THC are considered illegal.

Cost Structure Benchmarks

Profit

Despite high expectations, the Industrial Hemp Production industry generates relatively low profit. In 2020, for the average hemp farm, profit, measured as earnings before interest and taxes, is expected to account for 5.8% of revenue. While this marks an increase from 2015 when profit accounted for 5.1% of industry revenue, prior to 2015 profit was typically in the double-digits. When hemp began being legally produced on a wide scale new companies rapidly entered the industry. As production volumes skyrocketed, markets suddenly experienced an unprecedented surplus, causing hemp prices to fall drastically. Additionally, many new companies entered the industry expected to generate high profit, but did not expect the high operating costs of the industry. However, over the next five years as markets and companies adjust to the size of the new industry, profit is likely to rise.

Profit as a Share of Revenue 2015-2020


12.5%
10.0%
7.5%
5.0%
2.5%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Wages

Labor represents the largest cost for the Industrial Hemp Production industry. As the industry is still new, many farms do not yet have the equipment necessary for proper automated hemp planting and harvesting, so a significant portion of work must be done by hand. Additionally, many types of hemp need to be planted as seedlings, so cultivating and planting cannot yet be done by machines. For this reason, labor costs are significantly higher for hemp growing than for most other similar crops. In 2020, wages are expected to account for 48.8% of industry revenue. However, over the next five years, labor costs are expected to fall as the industry becomes more well established and industry operators find ways of automating production.


Wages as a Share of Revenue 2015-2020
50.0%
47.5%
45.0%
42.5%
40.0%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Purchases

While the Industrial Hemp Production industry is a relatively labor intense industry, industry farms incur moderate purchase costs. Hemp seeds are the most significant purchase cost for industry farms, as hemp seeds are less common and more expensive than seeds for other similar crops. Additionally, many companies enter the industry with the intention of selling hemp for cannabidiol (CBD). Only female hemp plants can produce CBD oil and finding female hemp seeds can raise costs for hemp farms. In 2020, purchase costs are expected to account for 19.7% of industry revenue.


Purchases as a Share of Revenue 2015-2020
26.0%
24.0%
22.0%
20.0%
18.0%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Marketing

Advertising and marketing represent low costs for hemp growers, as many farms work directly with downstream processors. In 2020, advertising is only expected to account for 0.2% of industry revenue.


Marketing as a Share of Revenue 2015-2020
1.0%
0.8%
0.5%
0.3%
0.0%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Depreciation

The Industrial Hemp Production industry has moderate-to-high depreciation costs, due to the industry's high initial capital costs. New companies in the industry have had to invest significantly in new equipment for harvesting and planting. This equipment has not yet been widely produced due to the relatively youth of the industry, so prices are still high. As a result, in 2020, depreciation is expected to account for 8.9% of industry revenue. These costs are likely to fall slightly over the next five years as industry equipment becomes more widely available.


Depreciation as a Share of Revenue 2015-2020
11.2%
9.6%
8.0%
6.4%
4.8%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Rent

Rent represents a moderate cost for the Industrial Hemp Production industry because this cost includes the cost of the land on which hemp is grown. In 2020, rent is expected to account for 5.9% of industry revenue.

Rent as a Share of Revenue 2015-2020


7.2%
6.8%
6.4%
6.0%
5.6%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Utilities

Like most industries in the Agriculture sector, the Industrial Hemp Production industry has moderate utility costs. This includes the cost of water for irrigation, which can be significant for hemp production. In 2020, utilities are expected to account for 4.7% of industry revenue.

Utilities as a Share of Revenue 2015-2020


6.0%
5.6%
5.2%
4.8%
4.4%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Other Costs

Other costs for the Industrial Hemp Production industry include legal fees, administrative costs, insurance and licensing fees.

Other Costs as a Share of Revenue 2015-2020


7.0%
6.5%
6.0%
5.5%
5.0%
15
16
17
18
19
20
Year
Industrial Hemp Production
Source: IBISWorld

Basis of Competition

Competition in this industry is △ High and the trend is Increasing

INTERNAL COMPETITION

The Industrial Hemp Production industry experiences a high degree of internal competition in the form of price competition.

Overall, the total number of industry farms and acres planted has skyrocketed in recent years, causing competitive conditions to heat up. Due to the fact that the majority of industry players are small farms, most industry operators lack the effective scale economies and pricing power to currently set prices to downstream purchasers. Since most hemp is essentially substitutable, industry operators must either sell at more favorable prices, in a race to the bottom, or differentiate their cultivars, thus warranting the higher price. Internal competition has risen in recent years with such a strong influx in industry participation.

EXTERNAL COMPETITION

This industry experiences external competition in the form of imports and from other industries such as those cultivating medical marijuana.

Imported hemp accounts for nearly 16.0% of domestic demand, and due to current currency conditions, has a slight price advantage over domestically produced hemp. Therefore, hemp produced in other nations represents a source of external competition, though this factor may be declining as a competitive threat due to the surge in domestic production and the anticipated weakening of the dollar, preventing the increased reliance on imports.

Furthermore, industry operators compete with other producers of textiles, such as cotton and other fibers. This point of contention is typically determined by price, so industry external competition is lessened when the price point of other textile fibers rises above that of hemp. Overall, hemp's use in other consumer goods also competes with the production of traditional soaps and facial products, as well as creams and oils.

Lastly, this industry experiences a strong degree of external competition via the recreational and medical marijuana industry. CBD can be produced from cannabis cultivars such as hemp and marijuana, therefore this industry's highest margin and most prevalent product segment competes with the CBD products produced by the medical and recreational marijuana industries. Overall, sales of CBD made from marijuana is not considered industry relevant and represents a source of external competition.

Barriers to Entry

Barriers to Entry in this industry are Medium and the trend is Steady

The Industrial Hemp Production industry exhibits moderate barriers to entry with regard to the fact that not every state has launched a hemp program via their state Department of Agriculture. As a result, prior to entering into the industry, would be operators must acquire a license to grow hemp. Each participating state only distributes a limited number of licenses per year. Moreover, some states, such as North Carolina, have slowed down distributing licenses, so barriers have remained elevated as a whole.

Another important consideration for industry operators to make prior to entering into the industry is I regard to the capital outlays necessary to start a hemp farm. Though the average farm is small, similar industries such as the Hops Farming Industry (IBISWorld report OD6150) require a significant amount of capital to begin operation, with large expense on land and machinery necessary.

However, it is also important to consider that it is relatively easy for existing farmers to apply for a hemp growing license and simply rotate crops. This has been a rising practice in most agricultural industries, whereby farmers will switch to more profitable crops, the only thing holding them back in this case being the need for a license. therefore, industry barriers to entry are considered moderate.

Barriers to Entry Checklist

Competition	High
Concentration	Low
Life Cycle Stage	Growth
Technology Change	Low
Regulation & Policy	Heavy
Industry Assistance	Medium

Industry Globalization

Globalization in this industry is Medium and the trend is Increasing

The Industrial Hemp Production industry exhibits a moderate and rising level of globalization. First, industry imports are expected to account for slightly less than 20.0% of domestic demand in 2020. Industry exports, while a small share of industry revenue, are rising at a rapid clip, which serves to increase this industry's level of globalization.

Moreover, there is a moderate degree of foreign ownership in the United States, with many Canadian companies operating in the United states, with strong cross border trade between the United States and Canada, due to Canada's sweeping deregulation of the recreational and medical marijuana industries. As the medical and recreation marijuana industries in Canada stabilize, it is likely they will continue expanding into hemp production, in Canada and in the United States.

Lastly, there is a degree of foreign investment among industry operators, with Canadian packaging and tobacco companies entering into joint ventures with industry major players. Overall, globalization for this industry is moderate and expected to rise over the next five years.

However, it should be noted that due to a pullback in economic and export activity as a result of the COVID-19 outbreak in 2020, this industry's level of globalization growth could stall out, depending on how severe the virus' effects are on international and domestic supply chains.


Trade Globalization 2020
EXPORT
GLOBAL
LOCAL
Industrial Hemp Production
IMPORT
Exports/Revenue
Imports/Domestic Demand
120
100
80
60
40
20
0
0
25
50
75
100
Industrial Hemp Production
Source: IBISWorld

Major Companies

There are no major players in this industry

Other Companies

The following is an analysis of some of the industry's top hemp producers. It should be noted that most industry players are small, single farms, whereas most of the companies featured are vertically integrated hemp product producers, who consume their own hemp production during internal operations.

Blue Forest Farms

Blue Forest Farms is a 1,000-acre hemp farm headquartered in Longmont, Colorado. The company's main line of business is CBD production as well as the offerings of hemp flower, seeds and extracts. Though the company's processing operations are not considered relevant, the company does note that nearly 100.0% of hemp production is used for internal operations. Though the company is private and does not release financial information, it is expected that Blue Forest Farms will earn an estimated $2.0 million from the sale of hemp in 2020.

Charlotte's Web

Charlotte's Web is a vertically integrated producer of hemp and hemp products such as CBD, based in Boulder, CO. Besides the provision of hemp and raw hemp, the company is a processor of CBD oil, as well as a producer of edible hemp products such as hemp seed. The company is publicly traded, but not on the New York Stock Exchange, and therefore the company's financial filings are non-USGAAP. Overall, the company's processing operations ae not considered industry relevant. Charlotte's Web is expected to earn an estimated $1.7 million in industry-specific revenue in 2020.

Colorado Cultivars

Colorado Cultivars is a 3,500-acre hemp farm located in Eaton, Colorado. The company is a sustainable hemp producer and wholesaler, operating farms all across the state of Colorado. In addition to raw and industrial hemp, the company is also a producer of hemp protein items, hemp seed oil and CBD. The production of these products is not considered industry relevant. Though the company is private and does not release financial information, it is expected that Colorado Cultivars will earn an estimated $7.0 million from the sale of hemp in 2020.

Hemp Inc.

Hemp Inc. is a vertically integrated industrial hemp producer and hemp product manufacturer based in Las Vegas. Products range from CBD oil, to edible hemp products such as see. Overall, the company has been aggressively expanding acres planted to remain competitive. However, it is important to recall that Hemp Inc. uses a contract growing structure, and thus only owns about 3,000 acres of industrial hemp, via its wholly owned subsidiary Industrial Hemp Manufacturing LLC. Therefore, calculations for Hemp Inc. are based on owned-and-operated acreage, not total acres sourced. Overall, Hemp Inc. is expected to earn an estimated $6.0 million from the internal sale of hemp in 2020.

Operating Conditions


Costs of Growth: Targeting Capital vs. Labor
INCREASING SHARE OF ECONOMY
Industrial Hemp Production
LABOR INTENSIVE
CAPITAL INTENSIVE
NEW AGE ECONOMY
INVESTMENT ECONOMY
TRADITIONAL SERVICE ECONOMY
OLD ECONOMY
DECLINING SHARE OF ECONOMY
Industrial Hemp Production
Source: IBISWorld

Capital Intensity

The level of capital intensity is Medium

The Industrial Hemp Production industry has a moderate level of capital intensity, with high labor and capital costs. In 2020, for every dollar spent on labor, an estimated $0.18 is expected to be spent on capital. As is the case in much of the Agriculture Sector, entering into the Industrial Hemp Production industry requires significant capital investment. In theory, it is more profitable to grow hemp than most other crops because hemp prices are much higher than prices for similar crops such as cotton or oilseeds. However, the cost of growing hemp can be greater than that of growing similar crops, and many new farms have struggled to turn a profit given these higher start-up and operating costs. Most significantly, hemp growing requires more labor than most other crops because handled and monitored carefully. As a result, in 2020, labor is expected to account for 48.8% of industry revenue. However, the industry also requires harvesting and irrigation equipment that can create significant capital costs for new industry operators. In 2020, depreciation is expected to account for 8.9% of industry revenue. Over the next five years, capital intensity is expected to rise as the industry becomes more well established and companies find ways to use technology more and reduce labor costs.


Capital Intensity Ratios
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
0 0.1 0.2 0.3 0.4 0.5
Industry Capital Intensity Ratios ($)
2020
0 0.1 0.2 0.3 0.4 0.5
Capital Intensity Ratios ($)
Economy
Sector
Industry
Industrial Hemp Production
Source: IBISWorld

Technology & Systems

Potential Disruptive Innovation: Factors Driving Threat of Change

The Industrial Hemp Production industry does not experience a significant degree of technological disruption in the regard that there are no breaking technological developments which can supply downstream consumers with more help outside of industry channels.

Due to the licensure requirements of this industry, legal hemp cannot be grown in parallel industries and then brought to market, thus undercutting this industry. Essentially, all legal hemp must be grown by industry operators, otherwise it is considered marijuana by the Drug Enforcement Agency and subject to destruction, civil fines and penalties. While there are breaking technological developments, which may increase hemp production, this is essentially an efficiency which can be leveraged internally by industry operators to increase production and drive down costs, making technological advancement a boon for this industry. Overall, there are no other outlet channels for industry products due to the legal regime and as a result this industry contends with little to no degree of technological disruption.

The level of technology change is Low

The Industrial Hemp Production industry does not exhibit a high degree of technological change, much like the majority of the agriculture sector.

Overall, cultivation of hemp plants must begin in a greenhouse, with germination occurring indoors and sprouted plants being put into the field by hand. Since this industry is primarily labor intensive there is not much technology that can be used to increase industry operational efficiencies. Overall harvesting must also be conducted by hand to preserve the integrity of the plant's structure, depending on what its end use is for.

However, there have been some technological advents, with the company Cannabis Farm having developed the MultiCombine HC 3400, which is able to harvest specific portions of the plant, though this technology is still new and is not widespread in the industry. Overall, industry technology may continue to advance over the next five years, depending on adoption rates and price of equipment.

Revenue Volatility

The level of volatility is Very High

Volatility vs. Growth


HAZARDOUS
ROLLER COASTER
STAGNANT
BLUE CHIP
Revenue Volatility (%)
Annualized Revenue Growth

Industrial Hemp Production
Source: IBISWorld

As a nearly brand-new industry, the Industrial Hemp Production industry has had an extremely high level of revenue volatility over the five years to 2020.

With few exceptions, until 2018 hemp farming was illegal in the US. When the 2018 Farm Bill legalized hemp growing on a national scale, the industry exploded with new companies hoping to take advantage of the crop's promised high profit. As a result, in 2018 revenue grew 273.8% and in 2019 revenue increased an additional 350.5%. However, revenue growth is expected to slow significantly in 2020 as the rush of new farms is likely to cause hemp prices to plummet. Additionally, hemp is still required to be tested by a Drug Enforcement Agency (DEA) laboratory before it can be sent to market, so many farms are struggling to quickly sell their hemp. With these astronomical growth rates followed by a sudden halt to industry growth, revenue volatility has been very high. However, over the next five years, volatility will be significantly lower as the industry settles out and prices and supply begin to stabilize.

Regulation & Policy

The level of regulation is △ Heavy and the trend is Steady

Initial provisions within the 2014 Farm Bill permitted the industrial hemp pilot program, which began the limited growing of hemp in the United States for industrial purposes.

With the expiration of the 2014 Farm Bill and the signing into law of the 2018 Farm Bill, industrialized hemp production became legal with state Departments of Agriculture issuing licenses to grow industrial hemp. However, there are numerous regulations surrounding the production, content and disposal of illegal hemp.

First, industrial hemp must be tested for tetrahydrocannabidinol (THC) content before it can be brought to market. Overall, the growing, selling and transportation of hemp that contains greater than 0.3% THC in the United States is illegal, as this violates Drug Enforcement Agency rules, surrounding the schedule one nature of marijuana. However, it should be noted here that a lack of testing capacity has caused a bottleneck in industry supply being brought to market, effectively flooding the current market and driving hemp returns down. Moreover, a lack of state consensus on testing methodology has not made this issue clearer to industry farmers. Currently, farmers must submit to a test 15 days prior to harvest, but this has caused some confusion as a result of a backlog in testing services. This is an issue also due to the fact that a plant tested today may mature in 15 days' time, thus causing THC levels to spike above legal levels, potentially after a test has been conducted. Overall, there is some legal wiggle room with farmers who accidently produce hemp with greater than 0.3% THC content so long as all reasonable steps were taken to try to avoid this. However, negligent farmers are not subject to civil penalties, though they will be ineligible to grow hemp for five years.

Unfortunately, farmers who produce hemp with greater than 0.3% THC have effectively produced illegal marijuana, due to the DEA's rules surrounding schedule one narcotics. Therefore, farmers who produce this crop will be disallowed from bringing to market and it must be collected and destroyed by a qualified member of the DEA. Currently, the United States Department of Agriculture does not have a disposal plan, and defers to the DEA.

Interstate commerce is also a regulatory challenge for this industry due to the fact that not every state in the nation has launched a hemp pilot program, therefore making it illegal to transport hemp from legal states across state lines into states where hemp production is still illegal. Overall, the USDA has ruled that states have the right to enforce laws regulating the production and sale of hemp within their own borders, but law enforcement is not empowered to restrict the transportation of hemp within its borders.

Additionally, due to the uncertainty surrounding hemp in some states, banks and financial institutions have been hesitant to finance industry operators, however there has been some headway in the regard with the passage of the SAFE Banking Act, though financial instructions remain wary, waiting for the industry to develop its own procedures for deposits from hemp producers. This legality is still in flux.

Lastly, hemp farmers are subject to a federal background check, with those who have committed felonies being ineligible for a hemp growing license for 10 years. Moreover, any key stake holder in the hemp growing operation is also subject to a background check, though these rules do not apply to field workers and shift managers.

Industry Assistance

The level of industry assistance is Medium and the trend is Steady

The 2018 Farm Bill authorizes hemp as a covered crop via the Federal Crop Insurance Program.

Unfoundedly, hemp in 2019 was not eligible for insurance that crop year, but revisions in legal memos via the Disaster Relief Act signed in 2020 have forced the Federal Crop Insurance Corporation to cover hemp losses for the 2020 growing season.

In the 2020 growing season, crop insurance is available for hemp grown as fiber, flower or seeds. To be eligible for this program a farmer must verify acreage and areas in which hemp is grown. Moreover, a farmer is required to have a contract of sale put in place before being able to purchase crop insurance. Crop insurance for hemp plants crossing the 0.3% THC threshold are ineligible for crop insurance and not covered.

Lastly, this industry is also aided by advocacy groups and trade associations that serve to educate the public, advocate industry interests and increase industry operating efficiency.

Key Statistics

Industry Data

Year	Revenue ($m)	IVA ($m)	Establishments (Units)	Enterprises (Units)	Employment (Units)	Exports ($m)	Imports ($m)	Wages ($m)	Domestic Demand ($m)	Per capita disposable income ($)
2011	1.30	0.80	33.0	32.0	132	0.10	7.20	0.50	8.40	38,780
2012	1.30	0.90	32.0	32.0	132	0.10	23.5	0.50	24.7	39,784
2013	1.50	1.00	36.0	36.0	148	0.10	41.8	0.60	43.2	39,004
2014	2.00	1.20	56.0	55.0	232	0.20	47.4	0.80	49.2	40,310
2015	5.00	2.80	146	145	595	0.30	85.4	2.10	90.1	41,670
2016	12.2	7.30	357	357	1,434	0.50	74.8	5.20	86.5	42,108
2017	32.1	20.0	952	950	3,619	3.30	71.8	13.8	101	43,056
2018	120	69.7	2,895	2,276	8,200	1.10	82.8	55.5	202	44,521
2019	541	351	10,556	8,440	28,732	0.50	90.8	268	631	45,581
2020	568	361	10,535	8,380	29,638	2.60	106	277	672	46,426
2021	602	378	10,445	8,272	30,629	3.10	120	288	719	47,218
2022	630	389	10,299	8,124	31,043	4.30	130	294	756	47,999
2023	654	398	10,121	7,954	31,298	6.00	141	298	789	48,830
2024	676	406	9,927	7,787	31,558	8.60	145	302	813	49,708
2025	701	418	9,750	7,621	31,895	12.7	152	307	840	50,665

Annual Change

Year	Revenue (%)	IVA (%)	Establishments (%)	Enterprises (%)	Employment (%)	Exports (%)	Imports (%)	Wages (%)	Domestic Demand (%)	Per capita disposable income (%)
2011	-35.0	-42.9	-35.3	-37.3	-36.8	-50.0	4.34	-37.5	-3.45	1.61
2012	0.00	12.5	-3.04	0.00	0.00	0.00	226	0.00	194	2.58
2013	15.4	11.1	12.5	12.5	12.1	0.00	77.9	20.0	74.9	-1.97
2014	33.3	20.0	55.6	52.8	56.8	100.0	13.4	33.3	13.9	3.34
2015	150	133	161	164	156	50.0	80.2	162	83.1	3.37
2016	144	161	145	146	141	66.7	-12.4	148	-4.00	1.05
2017	163	174	167	166	152	560	-4.02	165	16.3	2.25
2018	274	248	204	140	127	-66.7	15.3	302	100	3.40
2019	350	404	265	271	250	-54.6	9.66	383	213	2.38
2020	5.12	2.61	-0.20	-0.72	3.15	420	17.2	3.54	6.53	1.85
2021	6.00	4.93	-0.86	-1.29	3.34	19.2	12.8	3.85	7.02	1.70
2022	4.63	2.80	-1.40	-1.79	1.35	38.7	8.33	2.01	5.10	1.65
2023	3.80	2.31	-1.73	-2.10	0.82	39.5	8.38	1.42	4.39	1.73
2024	3.31	1.98	-1.92	-2.10	0.83	43.3	3.19	1.30	2.99	1.79
2025	3.68	2.90	-1.79	-2.14	1.06	47.7	4.53	1.58	3.37	1.92

Key Ratios

Year	IVA/Revenue (%)	Imports/ Demand (%)	Exports/ Revenue (%)	Revenue per Employee ($'000)	Wages/ Revenue (%)	Employees per estab. (Units)	Average Wage ($)
2011	61.5	85.7	7.69	9.85	38.5	4.00	3,788
2012	69.2	95.1	7.69	9.85	38.5	4.12	3,788
2013	66.7	96.8	6.67	10.1	40.0	4.11	4,054
2014	60.0	96.3	10.0	8.62	40.0	4.14	3,448
2015	56.0	94.8	6.00	8.40	42.0	4.08	3,529
2016	59.8	86.5	4.10	8.51	42.6	4.02	3,626
2017	62.3	71.4	10.3	8.87	43.0	3.80	3,813
2018	58.1	41.1	0.92	14.6	46.2	2.83	6,768
2019	65.0	14.4	0.09	18.8	49.5	2.72	9,321
2020	63.5	15.8	0.46	19.2	48.8	2.81	9,356
2021	62.8	16.7	0.51	19.7	47.8	2.93	9,403
2022	61.7	17.2	0.68	20.3	46.6	3.01	9,464
2023	60.8	17.9	0.92	20.9	45.5	3.09	9,521
2024	60.0	17.9	1.27	21.4	44.7	3.18	9,567
2025	59.6	18.1	1.81	22.0	43.8	3.27	9,616

Industry Financial Ratios

None available.

Additional Resources

Additional Resources

Farm Bureau, summary of USDA hemp regulations
http://www.fb.org/market-intel/usda-releases-long-awaited-industrial-hemp-regulations

Vote Hemp – advocacy/ education
http://www.votehemp.com/

USDA Hemp Pilot program
http://www.usda.gov/topics/hemp

Industry Jargon

CANNABIDIOL (CBD)
A compound found in cannabis flowers

CANNABIS
A flowering plant known as hemp

INDUSTRIAL HEMP
A cannabis plant containing less than 0.3% THC by dry weight

TETRAHYDROCANNABINOL (THC)
The psychoactive chemical found in marijuana

Glossary

BARRIERS TO ENTRY
High barriers to entry mean that new companies struggle to enter an industry, while low barriers mean it is easy for new companies to enter an industry.

CAPITAL INTENSITY
Compares the amount of money spent on capital (plant, machinery and equipment) with that spent on labor. IBISWorld uses the ratio of depreciation to wages as a proxy for capital intensity. High capital intensity is more than $0.333 of capital to $1 of labor; medium is $0.125 to $0.333 of capital to $1 of labor; low is less than $0.125 of capital for every $1 of labor.

CONSTANT PRICES
The dollar figures in the Key Statistics table, including forecasts, are adjusted for inflation using the current year (i.e. year published) as the base year. This removes the impact of changes in the purchasing power of the dollar, leaving only the "real" growth or decline in industry metrics. The inflation adjustments in IBISWorld's reports are made using the US Bureau of Economic Analysis' implicit GDP price deflator.

DOMESTIC DEMAND
Spending on industry goods and services within the United States, regardless of their country of origin. It is derived by adding imports to industry revenue, and then subtracting exports.

EMPLOYMENT
The number of permanent, part-time, temporary and seasonal employees, working proprietors, partners, managers and executives within the industry.

ENTERPRISE
A division that is separately managed and keeps management accounts. Each enterprise consists of one or more establishments that are under common ownership or control.

ESTABLISHMENT
The smallest type of accounting unit within an enterprise, an establishment is a single physical location where business is conducted or where services or industrial operations are performed. Multiple establishments under common control make up an enterprise.

EXPORTS
Total value of industry goods and services sold by US companies to customers abroad.

IMPORTS
Total value of industry goods and services brought in from foreign countries to be sold in the United States.

INDUSTRY CONCENTRATION
An indicator of the dominance of the top four players in an industry. Concentration is considered high if the top players account for more than 70% of industry revenue. Medium is 40% to 70% of industry revenue. Low is less than 40%.

INDUSTRY REVENUE

The total sales of industry goods and services (exclusive of excise and sales tax); subsidies on production; all other operating income from outside the firm (such as commission income, repair and service income, and rent, leasing and hiring income); and capital work done by rental or lease. Receipts from interest royalties, dividends and the sale of fixed tangible assets are excluded.

INDUSTRY VALUE ADDED (IVA)

The market value of goods and services produced by the industry minus the cost of goods and services used in production. IVA is also described as the industry's contribution to GDP, or profit plus wages and depreciation.

INTERNATIONAL TRADE

The level of international trade is determined by ratios of exports to revenue and imports to domestic demand. For exports/revenue: low is less than 5%, medium is 5% to 20%, and high is more than 20%. Imports/domestic demand: low is less than 5%, medium is 5% to 35%, and high is more than 35%.

LIFE CYCLE

All industries go through periods of growth, maturity and decline. IBISWorld determines an industry's life cycle by considering its growth rate (measured by IVA) compared with GDP; the growth rate of the number of establishments; the amount of change the industry's products are undergoing; the rate of technological change; and the level of customer acceptance of industry products and services.

NONEMPLOYING ESTABLISHMENT

Businesses with no paid employment or payroll, also known as nonemployers. These are mostly set up by self-employed individuals.

PROFIT

IBISWorld uses earnings before interest and tax (EBIT) as an indicator of a company's profitability. It is calculated as revenue minus expenses, excluding interest and tax.

REGIONS

West | CA, NV, OR, WA, HI, AK
Great Lakes | OH, IN, IL, WI, MI
Mid-Atlantic | NY, NJ, PA, DE, MD
New England | ME, NH, VT, MA, CT, RI
Plains | MN, IA, MO, KS, NE, SD, ND
Rocky Mountains | CO, UT, WY, ID, MT
Southeast | VA, WV, KY, TN, AR, LA, MS, AL, GA, FL, SC, NC
Southwest | OK, TX, NM, AZ

VOLATILITY

The level of volatility is determined by averaging the absolute change in revenue in each of the past five years. Volatility levels: very high is more than ±20%; high volatility is ±10% to ±20%; moderate volatility is ±3% to ±10%; and low volatility is less than ±3%.

WAGES

The gross total wages and salaries of all employees in the industry.

QUALIFICATIONS OF APPRAISER (s)

CURRICULUM VITAE
NOBLE R.TUCKER JR., MAI, SRA, AI-GRS
Phone Number 951-677-4888

Experience

Mr. Tucker is an independent fee appraiser (1984-2021). He has extensive experience in appraisal and consulting projects consisting of investment-quality office buildings, service stations, shopping centers, industrial planned communities, residential subdivisions, multi-family housing, single family homes, nursing homes, congregate care centers, special purpose properties, and vacant land throughout the Southwestern United States. Mr. Tucker is also an expert in the valuation of businesses.

Mr. Tucker has performed valuations on proposed, partially completed, renovated, and existing structures. Mr. Tucker has qualified as an expert witness before various judicial and quasi-judicial bodies and has testified in Superior Court, Bankruptcy Court, Federal Tax Court, and Municipal Court, on matters involving real estate in civil cases.

Mr. Tucker has been appraising for approximately 37 years on a full-time basis.

Previous Experience

Prior to working for Tucker Appraisal Service Corporation, Mr. Tucker was Chief Appraiser at Traditional Mortgage in Woodland Hills, California. Duties included overseeing major loan appraisals on apartments and high dollar single family residences (1984-1985).

From 1983-1985 Mr. Tucker was an independent fee appraiser working for firms such as Steve Smith and Associates in Canoga Park, Kennedy Appraisal Service in Los Angeles, Chua Bailey and Associates in Glendale, Southland Appraisal Services in Anaheim, Lenders Technology Service in Santa Ana, Lenders Service in Pittsburgh, and several other firms.

Prior to working the Real Estate Appraisal Profession Mr. Tucker was involved in the construction industry. From 1975 to 1980 duties included project management, sales, job-site supervision, and construction superintendent.

Professional Associations

S.R.A. Designated member of The Appraisal Institute

MAI Designated member of The Appraisal Institute

AI-GRS Designated member of The Appraisal Institute

<u>State Licenses/Certifications</u>

Certified General Real Estate Appraiser with the State of California. This allows Mr. Tucker to appraise any type of property (within his capabilities) within the State of California. License Number AG001532. Expires January 31, 2023.

Certified General Real Estate Appraiser with the State of Hawaii. This allows Mr. Tucker to appraise any type of property (within his capabilities) within the State of Hawaii License Number 1112. Expires December 31, 2021

Certified General Real Estate Appraiser with the State of Nevada. This allows Mr. Tucker to appraise any type of property (within his capabilities) within the State of Nevada License Number A.207493-CG Expires 05-31-2021

California Real Estate Broker with the State of California. No. 01240497

Valuation of Conservation Easement - 2008 completed the Educational Requirements for this Certificate Program and I am listed on the Appraisal Institute's Web site - www.theappraisalinsitute.org

Litigation Certificate of Completion - 2010 completed three courses and passed the necessary requirements for this Certificate Program and I am listed on the Appraisal Institute's Web site - www.theappraisalinsitute.org

<u>Education</u>

Western Illinois University, Board of Governors Bachelor of Arts Degree

<u>Court Experience/Expert Witness Testimony</u>

Mr. Tucker has testified as an expert witness numerous times over the past 26 years. He has testified in Superior Court, Bankruptcy court, Federal Tax Court, and testified at Fair Value hearings in Los Angeles County, Orange, Riverside, San Bernardino, and Ventura counties. Additionally, Mr. Tucker has been hired as an arbitrator to resolve real estate disputes between parties.

Appraisal Courses Successfully Completed -The Appraisal Institute

1) Capitalization Theory and Techniques Part A/Course 1ba
The Appraisal Institute-The Conference Center in San Diego (October 31 to November 09, 1991)
2) Capitalization Theory and Techniques Part B/Course 1bb
The Appraisal Institute-The Conference Center in San Diego (November 14, to November 23, 1991)
3) Principals of Income Property Appraising/Course 201
The Appraisal Institute-Glendale College of Law (April 09 to June 25, 1988)
4) Standards of Professional Practice part A/Course SPPA
The Appraisal Institute-San Diego Chapter(May 10 to May 11, 1991)
5) Standards of Professional Practice part b/Course SPPB
The Appraisal Institute-San Diego Chapter (May 17 to May 18, 1991)
6) Real Estate Appraisal Principles/Course 1a1
The Appraisal Institute-University of Southern California (January 04 to February 08, 1986)
7) Residential Valuation/Course 8-2
The Appraisal Institute-University of Southern California (June 16 to June 22, 1985)
8) Standards of Professional Practice/Course 2-3-Southern California Chapter (July 14 to July 17, 1985)The Appraisal Institute
9) Basic Valuation Procedures/Course 1a2
The Appraisal Institute-Biola University (August 01 to September 19, 1987)
10) Report Writing and Valuation Analysis Course 540
The Appraisal Institute-Orange County Chapter (September 01 through September 09, 1994)
11) Advanced Applications Course 550
The Appraisal Institute-Pepperdine University (November 5 through November 19, 1994)
12) Course 120-Basic Income Capitalization
The Appraisal Institute-University of San Diego June 08 through June 16, 1995)
13) Case Studies in Real Estate Valuation
The Appraisal Institute-Glendale College of Law (June 1-9 1984)
14) Standards of Professional Appraisal Practice Part A and B-University of San Diego (June 1996)
15) Advanced Income Approach-Southern California Chapter May-June 1997, Tustin, California
16) Highest and Best Use and Market Analysis, Course 520, Montrose California August 1997
17) Standards of Professional Practice Part C, Fountain Valley, California September 2000
18) Condemnation Appraising - Basic Principles & Applications University of Phoenix Gardena CA 05-2003

19) Condemnation Appraising - Advancted Topics & Applications University of Phoenix Gardena CA 05-2003
20) Business Practice & Ethics, Long Beach California March 2006
21) Litigation Appraising - Specialized Topics and Applications Arcadia CA March 2006
22) Conservation Easement valuation, Littlerock Arkansas December 2007
23) Yellowbook, The Appraisal Institute
24) Statistics and Graphs October 2009, Bakersfield, California
25) Using Spreadsheet Programs in Real Estate Appraisal, Bakersfield, California
26) Introduction to Business Valuation (BV 201), The American Society of Appraisers September 2009 Manhattan Beach, California
27) The Appraiser as an Expert Witness, The Appraisal Institute, Sacramento California February 2010
28) Small Hotel / Motel Valuation: Limited Service Lodging - The Appraisal Institute February 2012
29) Review Appraiser General – The Appraisal Institute, San Diego June 2014

Seminars Attended:

1) State License Preparation-Certified General Appraiser
2) State License Preparation-Certified Residential Appraiser
3) California OREA License Seminar (1996)
4) Demonstration Appraisal Report-Non Income Producing Property.
5) Demonstration Appraisal Report--Income Producing Properties.
6) Valuation of Leasehold Interests
7) HP 12/C Seminar
8) Easement Valuation
9) The Appraisers Complete Review Seminar
10) FHA Seminar
11) Legal Workshop
12) Business Valuation
13) Personal Property Valuation
14) The Comprehensive Appraisal Review Seminar
15) Appraisal Statistics
16) Valuation for Financial Reporting Purposes
17) Litigation Valuation
18) Preparing the expert witness
19) The Appraisal of Golf Courses

Workshops Attended

1) Valuing Impaired Properties
4) Regional Analysis

2) Fraud Workshop
3) Data Mining on the Internet
7) Estate Tax Webinar 2011

5) Easement Valuation
6) Valuation of Partial Interests
7) Valuation for Financial Reporting Purposes 2011

University Real Estate Courses Successfully Completed

1) Real Estate Foundation
2) Residential Appraisal
3) Selected Topics in Real Estate-Nursing Homes
4) Selected Topics in Real Estate-Gasoline Service Stations
5) Selected Topics in Real Estate-Residential Subdivisions
6) Selected Topics in Real Estate-R.V. Resorts
7) Contemporary Issues in Real Estate
8) Income Property Appraising
9) Advanced Real Estate Evaluation
10) Real Estate Law Portfolio
11) Land Development Regulations
12) Report Writing
13) Land Development Regulations
14) Computer Applications in Real Estate Analysis
15) Residential Property Development
16) Real Estate Property Management
17) Real Estate Finance
19) Narrative Report Writing
20) Understanding Commercial Real Estate
21) Survey Course

Certificate Programs Completed

1) Litigation Certificate of Completion, February 2010, The Appraisal Institute
2) Valuation of Conservation Easements, 2009, The Appraisal Institute, American Society of Appraisers

CLIENT LIST

Developers

Richmond American Homes
Kaufman and Broad
Brock Homes
Beazer Homes
Greystone Homes
Pardee Homes
Barclay Homes
Davidson Communities
Dix DevelopmentPresley CommunitiesWatt Homes
Forecast Homes
S and S ConstructionWilliam Lyon Company
Sierra PacificCentury 21 Construction
Ryland HomesBaldwin Company
Centex HomesCostain Homes
Griffin IndustriesMorrison Homes
Richland InterestsWarmington Homes
Continental HomesSunridge Developments
Fieldstone CompanyLewis Homes

McMillan HomesTaylor Woodrow

Government Agencies

Federal Deposit Insurance Corporation (FDIC)
Department of the Forestry
Ventura County School District
City of Perris
Federal Bureau of Investigation (FBI)
United States Navy
Riverside County Housing Authority
Economic Development Agency Riverside
San Diego Economic Development Agency
Bureau of Indian Affairs
Resolution Trust Corporation (RTC)
Mt. San Jacinto Junior College
City of Temecula
City of Murrieta
Internal Revenue Service (IRS)
United States Secret Service
Housing and Urban Development
Housing Authority Riverside County
Department of the Interior
U.S. Secret Service

Lenders

Bank of America

Bank United of Texas
Norwest Life Insurance
Wells Fargo BankCoast SavingsDowney Savings and Loan
First Pacific Bank
Highland Federal Bank
High Desert Bank
Guardian S&L
California Federal Bank
Life Savings BankNorthland FinancialLehman Brothers
Metropolitan Life Insurance Co.

Overland Bank
State Farm Insurance
Affinity Bank
Fleet Bank
Telesis Federal Credit Union
North Island Federal Credit Union
State Farm Insurance
Redlands Centennial Bank
American Sterling Bank

Southwest Community Bank8

Citycorp/CitiBankSanwa BankChase Manhattan Bank
GMACPrudential Insurance Co
American Savings BankSouthern California Bank

Rancho Bank
FNMAFHLMC
General BankG.E. Mortgage
Household FinanceImperial Bank

North American MortageNew York Life Insurance Company
North County BankRepublic National Bank
Wells Fargo BankPeoples Bank
Centennial BankSanwa Bank
Fleet BankGoleta National Bank
First Union (Pending)G.E. Capital
Anchor Capital CorporationABN Amro
Temecula Valley BankCanada Life Insurance
SimplicityFirst Security Thrift & Loan
Washington Mutual Bank8Mission Oaks National Bank
Landmark BankCIT Small Business Lending

Note: list of above lenders are clients we have completed appraisal work in the past. We do not represent that we are on their approved appraisers list. Some appraisal assignments have been submitted to lenders through wholesale departments or through brokers. Many of the clients above we have contracted directly with.

Attorneys

Law Offices of Brian C.Ostler, Sr.
Law offices of Timothy J. Miller
Palmeri, Tyler, Waldron
Law offices of Bocci and Hoffman
Law offices of Ito and Ito
Sachse,James,&Lopardo-Attorneys At Law
Coale, Dukes & Kirkpatrick
Law offices of Trujilo & Trujilo
Giarinelli & Finch
Law Offices of Rich Marshall
Law Office of William K. Sweeney
Rosenstein & Southwick, Attorneys at Law
Law offices of Briggs and Alexander
Law offices of Michael Wood
Law offices of Carol, Gilbert, & Bayshore
Law offices of Greg Erickson
Lamb & Baute
Albrecht & Albrecht
Law Offices of Dabney B. Finch
Anderson & Kriger
Law Office of Rebecca Gunn
Law Offices of McKinley & Capeloto

EXPERT WITNESS CASE LIST

- ☐ Zepede et al vs. Cal Trans Superior Court Riverside California 1990
- ☐ Kamal vs. Equillon Federal Court 2002
- ☐ Wesselyn vs. Cal Trans 1997 Orange County Superior Court 1997
- ☐ Rubin vs. City of Fontana 2004 San Bernardino Superior Court
- ☐ Grewal vs. Jones - Deposition 2005
- ☐ Saba vs. Murphy - Deposition 2008
- ☐ Saba vs. Murphy - Riverside Superior Court 2008
- ☐ Catrina P. Richardson v. Private Loan Funding Corp. And Daryl A. Hopkins and Amy C. Hopkins Case Number CIVSS703741 - January of 2009
- ☐ De Oro Properties LLC v. David Evans and Associates, Inc., et al. SBSC Case No. CIVRS 801728 - 2010
- ☐ Jimmy A. Espinoza v. Fidelity Family Holdings, LP., et al . SBSC Case No. CIVRS705657. (Lead Case) -2010
- ☐ Phillipi v. Ault, Deposition March 2011
- ☐ Phillipi v. Ault Riverside Superior Court 2011
- ☐ Devore v. Assil 2010 - Los Angeles Jams, Binding Arbitration
- ☐ Brenda LePagllia v. Michael LePaglia - Idaho Court 2008
- ☐ Simmonds v. Hudack August 2010 - Riverside Superior Court
- ☐ Security Service Federal Credit Union v. 22 Defendants - May 2011
- ☐ Dorn & Tipich vs. Tony Marquez Pool Company - February 2012

Please note that these are only a sample of some of the cases Mr. Tucker has testified in since 1990. Mr. Tucker has testified in approximately 40-50 trials, testified in mediation's approximately 10 times, been involved in arbitration approximately 20 times, and had his deposition taken approximately 50 times. This is only an estimate. My hourly rate is $250 per hour for depositions and for trials.

I am a member of the Real Estate Research Council at Cal Poly Pomona and a contributing member to the Real Estate Research Council's Real Estate and Construction Report which we publish each quarter. I have contributed to approximately 40 publications over the past 10 years.


Business, Consumer Services & Housing Agency

BUREAU OF REAL ESTATE APPRAISERS

REAL ESTATE APPRAISER LICENSE

Noble R. Tucker

has successfully met the requirements for a license as a residential and commercial real estate appraiser in the State of California and is, therefore, entitled to use the title:

"Certified General Real Estate Appraiser"

This license has been issued in accordance with the provisions of the Real Estate Appraisers' Licensing and Certification Law.

BREA APPRAISER IDENTIFICATION NUMBER: AG 001532

Effective Date: February 1, 2021

Date Expires: January 31, 2023

Loretta Dillon, Deputy Bureau Chief, BREA

3055952

COPY

THIS DOCUMENT CONTAINS A TRUE WATERMARK - HOLD UP TO LIGHT TO SEE "CHAIN LINK"

CURRICULUM VITAE
NOBLE WILLIAM TUCKER
Phone Number 951-677-4888

Real Estate Appraisal Experience

Mr. Tucker is an independent fee appraiser who recently obtained his trainee license with the State of California. Mr. Tucker is being supervised by Noble R. Tucker Jr., MAI, SRA, AI-GRS. Mr. Tucker has been doing appraisal work part time since 2016 and full time since 2017.

Previous Experience

Prior to working for Tucker Appraisal Service Corporation, Mr. Tucker was the Goalie Coach for Newman College in Delaware, a Division 3 School.

Mr. Tucker was the head Cross-fit Instructor at Riverfront in Wilmington Delaware from 2016 to 2017.

Mr. Tucker continues to instruct Crossfit in Temecula CA on a part time basis.

State Licenses/Certifications

Trainee Appraiser with the State of California. #3004502, Expiration Date May 2, 2019

Education

University of Delaware, Bachelor of Science in Sports Management

Appraisal Courses Completed

Residential Market Analysis and Highest & Best Use	The Appraisal Institute
General Appraiser Sales Comparison Approach	The Appraisal Institute
2014-2015 15 Hour National USPAP Equivalent Course	The Appraisal Institute
Residential Sales Comparison and Income Approach	The Appraisal Institute
Appraisal Statistics	The Appraisal Institute
Supervisor / Trainee Course	Real Estate Trainers
Residential Appraisal	The Appraisal Institute
Online Residential Report Writing and Case Studies	The Appraisal Institute
Online Basic Appraisal Principles	

Business, Consumer Services & Housing Agency

BUREAU OF REAL ESTATE APPRAISERS

REAL ESTATE APPRAISER LICENSE

Noble W. Tucker

has successfully met the requirements for a license as a residential real estate appraiser in the State of California and is, therefore, entitled to use the title:

"Trainee Real Estate Appraiser"

This license has been issued in accordance with the provisions of the Real Estate Appraisers' Licensing and Certification Law.

BREA APPRAISER IDENTIFICATION NUMBER: 3004502

Effective Date: May 3, 2019
Date Expires: May 2, 2021

Jim Martin, Bureau Chief, BREA

3045589